Exhibit 10.2

EXECUTION VERSION
TERM LOAN 1 CREDIT AGREEMENT
dated as of
March 17, 2010
among
INTERNATIONAL LEASE FINANCE CORPORATION, as Borrower,
ILFC IRELAND LIMITED and ILFC (BERMUDA) III, LTD., as Intermediate Lessees,
the lenders identified herein, as Lenders,
BANK OF AMERICA, N.A., as Administrative Agent,
BANK OF AMERICA, N.A., as Collateral Agent,
and
GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent

BANC OF AMERICA SECURITIES LLC
and
GOLDMAN SACHS LENDING PARTNERS LLC
as Joint Lead Arrangers

CUSIP No. 45974TAE3

SCHEDULES:
Schedule 1.01(a) – Material Agreements
Schedule 3.06 – Permitted Liens
Schedule 3.14 – Borrower Party Information
Schedule 3.17(a) – Pool Aircraft
Schedule 3.17(b) – Leases
Schedule 9.01 – Notices
EXHIBITS:
Exhibit A – Commitments and Applicable Percentages
Exhibit B – Form of Mortgage
Exhibit C – Form of Assignment and Assumption
Exhibit D – Form of Borrower Party Request and Assumption Agreement
Exhibit E-1A – Form of Opinion of Clifford Chance US LLP
Exhibit E-1B – Form of Opinion of In-House Counsel to the Borrower
Exhibit E-1C – Form of Opinion of A&L Goodbody
Exhibit E-2 – Form of Opinion of Daugherty, Fowler, Peregrin & Haught
Exhibit F – Form of Note
Exhibit G –Form of Administrative Questionnaire
Exhibit H – Form of Intercreditor Agreement
Exhibit I – Form of LTV Certificate
ANNEXES:
Annex 1 – Prohibited Countries

v

     CREDIT AGREEMENT (this “Agreement”) dated as of March 17, 2010 among International Lease Finance Corporation, a California corporation (the “Borrower”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland, and ILFC (Bermuda) III, Ltd., a Bermuda company (collectively, the “Initial Intermediate Lessees”), certain Intermediate Lessees party hereto pursuant to Section 2.10(c), the lenders from time to time party to this Agreement (collectively, the “Lenders”), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Bank of America as the Collateral Agent and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as syndication agent (in such capacity, the “Syndication Agent”).
     WHEREAS, the Borrower desires to borrow funds under this Agreement subject to the terms and conditions set forth herein;
     WHEREAS, the Borrower is willing to secure its obligations under this Agreement and the other Loan Documents, by granting Liens on certain of its assets to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, each of the Initial Intermediate Lessees is a wholly-owned subsidiary of the Borrower, and each of the Initial Intermediate Lessees is willing to guarantee on a limited basis the Obligations of the Borrower and to secure its Guaranteed Obligations by granting Liens on the Aircraft Assets held by such Initial Intermediate Lessee to the Collateral Agent, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, the Lenders are willing to make loans to the Borrower if the foregoing Obligations of the Borrower are guaranteed and secured as described above and subject to the other terms and conditions set forth herein;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01 . Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Administrative Agent” means the Person appointed at any time as administrative agent hereunder. The initial Administrative Agent is Bank of America.
     “Administrative Agent’s Account” means:
Bank of America, NA
ABA 026009593
Account 1292000883
Attn: Corporate Loans
Ref: Customer

     or such other account as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time.
     “Administrative Agent’s Office” means Bank of America, N.A., 1455 Market Street, 5th Floor, CA5-701-05-19, San Francisco, CA 94103, Attention: Robert Rittelmeyer, or such other address as the Administrative Agent notifies the Borrower and the Lenders in writing from time to time.
     “Administrative Questionnaire” means an administrative questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent.
     “Adverse Claim” means any Lien or any claim of ownership or other property right, other than Permitted Liens (it being agreed for purposes of clarification that a transfer of an ownership interest or other right in a Pool Aircraft and any related Lease to a Person that is not a Borrower Party is not an Adverse Claim, subject to the Borrower Parties’ maintaining compliance with Sections 2.10, 5.04 and 5.16).
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.
     “Agent” means each of the Administrative Agent, the Collateral Agent and the Syndication Agent.
     “Aggregate Commitments” means the aggregate Commitments of all the Lenders.
     “Agreement” has the meaning set forth in the introductory paragraph of this Agreement.
     “Aircraft” means the Pool Aircraft and the Non-Pool Aircraft.
     “Aircraft Assets” means the Aircraft Collateral and any related Security Deposits or Maintenance Rent.
     “Aircraft Collateral” means all Collateral of the type described in clauses (a), (b) and (f) of Section 2.01 of the Mortgage.
     “Applicable Foreign Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Authority of any jurisdiction not included in the United States or in any state, territory or possession of the United States governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft.
     “Applicable Margin” means 4.75% per annum; provided that for any period in which the Base Rate applies to the Loans, the Applicable Margin shall be 3.75% per annum.
     “Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such

Lender’s Commitment at such time. If the commitment of each Lender to make Loans has been terminated pursuant to Article 6 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Exhibit A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
     “Appraisal” means with respect to any Pool Aircraft, a “desk top” appraisal of such Pool Aircraft by a Qualified Appraiser, which appraisal opines as to the Base Value of such Pool Aircraft, assuming that if such Pool Aircraft is (i) less than one year since its date of manufacture, it has 100% remaining maintenance condition life, (ii) between one and three years since its date of manufacture, it has 75% remaining maintenance condition life and (iii) greater than three years since its date of manufacture, it is in “half-time” remaining maintenance condition life.
     “Appraisal Date” means each sixth-month anniversary of the Effective Date.
     “Appraised Value” means, with respect to any Pool Aircraft as of any LTV Determination Date, the value of such Pool Aircraft as of such date, calculated by taking the lesser of the average and the median of the most recent Appraisals conducted with respect to such Pool Aircraft pursuant to Section 5.09(a)(viii); provided that notwithstanding any Appraisal to the contrary:
     (a) if, as of any date, (i) any Pool Aircraft (A) is leased to a lessee that is organized under the laws of or domiciled in a Prohibited Country (and, if the country in which a lessee is organized under the laws of or domiciled in becomes a Prohibited Country as a result of the jurisdiction in which such lessee is organized under or domiciled becoming a Prohibited Country after the date the applicable Aircraft and Lease with such lessee were included in the Designated Pool, the leasing of such Pool Aircraft to such lessee continues for the later of (x) more than 120 days and (y) the period the applicable Borrower Party is mandatorily prevented by operation of law from repossessing such Pool Aircraft, but in no event longer than 180 days) or (B) is leased by a Borrower Party that is subject to a Specified Representation Deficiency pursuant to Section 2.10(g) that is continuing as of such date; (ii) the Express Perfection Requirements are not satisfied as to any Pool Aircraft; (iii) any Lien as to any Pool Aircraft (or as to any Lease or other Collateral, in each case related to such Pool Aircraft) is purported to be created under any Security Document shall not be or shall cease to be a valid and perfected Lien on such Pool Aircraft and/or related Collateral with the same priority as and to the extent provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents (it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied); and (iv) any Pool Aircraft shall be of a type other than a Preferred Aircraft Type or an Other Aircraft Type; in each case such Pool Aircraft shall be deemed to have an Appraised Value of $0.00 as of such date;

     (b) any Pool Aircraft which, as of any date, is (i) not subject to an Eligible Lease or a letter of intent to enter into an Eligible Lease for a period of more than 90 consecutive days or (ii) subject to a Lease with respect to which a Lessee Default has occurred and is continuing, shall be deemed to have an Appraised Value equal to 50% of the Appraised Value such Pool Aircraft would have if an Eligible Lease or a letter of intent to enter into an Eligible Lease had been in place or absent such Lessee Default, as the case may be;
     (c) any Pool Aircraft which, as of any date, otherwise causes the Designated Pool to fail to meet the Pool Specifications, shall be deemed to have an Appraised Value not greater than the greatest value that would permit such Aircraft to not cause the Designated Pool to fail to satisfy the Pool Specifications; and
     (d) any Pool Aircraft which, as of any date, is subject to a contract providing for the consummation of a sale of such Pool Aircraft within six months of such date, shall be valued as of such date at the purchase price to be paid to the applicable Borrower pursuant to such contract.
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arranger Entity” means Banc of America Securities LLC, Goldman Sachs Lending Partners LLC and each of their respective Affiliates.
     “Assigned Leases” has the meaning set forth in the Mortgage.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.05), in substantially the form of Exhibit C or any other form approved by the Administrative Agent.
     “Average Age” means, at any time, the average age of all of the Pool Aircraft at such time, weighted by Base Values, as established in the then most recent Appraisals delivered pursuant to Section 5.09(a)(viii).
     “Bank of America” has the meaning set forth in the introductory paragraph of this Agreement.
     “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) 3.00% per annum. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Base Value” means, with respect to a Pool Aircraft, the value, expressed in dollars, of such Aircraft, determined on the basis of an open, unrestricted, stable market environment with a reasonable balance of supply and demand and with full consideration of such Aircraft’s “highest and best use”, presuming an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for remarketing, adjusted to account for the assumed maintenance status of such Aircraft as set forth in the definition of Appraisal in this Section 1.01.
     “Board of Directors” means either the board of directors of the Borrower or any committee of that board duly authorized to act hereunder.
     “Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
     “Borrower Materials” has the meaning set forth in Section 5.09(c).
     “Borrower Parties” means the Borrower, each Intermediate Lessee and each Owner Trust.
     “Borrower Party Request and Assumption Agreement” means the Borrower Party Request and Assumption Agreement in substantially the form of Exhibit D.
     “Borrowing” means a borrowing of the Loans under Section 2.01.
     “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.02.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to remain closed; provided that, when used in connection with the determination of a LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.
     “Charges” has the meaning set forth in Section 9.17.

     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” has the meaning set forth in the Mortgage.
     “Collateral Agent” has the meaning set forth in the Mortgage.
     “Collateral Supplement” has the meaning set forth in the Mortgage.
     “Commitment” means, as to each Lender, its obligation to make the Loans to the Borrower pursuant to Section 2.01, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Exhibit A or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
     “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means, subject to Section 2.11(b), any Lender that, as determined by the Administrative Agent, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority
     “Designated Pool” means the pool of aircraft Owned by the Borrower and listed on Schedule 3.17(a) attached hereto, as amended, restated or supplemented from time to time pursuant to Section 2.10 and Section 5.09(a)(vii).
     “dollars”, “Dollars” or “$” refers to lawful money of the United States.

     “Effective Date” means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 9.02).
     “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.05.
     “Eligible Lease” means a lease containing terms and conditions and otherwise in a form consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including operating experience), the age and condition of the applicable Pool Aircraft and the jurisdiction in which such Pool Aircraft will be operated or registered. In addition, if any Lessee of a Pool Aircraft under a Lease otherwise constituting an Eligible Lease shall cause the Borrower or any Borrower Party to be in violation of Section 5.14 or Section 5.15, such Lease shall cease to be an Eligible Lease until such violation is cured or the relevant Lease is otherwise terminated.
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Borrower Party directly or indirectly resulting from or based on (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means shares of capital stock, issued share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     “ERISA Affiliate” means any corporation, trade or business that is, along with the Borrower or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA; provided, however, as used herein at any time, “ERISA Affiliate” excludes the Parent and any of its subsidiaries that are not Subsidiaries of the Borrower at such time.
     “ERISA Event” shall mean (a) any Reportable Event, (b) the failure to satisfy the minimum funding standard with respect to a Plan within the meaning of Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by the Borrower or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) a determination that any Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; (g) the filing pursuant to Sections 431 or 430 or Sections 304 of ERISA of an application for the extension of any amortization period; (h) the failure to timely make a contribution required to be made with respect to any Plan or Multiemployer Plan that would result in the imposition of an encumbrance under Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA; (i) the receipt by the Borrower or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any of its ERISA Affiliates of any notice or a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status within the meaning of Section 305 of ERISA; (j) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or “party in interest” (within the meaning of Section 3(14) of ERISA) or with respect to which the Borrower or any such Subsidiary could otherwise be liable; (k) any Foreign Benefit Event; or (l) the incurrence by the Borrower or any of its ERISA Affiliates of any liability pursuant to Section 4063 or 4064 of ERISA.
     “EU” has the meaning set forth in Section 3.16.
     “Event of Loss” means with respect to any Pool Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition for title, confiscation, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a confiscation, compulsory acquisition or seizure or requisition for hire for a consecutive period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority in each case other than by the United States or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 180 consecutive days or longer. An Event of Loss with respect to any Pool Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect;

(D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 180 consecutive days referred to therein.
     “Events of Default” has the meaning set forth in Article 6.
     “Excluded Taxes” means, with respect to any Lender Party or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction under the Laws of which such recipient is organized (or a country that includes such jurisdiction) or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender, (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 9.06), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 2.08(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.08(a)(ii), and (e) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.08(e)(i) or (iii) (unless, in the case of clause (A) of Section 2.08(e)(iii), as a result of a change in applicable Law), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of such Lender’s designation of a new Lending Office (or assignment to such Lender), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.08(a)(ii).
     “Express Perfection Requirements” means (a) with respect to each Pool Aircraft and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings, the execution and delivery to each Lessee of a Lessee Notice and (as promptly as practicable but in any event within 120 days of becoming a Pool Aircraft) procurement of a Lessee Acknowledgment; (b) with respect to each Pool Aircraft whose country of registration is the United States and the related Assigned Leases, the applicable FAA filings pursuant to Section 2.08(f) of the Mortgage; and (c) with respect to each Pool Aircraft registered in any country that has not Ratified the Cape Town Convention, the Borrower has delivered a certificate of an officer of the Borrower to the Collateral Agent and the Administrative Agent, in which the Borrower certifies and represents that all actions have been taken (including, without limitation, the execution, delivery, registration and/or filing of any Security Documents and related documents governed by the laws of the jurisdiction of registration of such Pool Aircraft and all other appropriate filings and/or recordings on the local aviation or other applicable register or other actions in the jurisdiction of registration of the applicable Pool Aircraft) that are necessary for the security interests under the Mortgage in favor of the Collateral Agent (for the benefit of the Secured Parties) in the applicable Aircraft Assets as security for the Secured Obligations, to be recognized under the laws of such jurisdiction of registration, subject in priority to no other Liens (other than Permitted Liens), and enforceable in such jurisdiction against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties, and all such actions have been taken; provided that any applicable Lessee Acknowledgment shall be delivered in accordance with Section 5.18.
     “FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
     “FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq; as amended from time to time, any regulations promulgated thereunder and any successor provisions.
     “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
     “Fee Letter” means the amended and restated letter dated as of March 9, 2010, between, among others, the Borrower and the Administrative Agent.
     “Financial Officer” means, with respect to each Borrower Party, the chief financial officer, principal accounting officer, treasurer or controller of such Borrower Party.
     “Fiscal Year” means a fiscal year of the Borrower.
     “Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Borrower or any of its Subsidiaries under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Borrower or any of its Subsidiaries, or the imposition on the Borrower or any of its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
     “Foreign Lender” means any Lender that is not a United States person with the meaning of Section 7701(a)(30) of the Code.
     “Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
     “FRBNY” means the Federal Reserve Bank of New York, or any successor thereto.
     “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
     “Future Lease” means, with respect to each Pool Aircraft, any Eligible Lease as may be entered into at any time after the Effective Date between a Borrower Party (as lessor) or an Intermediate Lessee and a lessee.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its consolidated Subsidiaries delivered to the Lender.
     “Goldman Sachs” has the meaning set forth in the introductory paragraph of this Agreement.
     “Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Grantor Supplement” has the meaning set forth in the Mortgage.
     “Guaranteed Obligations” means in respect of the guarantee by each Borrower Party set forth in Article 7 of this Agreement, all Obligations of each other Borrower Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
     “Guarantor Party” has the meaning set forth in Section 7.01.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     “Indemnified Taxes” means all Taxes (except Excluded Taxes) that are suffered or incurred by or imposed on any Lender Party, any Borrower Party, any Guarantor Party, any Lessee, any Collateral, any Loan Document or any payment pursuant to any Loan Document in each case relating to or, arising directly or indirectly, as a result of the transactions described in or contemplated by the Loan Documents.
     “Indemnitee” has the meaning set forth in Section 9.03(b).
     “Initial Intermediate Lessees” has the meaning set forth in the introductory paragraph.
     “Intercreditor Agreement” means the Intercreditor Agreement among the Borrower Parties, the Collateral Agent and each Junior Lien Representative that becomes a party thereto pursuant to the terms thereof, in substantially the form of Exhibit H hereto (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Intercreditor Confirmation” means, as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:
     (a) that all Junior Lien Obligations will be and are secured equally and ratably with other Junior Lien Obligations by the Collateral, and subordinated to the Secured Obligations; and
     (b) that the holders of Junior Lien Obligations in respect of such Series of Junior Lien Debt are bound by and consent to the provisions of the Intercreditor Agreement, including the provisions of Section 2 of the Intercreditor Agreement setting forth the priority of payments and the provisions of Sections 4, 5 and 7 of the Intercreditor Agreement setting forth the subordination of the Junior Secured Obligations (as defined in the Intercreditor Agreement) to the Secured Obligations.
     “Interest Period” means (i) with respect to the initial Interest Period, the period commencing on the Effective Date and ending on the next Payment Date; (ii) with respect to each subsequent Interest Period other than the last Interest Period prior to the Maturity Date, the period commencing on the last day of the preceding Interest Period and ending on the next Payment Date; and (iii) with respect to the last Interest Period prior to the Maturity Date, the period commencing on the last day of the preceding Interest Period and ending on the Maturity Date.
     “Intermediate Lease” means, in respect of any Pool Aircraft, the lease to be entered into between the Borrower (as lessor) and an Intermediate Lessee (as lessee).
     “Intermediate Lessee” means, in respect of any Lease of Pool Aircraft, a Person (other than the Borrower) which, subject to the Local Requirements Exception, is wholly owned by the Borrower and which the Borrower may determine in accordance with the provisions of Section 2.10 shall enter into a Lease as lessor with the applicable Lessee. Each of the Initial Intermediate Lessees is an Intermediate Lessee.

     “International Registry” has the meaning given to it in the Cape Town Convention.
     “Ireland” means the Republic of Ireland.
     “Junior Lien” means a Lien granted by the Borrower or any Subsidiary thereof, at any time, upon any property of the Borrower or such Subsidiary that includes all or any portion of the Collateral, to secure Junior Lien Obligations.
     “Junior Lien Debt” means any indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Borrower that is secured on a junior basis to the Obligations by any Junior Lien that was permitted to be incurred and so secured under each applicable Loan Document; provided that:
     (1) on or before the date on which such indebtedness is incurred by the Borrower, such indebtedness is designated by the Borrower, in an officers’ certificate (in the form of Exhibit B to the Intercreditor Agreement) delivered to each Junior Lien Representative, the Lenders, and each Agent, as “Junior Lien Debt” for the purposes of the Loan Documents, which officer’s certificate shall confirm that the requirements in this definition of “Junior Lien Debt” have been satisfied; provided that the none of the Obligations may be designated as Junior Lien Debt;
     (2) such indebtedness is governed by an indenture, credit agreement or other agreement that includes an Intercreditor Confirmation and does not include any covenants of the Borrower that are more restrictive than the covenants of the Borrower set forth in the Loan Documents;
     (3) the Junior Lien Representative for such indebtedness has executed and delivered to the Collateral Agent an accession agreement to the Intercreditor Agreement (in the form of Exhibit A to the Intercreditor Agreement);
     (4) all requirements set forth in the Intercreditor Agreement as to the confirmation, grant or perfection of the Junior Lien to secure such indebtedness or Junior Lien Obligations in respect thereof are satisfied; and
     (5) the maturity date of such indebtedness is later than the Maturity Date and the weighted average maturity of all Junior Lien Debt is later than the Maturity Date.
     “Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.
     “Junior Lien Obligations” means Junior Lien Debt and all other “Obligations” in respect thereof (as defined in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt).
     “Junior Lien Representative” means the trustee, agent or representative of the holder of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lease” means a lease agreement relating to any Pool Aircraft, which is listed on Schedule 3.17(b) hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time, between a Borrower Party (as lessor), and a lessee, in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto.
     “Leasing Company Practice” means, in relation to an Aircraft and any particular issue or matter, the customary commercial practice of ILFC, having regard to the customary commercial practice that ILFC applies under similar circumstances in respect of other aircraft owned by it or its Affiliates and not subject to the Mortgage, as such practice may be required to be adjusted by the requirements of this Agreement and the other Loan Documents, including the requirements in respect of Collateral.
     “Lenders” has the meaning set forth in the introductory paragraph of this Agreement.
     “Lender Parties” means each Lender, the Administrative Agent, the Syndication Agent and the Collateral Agent.
     “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
     “Lessee” means any lessee party to a Lease.
     “Lessee Default” means any default by the applicable Lessee in payment of a total of three months of rent pursuant to such Lease, and such default remains uncured for more than 120 days from the original due date of the latest payment resulting in a total of three months of rent remaining unpaid.
     “Lessee Notice” has the meaning set forth in the Mortgage.
     “LIBO Rate” means, with respect to any Borrowing for any Interest Period, the greater of (a) 2.0% per annum and (b) the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent (and agreed to by the Borrower, such consent of the Borrower not to be unreasonably withheld or delayed) from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Borrowing for such Interest Period shall be the greater of (a) 2.0% per annum and (b) the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Loans and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Litigation Actions” means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of a responsible officer of any Borrower Party, threatened against, any Borrower Party.
     “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
     “Loan Documents” means this Agreement, the Security Documents, the Intercreditor Agreement, the Notes and each Borrower Party Request and Assumption Agreement.
     “Loan-to-Value Ratio” means, as of any LTV Determination Date, the ratio of (i) the aggregate outstanding principal amount of the Loans as of such LTV Determination Date, divided by (ii) the aggregate Appraised Value of all Pool Aircraft included in the Designated Pool as of such LTV Determination Date. For the avoidance of doubt, any payment or prepayment of the aggregate outstanding principal amount of the Loans on or before the applicable LTV Determination Date shall be taken into account in the calculation of the Loan-to-Value Ratio as of such LTV Determination Date.
     “Local Requirements Exception” means an exception for Equity Interests or title to a Pool Aircraft held by directors, trustees, nominees, conditional vendors or similar persons under similar arrangements in order to meet local nationality or other local requirements regarding registration or ownership of aircraft or to minimize the impact of any Taxes on the Borrower or Lessee and which do not, or could not reasonably be expected to, have a Material Adverse Effect on the Collateral or any part thereof or the security interest of the Collateral Agent.
     “LTV Certificate” has the meaning set forth in Section 5.09(a)(vii).
     “LTV Cure” has the meaning set forth in Section 5.16(c).
     “LTV Determination Date” has the meaning set forth in Section 5.16(b).

     “Maintenance Rent” means, with respect to any Pool Aircraft, maintenance reserves, maintenance rent or other supplemental rent payments based on usage in respect of such Pool Aircraft (or its engines or other parts) payable by the Lessee under the Lease for such Pool Aircraft for the purpose of paying, contributing to, reserving or calculating potential liability in respect of payments for future maintenance and repair of such Pool Aircraft, indemnity payments and any other payments other than scheduled rent payments.
     “Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise) or operating results of the Borrower Parties and their Subsidiaries taken as a whole, the result of which is a material impairment of the ability of the Borrower Parties taken as a whole to perform any of their respective obligations under any Loan Document, (b) a material impairment of the totality of the rights and remedies of, or benefits available to, any Lender Party under the Loan Documents or (c) a material adverse effect on the value of the Collateral taken as a whole.
     “Material Agreement” means each agreement set forth on Schedule 1.01(a) hereto.
     “Material Indebtedness” means any indebtedness of a Borrower Party for borrowed money (other than the Loans) in an aggregate principal amount exceeding $50,000,000. For purposes hereof, any obligations of the Borrower in respect of the Material Agreements shall constitute “Material Indebtedness”.
     “Maturity Date” means March 17, 2015.
     “Maximum Rate” has the meaning set forth in Section 9.17.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage” means the Aircraft Mortgage and Security Agreement by the Borrower Parties party thereto in favor of the Collateral Agent, in substantially the form of Exhibit B hereto, together with any mortgage supplements delivered pursuant to Section 2.10(b) or Section 5.02(a) hereof (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.
     “Non-Pool Aircraft” means, as of any date, any aircraft Owned by the Borrower or any of its Subsidiaries that is not included in the Designated Pool as of such date.
     “Notes” has the meaning set forth in Section 2.05(d).
     “Obligations” means all principal of the Loans outstanding from time to time hereunder, all interest (including Post-Petition Interest) on the Loans, all other amounts now or hereafter payable by any Borrower Party under any Loan Document and any fees or other amounts now or hereafter payable by any Borrower Party to the Administrative Agent or the Collateral Agent for acting in its capacity as such pursuant to a separate agreement among such parties, in each case, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     “OFAC” has the meaning set forth in Section 3.16.
     “Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.
     “Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of organization, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.
     “Other Aircraft Types” means Aircraft of each of the following types: (a) Airbus A321-100, (b) Airbus A340, (c) Boeing 757, (d) Boeing 737-300, (e) Boeing 737-400, (f) Boeing 737-500, (g) Boeing 747, (h) Boeing 767, (i) Boeing 777-300 (non-ER) and (j) McDonnell Douglas MD-11.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Own” means, with respect to any Aircraft, to hold legal and sole ownership of such Aircraft directly or to hold 100% of the beneficial ownership of such Aircraft through a trust, conditional sale or similar arrangement holding title to such Aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.
     “Owner Trust” means any trust holding title to any Pool Aircraft, 100% of the beneficial ownership of which trust is held by the Borrower, and which has delivered a Borrower Party Request and Assumption Agreement, a grantor supplement to the Mortgage and such documents as may be required to become a party to any other applicable Security Document.
     “Parent” means American International Group, Inc.
     “Participant” has the meaning set forth in Section 9.05(i).
     “Patriot Act” has the meaning set forth in 5.18(b).
     “Payment Date” means the last Business Day of each March, June, September and December, commencing on the last Business Day of June 2010.

     “Permitted Liens” means:
     (a) any Lien for Taxes if (i) such Taxes shall not be due and payable, or (ii) such Taxes are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;
     (b) any Lien in respect of any Pool Aircraft for any fees or charges of any airport or air navigation authority arising by statute or operation of law if (i) the payments for such fees or charges are not yet due or payable or (ii) such fees or charges are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;
     (c) in respect of any Pool Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or under customary terms of repair or modification agreements or any engine or parts-pooling arrangements or other similar Liens if the payment for such Liens (i) is not due and payable or (ii) is not overdue for payment having regard to the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant holder of the Lien or (iii) is disputed in good faith or contested in good faith by appropriate proceedings and reserves in accordance with GAAP have been made therefor;
     (d) any Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Mortgage) or the Lenders pursuant to the Loan Documents;
     (e) any Lien affecting any Pool Aircraft (other than a Lien for Taxes) arising out of judgments or awards against any of the Borrower Parties with respect to which at the time the period to file an appeal has not expired or an appeal is being presented in good faith and with respect to which within sixty (60) days thereafter there shall have been secured a stay of execution pending such appeal, and then only for the period of such stay, and reserves required in accordance with GAAP have been made therefor; provided that, in any case, no Event of Default has occurred and is continuing;
     (f) any permitted lien or encumbrance, as defined under any lease of an Aircraft (other than Liens or encumbrances created by a Borrower Party except as described in this definition);
     (g) the respective rights of a Borrower Party and the lessee or any third party that owns or leases equipment installed on an Aircraft under any lease relating to a Pool Aircraft, including any assignment of the relevant warranties relating to a Pool Aircraft (including restrictions on the Borrower Party’s right to grant a lien on or to transfer the applicable Lease or Pool Aircraft) (and the rights of any sublessee under any permitted sublease relating to such lease) and the documents related thereto;
     (h) the rights of insurers meeting the requirements of Section 2.17 of the Mortgage in respect of a Pool Aircraft, subject to insurance policies having been entered into in the ordinary course of business and according to commercially reasonable terms;

     (i) the interests of a voting or owner trustee, as applicable, or of an Intermediate Lessee in connection with the relevant Intermediate Lessee;
     (j) any Lien bonded against by any Borrower Party, any Lessee, or other similar third party security (which does not itself result in a Lien on a Pool Aircraft or any part thereof), provided that, any such bonding or other similar third party security as against any Lessee is first approved by the Administrative Agent, acting reasonably;
     (k) pledges of non-Aircraft Assets or deposits required under a Lease to secure payment obligations of the applicable Borrower Party under that Lease;
     (l) any Lease entered into prior to the Effective Date;
     (m) any Eligible Lease;
     (n) any Lien resulting directly from any Third Party Event, but only for so long as the Borrower and the applicable Borrower Party are complying with the requirements of the proviso to the last paragraph of Section 2.18(c) of the Mortgage;
     (o) any head lease, lease, conditional sale agreement or purchase option granted by a lessor or owner as to the purchase of the related Pool Aircraft under or in respect of any Lease (including to an Affiliate of the Lessee) existing on the date of acquisition of such Pool Aircraft by the Borrower or thereafter granted in accordance with Leasing Company Practice;
     (p) any Junior Lien securing Junior Lien Obligations; and
     (q) any other Lien with the consent of all of the Lenders.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “PGBC” means the Pension Guaranty Benefit Corporation.
     “Plan” means, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan) and to which the Borrower Party or any of its ERISA Affiliates may have any liability, including any liability by reason of having be a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
     “Platform” has the meaning set forth in Section 5.09(c).
     “Pool Aircraft” means, as of any date, any aircraft Owned by the Borrower or any Owner Trust and included in the Designated Pool.
     “Pool Specifications” is a collective reference to each of the following requirements with respect to the Designated Pool at any time:

     (a) the aggregate Appraised Value of a single type of Widebody Aircraft at such time shall not exceed 50% of the aggregate Appraised Value of all Pool Aircraft at such time;
     (b) the aggregate Appraised Value of all Widebody Aircraft at such time shall not exceed 65% of the aggregate Appraised Value of all Pool Aircraft at such time;
     (c) the aggregate Appraised Value of all Preferred Aircraft Types at such time shall be at least 50% of the aggregate Appraised Value of all Pool Aircraft at such time;
     (d) the aggregate Appraised Value of all Pool Aircraft that are a single Other Aircraft Type at such time shall not exceed 20% of the aggregate Appraised Value of all Pool Aircraft at such time;
     (e) the aggregate Appraised Value of all Pool Aircraft leased to a single Lessee at such time shall not exceed 30% of the aggregate Appraised Value of all Pool Aircraft at such time (excluding any Pool Aircraft leased to a Lessee that results from the merger of two or more Lessees based in China, if the affected Lease of such Pool Aircraft was included in the Collateral prior to such merger); and
     (f) the aggregate Appraised Value of all Pool Aircraft leased to Lessees based or domiciled in any single country at such time shall not exceed 50% of the aggregate Appraised Value of all Pool Aircraft at such time.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Borrower Parties (or would accrue but for the operation of applicable Debtor Relief Laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Preferred Aircraft Types” means Aircraft of each of the following types: (a) Airbus A319, (b) Airbus A320, (c) Airbus A321-200, (d) Airbus A330, (e) Boeing 737-600, (f) Boeing 737-700, (g) Boeing 737-800, (h) Boeing 777-200ER, (i) Boeing 777-300ER and (j) Boeing 787.
     “Premium Amount” means, with respect to any principal amount being prepaid, an amount equal to (a) except as provided in clause (b) below, 1% of such principal amount being prepaid or (b) $0.00 if (i) the date of such prepayment is on or after the first anniversary of the Effective Date, (ii) such prepayment is made in connection with an LTV Cure other than an LTV Cure to the extent attributable to the sale, substitution or removal of any Pool Aircraft (other than substitution or removal of an Aircraft that has suffered an Event of Loss) or (iii) such prepayment is made as a result of an Event of Loss of a Pool Aircraft, provided that such prepaid amount does not exceed an amount equal to the Appraised Value of such Pool Aircraft.
     “Prohibited Countries” has the meaning set forth in Section 3.16.
     “Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.

     “Public Lender” has the meaning set forth in Section 5.09(c).
     “Qualified Appraiser” means, with respect to Appraisals used to calculate the LTV Ratio as of the Effective Date, each of AVITAS, Inc., Aircraft Information Services, Inc. and Aviation Specialist Group, and with respect to Appraisals used to calculate the LTV Ratio as of each subsequent LTV Determination Date, such appraisal firms and any other appraisal firms selected and retained by the Borrower and approved by the Administrative Agent.
     “Ratify” means, in relation to ratification by any jurisdiction of the Cape Town Convention, that any reservations made by such jurisdiction in ratifying the Cape Town Convention are reasonably acceptable to the Required Lenders, except that the Required Lenders consent to the reservations to the Cape Town Convention made by the countries of registration of the Pool Aircraft set forth on Schedule 3.17(a) as of the Effective Date and corresponding reservations made by other countries that ratify the Cape Town Convention after the Effective Date. The term “Ratified” has a correlative meaning.
     “Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property rights) directly related to the Leases and the Aircraft Assets related to the Pool Aircraft and the servicing thereof.
     “Reportable Event” means an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .22, .23,         .25, .27 or .28 of PBGC Regulation Section 4043.
     “Representatives” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.
     “Required Cape Town Registrations” has the meaning set forth in the Mortgage.
     “Required Lenders” means Lenders holding greater than 50% of (a) prior to the Loans being made on the Effective Date, the Aggregate Commitments and (b) thereafter, the aggregate outstanding principal amount of the Loans; provided that the Commitments of, or outstanding principal amount held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
     “Requirement of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Foreign Aviation Law applicable to such Person or the aircraft Owned or operated by it or as to which it has a contractual responsibility.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Sanctions” has the meaning set forth in Section 3.16.
     “Secured Debt” means the Loans and the Junior Lien Debt.

     “Secured Debt Representatives” means the Administrative Agent and each Junior Lien Representative.
     “Secured Obligations” has the meaning set forth in the Mortgage.
     “Secured Parties” has the meaning set forth in the Mortgage.
     “Security Deposit” means any security deposits and any payments made to reinstate security deposits payable by any Lessee under a Lease.
     “Security Documents” means the Mortgage and each other agreement, supplement, instrument or document executed and delivered pursuant to Section 2.10 or Section 5.02 to secure any of the Obligations.
     “Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained and any other indebtedness under any other indenture or credit facility that constitutes Junior Lien Obligations.
     “Specified Representation Deficiency” has the meaning set forth in Section 2.10(g).
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.
     “Subsidiary” means any direct or indirect subsidiary of a Borrower Party.
     “Syndication Agent” has the meaning set forth in the introductory paragraph.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Third Party Event” has the meaning set forth in the Mortgage.
     “Title 49” means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
     “UCC” means the Uniform Commercial Code in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the

Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “UCC Financing Statement” means any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction and that (i) indicates the applicable Collateral by any description which reasonably approximates the description contained in this Agreement and in the Mortgage as all applicable assets of the applicable Borrower Party or words of similar effect, regardless of whether any particular asset comprised in such Collateral falls within the scope of Article 9 of the UCC or other similar provisions of the UCC Jurisdiction, and (ii) contains any other information required by part 5 of Article 9 of the UCC, or by any other applicable provision under the laws of the UCC Jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment; provided, however, that in addition to any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction, UCC Financing Statements shall include at all times financing statements to be filed in the State of California and the District of Columbia.
     “UCC Jurisdiction” means any Uniform Commercial Code jurisdiction in which the filing of a UCC Financing Statement is effective to perfect a security interest in the Collateral under this Agreement, the Mortgage, or any other Loan Document.
     “United States” means the United States of America.
     “UNSC” has the meaning set forth in Section 3.16.
     “Widebody Aircraft” shall mean Aircraft of each of the following types: (a) Airbus A340, (b) Boeing 767, (c) Boeing 747, (d) McDonnell Douglas MD-11, (e) Airbus A330, (f) Boeing 777 and (g) Boeing 787.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     Section 1.02 . Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a)any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 1.03 . Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time.
     Section 1.04 . Times. Except as otherwise expressly provided herein, all references to times are to such time in New York, New York.
ARTICLE 2
The Credits
     Section 2.01 . Commitment. (a) On the Effective Date, in each case subject to the terms and conditions and relying on the representations and warranties set forth herein, each Lender agrees to make a Loan to the Borrower in a principal amount equal to its Commitment. The Loans and the Commitments hereunder are not revolving and amounts repaid or prepaid may not be reborrowed.
     (b) Any undrawn portion of the Commitments shall automatically terminate immediately after the Borrowing on the Effective Date.
     Section 2.02 . Request to Borrow Loans. The Borrower shall request that the Lenders make the Loans by delivering to the Administrative Agent a notice in writing (a “Borrowing Request”) no later than 12:00 p.m., New York City time, at least three (3) Business Days before the Effective Date. Such Borrowing Request shall be irrevocable and shall specify the aggregate amount of the Loans to be made on the Effective Date (which aggregate amount shall equal the amount of the Aggregate Commitments). Following the receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof.
     Section 2.03 . Funding of Loan. (a) Each Lender shall wire the principal amount of its Loan in immediately available funds, by 12:00 noon, New York City time, on the Effective Date, to the Administrative Agent’s Account.
     (b) Upon satisfaction or waiver of the applicable conditions set forth in Article 4, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds to the following account:
International Lease Finance Corp
JPMorgan Chase Bank
ABA: 021000021
SWIFT: CHASUS33
Account: 910-274-9067

or such other account in accordance with instructions provided by the Borrower in writing prior to the Effective Date to (and reasonably acceptable to) the Administrative Agent.
     Section 2.04 . Interest. (a) Subject to the provisions of this Section 2.04, the Loans shall bear interest at a rate per annum equal to the LIBO Rate for the Interest Period in effect plus the Applicable Margin. Interest shall be computed on the basis of a year of 360 days and actual days elapsed, except that interest computed by reference to the Base Rate at any time which the Base Rate is based on the “prime rate” (as described in the definition of Base Rate) shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     (b) If the Borrower shall default in the payment of any principal of or interest on the Loans or any other amount due hereunder, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all such overdue amounts due from the Borrower under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at a rate equal to (i) the interest rate otherwise applicable to the Loans pursuant to this Section 2.04 plus (ii) 2.00% per annum.
     (c) Interest accrued on the Loans shall be payable in arrears on each Payment Date, shall be calculated to include the first day of each Interest Period and to, but excluding, the last day of each Interest Period and shall be paid into the Administrative Agent’s Account; provided that (i) interest accrued pursuant to Section 2.04(b) shall be payable on demand and (ii) upon any repayment of the Loans, interest accrued on the principal amount repaid shall be payable on the date of such repayment.
     (d) The Administrative Agent shall determine, in accordance with the terms of this Agreement, each interest rate applicable to the Loans hereunder. The Administrative Agent shall promptly notify the Borrower and the Lenders of each rate of interest so determined, and its determination thereof shall be prima facie evidence thereof.
     Section 2.05 . Payment at Maturity; Evidence of Debt. (a) The Borrower agrees to pay to the Lenders on the Maturity Date the then unpaid principal amount of the Loans by deposit into the Administrative Agent’s Account. The unpaid principal amount of the Loans outstanding at any time shall be deemed reduced by any amounts paid by any Borrower Party pursuant to Article 7 on a dollar-for-dollar basis.
     (b) The Administrative Agent shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to each Lender resulting from the Loans, including the amounts of principal and interest payable and paid to the Lenders from time to time.
     (c) The entries made in the accounts maintained pursuant to subsection (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that any failure by the Administrative Agent to maintain such accounts or any error therein shall not affect the Borrower’s obligation to repay the Loans in accordance with the terms of this Agreement.
     (d) Upon request by any Lender, the Borrower shall provide such Lender with a promissory note, substantially in the form of Exhibit F hereto, evidencing the Loan made by the Lender on the Effective Date (each, a “Note”).
     Section 2.06. Optional and Mandatory Prepayments. (a) Optional Prepayments. The Borrower will have the right at any time to prepay the aggregate outstanding principal amount of the Loans in whole or in part in amounts not less than $5,000,000 or increments of $500,000 in excess thereof and otherwise in accordance with the provisions of this Section by deposit into the Administrative Agent’s Account.
     (b) Mandatory Prepayments. The Borrower shall prepay the aggregate outstanding principal amount of the Loans to the extent required pursuant to Section 5.16. For the avoidance of doubt, payments made in order to comply with Section 5.16 may be in any amounts necessary for such compliance.
     (c) Accrued Interest; Premium. Each prepayment of any principal amount of the Loans shall be accompanied by (a) accrued interest on the amount being prepaid to the date of such prepayment and (b) the applicable Premium Amount, if any.
     (d) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment of the principal amount of the Loans hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment in the case of a prepayment under Section 2.06(a), and one Business Day before the date of prepayment in the case of a prepayment under Section 2.06(b). Each such notice shall be irrevocable and shall specify the prepayment date, the aggregate principal amount of the Loans to be prepaid.
     Section 2.07 . Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
     Section 2.08 . Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
     (ii) If the Borrower or the Administrative Agent shall be required to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Administrative Agent shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the Borrower or the Administrative Agent, as the case may be, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Borrower shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.
     (c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Borrower shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by the Borrower or the Administrative Agent from payments made under this Agreement (to the extent no increased payment has been made in accordance with Section 2.08(a)(ii)(C) on account of such withholding or deduction) or paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
     (d) Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 2.08, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
     (e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of payments to be made to such Lender by the Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.
          (ii) Without limiting the generality of the foregoing;
               (A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable United States federal Laws or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and
               (B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of United States federal withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
               (1) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,
               (2) executed originals of Internal Revenue Service Form W-8ECI,
               (3) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,
               (4) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN, or
               (5) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

          (iii) Each Lender shall promptly (A) notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) at the request and expense of the Borrower, take such steps as shall not be materially disadvantageous to it as determined in the sole good faith discretion of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Borrower or the Administrative Agent make any withholding or deduction for Indemnified Taxes from amounts payable to such Lender.
     (f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund (or credit or offset against an Excluded Tax in lieu of a cash refund of a Tax or Other Tax) of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall, unless an Event of Default has occurred and is continuing, pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund (or credit or offset)), net of all Taxes resulting from such refund and out-of-pocket expenses incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund (or credit or offset)), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential in its sole good faith discretion) to the Borrower or any other Person.
     (g) Illegality; Impracticality; Increased Costs. (i) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, or the making, maintaining or continuation of its Loans has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), (A) in the case of illegality, only if it is possible to eliminate such illegality by converting the Loans to Loans bearing interest based on the Base Rate, and in the case of impracticality or other circumstance described above not constituting illegality, all Loans of such Lender shall thereafter be converted to Loans that bear interest at a rate equal to the Base Rate plus the Applicable Margin either on the last day of the Interest Period therefore, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans or (B) otherwise, solely in the case of illegality, prepay all Loans of such Lender either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.
     (h) If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement);
     (ii) subject any Lender to any tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.08 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or
     (iii) impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement made by such Lender or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any Loan), or to reduce the amount of any sum received or receivable by such Lender under or in respect of the Loan Documents then, within 10 Business Days after demand by such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
     (i) If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
     (j) A certificate of a Lender setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
     (k) Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (l) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.
     (m) Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (i) any conversion, payment or prepayment of any Loans on a day other than the last day of the Interest Period (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
     (ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay or borrow any Loans on the date or in the amount notified by the Borrower; or
     (iii) any assignment of a Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 9.06;
(for the avoidance of doubt, such loss, cost or expense shall exclude any loss of anticipated profits and shall include any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loans). For purposes of calculating amounts payable by the Borrower to the Lenders under this clause (m), each Lender shall be deemed to have funded each Loan made by it at the LIBO Rate by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded, with the result that the Borrower’s obligation to compensate each Lender for its loss, profit and expense as provided in this clause (m) shall be deemed to be in the amount of the excess, if any, of the interest at such LIBO Rate on the applicable amount for the remainder of such Interest Period over interest at the LIBO Rate as it would be in effect if quoted on the applicable date on the applicable amount for the remainder of the Interest Period.
     (n) If any Lender requests compensation, the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or if any Lender gives a notice under this Section 2.08, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 2.08 in the future, or eliminate the need for the notice pursuant to this Section 2.08, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
     (o) All of the Borrower’s obligations under this Section 2.08 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
     Section 2.09. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Loans (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.
     (b) If at any time insufficient funds are received by the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, to pay principal then due hereunder ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
     (c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to such Loan are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to the Effective Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Loans, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.03 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the Loans available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the Base Rate plus the Applicable Margin. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Loans to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
     (e) If the Required Lenders determine that for any reason (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any Interest Period, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the interest rate applicable to the Loans shall be a rate equal to the Base Rate plus the Applicable Margin until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a borrowing of the Loans.

     (f) The obligations of the Lenders hereunder are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
     (g) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
     (ii) the provisions of this subsection (g) shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), other than an assignment to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions this subsection (g) shall apply).
Each Borrower Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower Party in the amount of such participation.
     Section 2.10. Changes to the Designated Pool; Intermediate Lessees; Owner Trusts. (a) Removal of Pool Aircraft from the Designated Pool. The Borrower may remove any Pool Aircraft from the Designated Pool if (i) the Borrower shall have provided at least twenty (20) days’ revocable prior written notice to the Lender Parties prior to any such removal, (ii) after giving pro forma effect to such removal, the Borrower shall be in compliance with Section 5.16(a). Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Pool Aircraft, the Collateral Agent’s security interest in, and Lien on, such Pool Aircraft (and any other Aircraft Assets directly related to such Pool Aircraft) shall be automatically released, and Schedule 3.17(a) shall be amended to reflect the removal of such Pool Aircraft from the Designated Pool. The Collateral Agent shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence its release of the security interests in, and Liens on, the applicable Pool Aircraft (and any other Aircraft Assets directly related to such Pool Aircraft).

     (b) Addition of Non-Pool Aircraft to the Designated Pool. The Borrower may add any Aircraft to the Designated Pool at any time; provided that:
          (i) such Aircraft is Owned by the Borrower or an Owner Trust at the time such Aircraft becomes a Pool Aircraft;
          (ii) the Borrower shall have provided three Appraisals of such Aircraft from Qualified Appraisers, each as of a date no later than the most recent Appraisals of the other Aircraft in the Designated Pool and, after giving pro forma effect to such addition, the Borrower shall be in compliance with Section 5.16(a);
          (iii) the Borrower shall have executed and delivered to the Administrative Agent and the Collateral Agent a Collateral Supplement and such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, such Aircraft (it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied);
          (iv) the Borrower shall have delivered a Notice of Assignment to such Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent prior to the Effective Date), and, as promptly as practicable after the date the Aircraft is added to the Designated Pool and in any event no later than 120 days after such date, shall procure a Lessee Acknowledgement in substantially the form of Exhibit F-2 to the Mortgage (or such other form as has been agreed with the Collateral Agent prior to the Effective Date) signed by the applicable Lessee; and
          (v) no Default or Event of Default shall result from or remain in existence after such addition.
     (c) Intermediate Lessees. In connection with (i) the replacement of any Lease of any Pool Aircraft, (ii) the addition of Non-Pool Aircraft to the Designated Pool, or (iii) any Requirement of Law, the Borrower shall be entitled, by giving notice (an “Intermediate Lease Notice”) to the Administrative Agent, to enter into an Intermediate Lease with an Intermediate Lessee with respect to such Aircraft; provided that:
     (A) if such Intermediate Lessee is not an Initial Intermediate Lessee, such Intermediate Lessee shall have executed and delivered to the Administrative Agent and the Collateral Agent (1) at least twenty (20) days prior to entering into an Intermediate Lease, a Borrower Party Request and Assumption Agreement, (2) a Grantor Supplement and (3) such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Collateral held by such Intermediate Lessee (it being understood and agreed that, with respect to each

Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied);
     (B) such Intermediate Lessee shall have delivered a Notice of Assignment to such Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent prior to the Effective Date), and shall procure a Lessee Acknowledgement in substantially the form of Exhibit F-2 to the Mortgage (or such other form as has been agreed with the Collateral Agent prior to the Effective Date) signed by the applicable Lessee as promptly as practicable after the date the Aircraft is added to the Designated Pool and in any event no later than 120 days after such date;
     (C) the Administrative Agent shall have received with respect to such Intermediate Lessee such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to them, as may be required by it in its sole discretion;
     (D) if such Intermediate Lessee is incorporated under the laws of Ireland, within 21 days following the execution of the Security Documents referred to at (B) and (E) above, the relevant Intermediate Lessee and/or the relevant Borrower Party, as applicable, shall cause each such Security Document to be filed with the Irish Companies Registration Office and the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Administrative Agent.
     (d) Termination of Intermediate Lessee’s Status. The Borrower may from time to time, upon not less than twenty (20) days’ revocable prior written notice from the Borrower to the Administrative Agent, at any time and from time to time assign the Equity Interests in an Intermediate Lessee to any Person that is not a Subsidiary of the Borrower or otherwise terminate an Intermediate Lessee’s status as such, provided that such Intermediate Lessee is not party to an Intermediate Lease or a Lease or will not be at the time such transfer or other termination of such Intermediate Lessee’s status as such takes effect. If an Intermediate Lessee’s status is terminated as such, the Collateral Agent’s security interests in, and Liens on, the assets of such Intermediate Lessee shall be automatically released. The Collateral Agent shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence its release of the security interests in and Liens on, the applicable assets released in accordance with the previous sentence.
     (e) Owner Trusts. The Borrower shall be entitled, by giving notice (an “Owner Trust Notice”) to the Administrative Agent, to permit a Pool Aircraft to be Owned by an Owner Trust (including by transferring such Ownership from the Borrower to an Owner Trust or from one Owner Trust to another); provided that:
     (A) such Owner Trust shall have executed and delivered to the Administrative Agent and the Collateral Agent (1) at least twenty (20) days prior to Owning a Pool Aircraft, a Borrower Party Request and Assumption

Agreement, (2) a Grantor Supplement and (3) such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Collateral held by such Owner Trust (it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied);
     (B) the Borrower shall hold all of the Equity Interest in such Owner Trust and shall have executed and delivered to the Administrative Agent and the Collateral Agent (1) a Collateral Supplement, (2) the original beneficial interest certificate evidencing the Borrower’s beneficial interest in the Owner Trust and (3) such certificates, opinions and documents (including UCC Financing Statements and charge documents) as are required to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, the Equity Interests held by the Borrower in such Owner Trust;
     (C) such Owner Trust (or other relevant Borrower Party) shall have delivered a Notice of Assignment to the applicable Lessee in substantially the form of Exhibit F-1 to the Mortgage (or such other form as has been agreed with the Collateral Agent prior to the Effective Date), and shall procure a Lessee Acknowledgement in substantially the form of Exhibit F-2 to the Mortgage (or such other form as has been agreed with the Collateral Agent prior to the Effective Date) signed by the applicable Lessee as promptly as practicable after the date the Aircraft is added to the Designated Pool and in any event no later than 120 days after such date;
     (D) the Administrative Agent shall have received with respect to such Owner Trust such supporting incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to them, as may be reasonably required by it;
     (f) Termination of Owner Trust’s Status. The Borrower may from time to time, upon not less than twenty (20) days’ revocable prior written notice from the Borrower to the Administrative Agent, at any time and from time to time assign the Equity Interests in an Owner Trust to any Person that is not a Subsidiary of the Borrower or otherwise terminate an Owner Trust’s status as such, provided that such Owner Trustee (i) does not Own any Pool Aircraft or will not at the time such transfer or other termination of such Owner Trust’s status as such takes effect and (ii) is not party to any Lease or Intermediate Lease or will not be at the time such transfer or other termination of such Intermediate Lessee’s status as such takes effect. If an Owner Trust’s status is terminated as such, the Collateral Agent’s security interests in, and Liens on, the assets of and the Equity Interest in such Owner Trust shall be automatically released. The Collateral Agent shall promptly execute and deliver to the Borrower, at the Borrower’s expense, all documents that the Borrower shall reasonably request to evidence its release of the security interests in and Liens on, the applicable assets released in accordance with the previous sentence.

     (g) Specified Representation Deficiency. Notwithstanding anything to the contrary herein, the status of any Subsidiary of the Borrower as an Intermediate Lessee or Owner Trust shall terminate, for purposes of the calculation of the Loan-to-Value Ratio only (until the Specified Representation Deficiency with respect to such Subsidiary no longer exists or the status of such Subsidiary as an Intermediate Lessee or Owner Trust, as applicable, is terminated as such for all purposes in accordance with this Agreement), immediately if, at any time, the Borrower and such Subsidiary are not able to make any of the representations set forth below with respect to such Subsidiary at such time and any Pool Aircraft leased by it shall immediately be deemed to have an Appraised Value of $0.00 (the occurrence of such situation with respect to such Subsidiary, a “Specified Representation Deficiency”):
     (i) Such Subsidiary is subject to civil and commercial laws with respect to its Obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary, the “Applicable Subsidiary Documents”), and the execution, delivery and performance by such Subsidiary of the Applicable Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary is organized and existing in respect of its obligations under the Applicable Subsidiary Documents.
     (ii) The Applicable Subsidiary Documents are in proper legal form under the laws of the jurisdiction in which such Intermediate Lessee or Owner Trust, as applicable, is organized and existing for the enforcement thereof against such Intermediate Lessee or Owner Trust, as applicable, under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents.
     (iii) It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents that the Applicable Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid at such time on or in respect of the Applicable Subsidiary Documents or any other document, except for (A) any such filing, registration, recording, execution or notarization as has been made and (B) any charge or tax as has been timely paid.
     (iv) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Subsidiary’s jurisdiction of organization or Tax residence or in which the Subsidiary has an office either (A) on or by virtue of the execution or delivery of the Applicable Subsidiary Documents or (B) on any payment to be made at such time by such Subsidiary pursuant to the Applicable Subsidiary Documents, except (i) for Excluded Taxes described in clause (c) or (d) of the definition of such term or (ii) as has been disclosed to the Administrative Agent and is not material (as determined by the

Administrative Agent acting reasonably) or (iii) in the case of clause (A), as have been paid.
     (v) The execution, delivery and performance of the Applicable Subsidiary Documents executed by such Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary is organized and existing, not subject to any notification or authorization at such time except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable).
     The Borrower agrees to give prompt notice (not to exceed five (5) Business Days) to the Administrative Agent after it obtains knowledge of any Specified Representation Deficiency and, upon such notice, will provide a LTV Certificate as of the date of such notice giving pro forma effect to removal of such Subsidiary as a Borrower Party.
     Section 2.11. Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
     (i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.15), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as not Default or Event of Default exists), to the funding of the Loans in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreements, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund its Loans; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article 4 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
     (b) Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should not longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE 3
Representations and Warranties
     The Borrower and each other Borrower Party represents to the Lender Parties on the Effective Date that:
     Section 3.01. Organization, etc. Each Borrower Party is a Person duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and each Borrower Party has the power and authority to own its property and to carry on its business as now being conducted and is duly qualified and, if applicable, in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
     Section 3.02. Authorization; Consents; No Conflict. The execution and delivery by such Borrower Party of any Loan Document to which it is a party and the performance of its obligations thereunder and the consummation of the transactions contemplated thereby (a) are within its organizational powers, (b) have been duly authorized by all necessary corporate action, (c) have received all necessary approvals, authorizations, consents, registrations, notices, exemptions and licenses (if any shall be required) from (i) the FRBNY and (ii) all other Governmental Authorities and other Persons, except in the case of (ii) such approvals, authorizations, consents, registrations, notices, exemptions or licenses non-receipt of which could not reasonably be expected to have a Material Adverse Effect, (d) do not and will not contravene, constitute a default under or conflict with any provision of (i) Law, (ii) any judgment, decree or order to which such Borrower Party is a party or by which it is bound, (iii) its Operating Documents or Organizational Documents or (iv) any provision of any agreement or instrument binding on such Borrower Party, or any agreement or instrument of which such Borrower Party is aware affecting the properties of such Borrower Party, except with respect to (i), (ii) and (iv) above, for any such contravention or conflict which could not reasonably be expected to have a Material Adverse Effect and (e) do not and will not result in or require the creation or imposition of any Adverse Claim on any of such Borrower Party’s properties, other than the Security Documents. Each of the Loan Documents to which such Borrower Party is a party has been duly authorized, executed and delivered by such Borrower Party.
     Section 3.03. Validity and Binding Nature. This Agreement and the other Loan Documents to which such Borrower Party is a party constitute (or will constitute when duly executed and delivered) legal, valid and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms, subject to bankruptcy, insolvency, examinership, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     Section 3.04. Financial Statements. The Borrower’s audited consolidated financial statements as at December 31, 2009, a copy of which has been furnished to each Lender, has been prepared in accordance with GAAP and fairly presents the financial condition of the Borrower and its Subsidiaries as at such date and the results of their operations for the period then ended.
     Section 3.05. Litigation and Contingent Liabilities. All Litigation Actions, taken as a whole, could not reasonably be expected to have a Material Adverse Effect. Other than any liability incident to such Litigation Actions or provided for or disclosed in the financial statements referred to in Section 3.04, and other than as set forth in the Borrower’s filings with the Securities and Exchange Commission, no Borrower Party has any contingent liabilities which are material to its business, credit, operations or financial condition of the Borrower Parties taken as a whole.
     Section 3.06. Security Interest.
     (a) The Mortgage creates a valid and (upon the taking of the actions required hereby or thereby) perfected security interest in favor of the Collateral Agent in the Collateral as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest under the laws of the United States have been (or in the case of future Collateral will be) duly taken (it being understood and agreed that, with respect to each applicable Aircraft Asset, only the Express Perfection Requirements shall apply), enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties. Schedule 3.06 hereto lists, (i) to the knowledge of the Borrower after due inquiry, all Permitted Liens described in clause (e) or (j) of the definition of Permitted Liens on the Collateral existing as of the Effective Date and (ii) all Permitted Liens described in clause (n) of the definition of Permitted Liens on the

Collateral existing as of the Effective Date of which a responsible officer of the Borrower has received written notice.
     (b) None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms hereof or of the Security Documents and except for Permitted Liens, and no Collateral is described in (i) any UCC financing statements filed against any Borrower Party other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry, or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, the Mortgage or any other security document in favor of the Collateral Agent, for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.
     (c) The rights and obligations of each Borrower Party (as lessor) under the Leases to which it is a party with respect to the Pool Aircraft are held free and clear of any Adverse Claim other than Permitted Liens, and such Borrower Party has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein as provided in the Mortgage and the other Security Documents.
     Section 3.07. Employee Benefit Plans. Each employee benefit plan (as defined in Section 3(3) of ERISA) maintained or sponsored by the Borrower or any Subsidiary complies in all material respects with all applicable requirements of law and regulations. During the 12-consecutive-month period prior to the execution and delivery of this Agreement, no ERISA Event has occurred, except in any such case for events which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is a member of, or contributes to, any Multiemployer Plan as to which the potential Withdrawal Liability based upon the most recent actuarial report could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has any material contingent liability with respect to any post retirement benefit under an employee welfare benefit plan (as defined in section 3(i) of ERISA), other than liability for continuation coverage described in Part 6 of Title I of ERISA.
     Section 3.08. Investment Company Act. No Borrower Party is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Borrower Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.
     Section 3.09. Regulation U. No Borrower Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No proceeds of the Loan will be sued to purchase or carry any margin stock or to extent credit to others for the purpose of purchasing or carrying any margin stock.

     Section 3.10. Information. (a) All written information furnished by or on behalf of any Borrower Party to any Lender Party in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, on the date furnished (and when taken in connection with previous information so furnished, and the information contained in the Borrower’s filings with the Securities and Exchange Commission, for the purpose of completeness) shall have been, to the best of each Borrower Party’s knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information contains any material misstatement of fact or omits to state any material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes an opinion or forecast, each Borrower Party represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.
     (b) All information furnished by the Borrower to any Lender Party on and after the date hereof shall be, to the best of the Borrower’s knowledge after due inquiry, true and accurate in every material respect as of the date of such information, and none of such information shall contain any material misstatement of fact or shall omit to state any material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes an opinion or forecast, each Borrower Party represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of the Borrower) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.
     Section 3.11. Compliance with Applicable Laws, etc. Each Borrower Party is in compliance with the requirements of all applicable laws, rules, regulations and orders of all Governmental Authorities (including ERISA) applicable to it, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Borrower Party is in default under any agreement or instrument to which such Borrower Party is a party or by which it or any of its properties or assets is bound, which default could reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.
     Section 3.12. Insurance. Each Borrower Party maintains, or has caused to be maintained, insurance as required by the Mortgage.
     Section 3.13. Taxes. Each Borrower Party has filed all Tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been established, and except where failure to files such returns or pay such Taxes, individually or in the aggregate, cannot reasonably be expected to have a Material Adverse Effect.

     Section 3.14. Borrower Information. Schedule 3.14, as updated from time to time in writing to the Lender Parties, accurately sets forth with respect to each Borrower Party (i) the location of its chief executive office, (ii) its jurisdiction of incorporation, (iii) its entity type and (iv) its employer or taxpayer identification number (if any) issued by its jurisdiction of incorporation. Each Borrower Party only has one jurisdiction of incorporation.
     Section 3.15. Solvency. As of the Effective Date (and as also reflected on the Borrower’s consolidated balance sheet dated as of December 31, 2009, and confirmed by the Appraisals dated as of February 8, 2010 (in the case of Aircraft Information Services, Inc. and Aviation Specialist Group), and February 12, 2010 (in the case of AVITAS, Inc.), delivered to the Administrative Agent as a condition to the occurrence of the Effective Date), the fair value of the assets of each of (x) the Borrower and (y) the Borrower Parties taken as a whole, exceed their respective liabilities. As of the Effective Date, neither the Borrower Parties taken as a whole nor the Borrower is or will be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents.
     Section 3.16. Sanctions. None of the Borrower Parties, any of their Subsidiaries or any director, officer, employee, agent, affiliate or representative of any Borrower Party or any of its Subsidiaries is a Person that is, or is owned or controlled by a Person that is, (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), the Government of Ireland or other sanctions authority relevant in the United States, Ireland or any other jurisdiction of incorporation or formation of any Borrower Party (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Prohibited Country”). For purposes of this Agreement, the Prohibited Countries shall be those countries reasonably determined by the Administrative Agent as subject to Sanctions from time to time and notified to the Borrower Parties. The Prohibited Countries as of the date hereof are listed on Annex 1.
     Section 3.17. Description of Aircraft and Leases.
     (a) Schedule 3.17(a) attached hereto, as amended from time to time pursuant to Section 2.10 and Section 5.09(a)(vii) hereof is a true and correct list of all Pool Aircraft and the country of registration of such Pool Aircraft.
     (b) Schedule 3.17(b) attached hereto, as supplemented from time to time pursuant to Section 2.18(f) of the Mortgage, is a true and correct list of all Leases (including, without limitation, any head leases) in effect with respect to the Pool Aircraft and the name and jurisdiction of organization or incorporation of the applicable Lessees.
     Section 3.18. Ownership. The Borrower Owns each Pool Aircraft, and the Borrower holds 100% of the Equity Interest in each Intermediate Lessee and each Owner Trust.
     Section 3.19. Use of Proceeds. The proceeds of the Loans will be used by the Borrower (a) to pay indebtedness of the Borrower outstanding as of the Effective Date, (b) to pay interest, fees and expenses payable on such indebtedness or payable hereunder and (c) for general corporate purposes.

ARTICLE 4
Conditions
     Section 4.01. Effective Date. The obligations of each Lender to make its Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
     (a) The Administrative Agent (or its counsel) shall have received from each Borrower Party and the Collateral Agent executed counterparts of this Agreement, including sufficient original executed counterparts for each Lender.
     (b) The Collateral Agent shall have received from each party thereto executed counterparts of the Mortgage and all supplements thereto in a form sufficient to file with the FAA, the International Registry and any other Governmental Authority where filing or registration of the Mortgage and any supplements thereto is required under Requirements of Law of the United States to perfect the Collateral Agent’s security interest in, and Lien on, the Pool Aircraft and all other Aircraft Assets.
     (c) The Administrative Agent shall have received a favorable written opinion (addressed to each Lender Party and dated the Effective Date) of each of (i) Clifford Chance US LLP with respect to New York law, in-house counsel to the Borrower with respect to California law and other matters, and A&L Goodbody with respect to Irish law, each counsel for the Borrower Parties, substantially in the form of Exhibit E-1A, E-1B and E-1C (as applicable) hereto as to such matters as any Lender Party may reasonably request, including non-contravention of any indenture, agreement, mortgage, deed of trust or other instrument to which any Borrower Party is a party or by which it is bound or any of its properties are subject (including, but not limited to, any Lease), and (ii) Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel to the Borrower Parties, substantially in the form of Exhibit E-2, and, in the case of each opinion required by this subsection, covering such other matters relating to the Borrower Parties, the Loan Documents, the Collateral or the transactions contemplated thereby as any Lender Party shall reasonably request. The Borrower Parties request such counsel to deliver such opinions.
     (d) The Collateral Agent shall have received UCC Financing Statements from each Borrower Party, naming such Borrower Party as debtor, naming the Collateral Agent (for the benefit of the Secured Parties) as secured party and describing the applicable Collateral (such UCC Financing Statements to be satisfactory to the Collateral Agent).
     (e) The Administrative Agent shall have received such documents and certificates as the Lender Parties or their respective counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Borrower Parties, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Borrower Parties, the Loan Documents, the Collateral or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the Lender Parties and their counsel.

     (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in clauses (k) and (l) of this Section 4.01.
     (g) The Borrower shall have paid all fees and other amounts due and payable to the Lender Parties or other Person in connection with the transactions contemplated under the Loan Documents on or before the Effective Date, including (i) an upfront fee to each Lender on the Effective Date in an amount equal to 2.00% of the amount of such Lender’s Commitment; (ii) any amounts due under the Fee Letter to any Person; and (iii) all other fees and other amounts due and payable to any other Person pursuant to any other agreement related to the transactions contemplated in the Loan Documents to the extent invoiced in reasonable detail.
     (h) The Administrative Agent and the Collateral Agent shall have received the results of a recent Lien, tax and judgment search in each relevant jurisdiction, including without limitation each jurisdiction in which each Borrower Party is organized, each jurisdiction in which each Pool Aircraft is registered, the FAA registry and the International Registry with respect to each Borrower Party and the Collateral, revealing no Liens on any of the assets of any Borrower Party or the Collateral, other than Permitted Liens.
     (i) All consents and approvals required to be obtained by the Borrower Parties from any Governmental Authority or other Person in connection with the transactions contemplated by the Loan Documents shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition.
     (j) The Administrative Agent shall have received a certificate from the Chief Financial Officer of the Borrower, in form and substance reasonably satisfactory to it, with respect to the Borrower Parties, taken as a whole, corresponding to the representations in Article 3.
     (k) The representations and warranties of the Borrower Parties contained in Article 3 of this Agreement and contained in each other Loan Document shall be true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     (l) Immediately after giving effect to the Loan, no Default or Event of Default shall have occurred and be continuing.
     (m) The Administrative Agent shall have received three Appraisals of each Pool Aircraft in form and substance satisfactory to it. Such Appraisals shall (i) have been conducted by a Qualified Appraiser prior to the Effective Date and (ii) show that the aggregate Appraised Value of all Pool Aircraft as of the Effective Date is sufficient to cause the Loan-to-Value Ratio to be less than or equal to 63%, after giving pro forma effect to the Loans to be made on the Effective Date.
     (n) The Administrative Agent shall have received evidence satisfactory to it that each of the Pool Aircraft are Owned by the Borrower as of the Effective Date.
     (o) The Administrative Agent shall have received evidence satisfactory to it that the Borrower has received all waivers and/or amendments to its existing indentures, agreements,

mortgage, deeds of trust and other instruments to which it is a party, and any waiver or approval required from the FRBNY, necessary to allow it to undertake the transactions contemplated by the Loan Documents.
     (p) The Administrative Agent shall have received from each Borrower Party such supplements to the Mortgage, charges, consents, UCC Financing Statements and amendments and other similar instruments, agreements, certificates, documents and opinions of counsel as the Lender Parties may reasonably request, together with evidence to their satisfaction that all necessary actions have been taken, in order to grant the Collateral Agent, for the benefit of the Secured Parties, a first-priority security interest in, and Lien on, the Collateral, provided that, with respect to each applicable Aircraft Asset, only the Express Perfection Requirements shall apply.
     (q) The Borrower shall have delivered to each Lessee, and the Administrative Agent shall have received copies of, a Lessee Notice (as defined in the Mortgage), executed by the applicable Borrower Party, relating to each lease of each Pool Aircraft.
     (r) The Collateral Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest in the Collateral (subject only to Permitted Liens) (it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied).
     (s) Each Lender who requests a Note (or the Administrative Agent, on behalf of each such Lender) shall have received a signed original of a Note with respect to its Loan, duly executed by the Borrower.
     (t) The Administrative Agent shall have received insurance certificates and broker’s letters or other evidence reasonably satisfactory to the Administrative Agent confirming that each Borrower Party maintains, or has caused to be maintained, insurance as required by the Mortgage.
     (u) At least 10 days prior to the Effective Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act.
Promptly after the Effective Date occurs, the Administrative Agent shall notify each other Lender Party and each Borrower Party thereof, and such notice shall be conclusive and binding.
     Without limiting the generality of the provisions of the last paragraph of Section 8.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

     Section 4.02. Quiet Enjoyment Letters. Prior to the Effective Date, the Collateral Agent shall have provided a quiet enjoyment letter (in the form provided to the Collateral Agent by the Borrower) relating to each Lease of each Aircraft that will be a Pool Aircraft as of the Effective Date.
ARTICLE 5
Covenants
     Until all the principal of and interest on the Loans and all fees payable hereunder have been paid in full, each Borrower Party covenants and agrees with each Lender Party that:
     Section 5.01. Legal Existence and Good Standing. Except as permitted under Section 2.10 or Section 5.17, such Borrower Party shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Borrower Parties; provided, however, that no Borrower Party will be required to preserve any such right or franchise if it shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower Party and that the loss thereof is not disadvantageous in any material respect to the Lenders or the Administrative Agent.
     Section 5.02. Protection of Security Interest of the Lenders.
     (a) Such Borrower Party shall deliver to the Collateral Agent such additional supplements to the Mortgage, charges, consents and other similar instruments, agreements, certificates, opinions and documents (including UCC Financing Statements and charge documents) as the Collateral Agent or the Administrative Agent may reasonably request to effectuate the terms hereof and under and in accordance with the Security Documents and thereby to:
     (i) (A) grant, maintain, protect and evidence security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, (B) take all actions necessary to perfect security interests in favor of the Collateral Agent in accordance with (1) the laws of the United States (or any instrumentality thereof) (including but not limited to the filing of UCC Financing Statements in the appropriate locations, including the State of California and the District of Columbia, and appropriate offices and registrations and recordings with the FAA and the International Registry), (2) the Cape Town Convention, (3) the laws of the jurisdiction of registration of each Pool Aircraft and (4) the laws of any other jurisdiction applicable to the Borrower Party (in the reasonable judgment of the Collateral Agent), in any or all present and future property of such Borrower Party which would constitute Collateral under and in accordance with the terms of the Security Documents prior to the Liens or other interests of any Person, except to the extent Permitted Liens may have priority; and
     (ii) otherwise establish, maintain, protect and evidence the rights provided to the Collateral Agent, for the benefit of the Secured Parties, under and in accordance with the terms hereof and of the Security Documents including anything that may be necessary or advisable under (A) the laws of the United States (or any instrumentality thereof), (B) the Cape Town Convention, (C) the laws of the jurisdiction of registration of each Pool Aircraft and (D) the laws of any other jurisdiction applicable to the Borrower Party (in the judgment of the Collateral Agent);
provided, however, that, with respect to the security interest in any Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied.
     (b) No Borrower Party shall change its name, identity or corporate structure (within the meaning of Article 9 of the UCC) unless such Borrower Party shall have given the Collateral Agent at least thirty (30) days’ prior written notice thereof; provided that, upon the Collateral Agent’s request in any case in which, in the Collateral Agent’s reasonable opinion, such change of name, identity or corporate structure would or could make the Mortgage, the other Security Documents, any filings or registrations or any financing statement or continuation statement filed pursuant to the terms hereof or any other Loan Documents misleading within the meaning of Section 9-402(7) of the UCC or any other applicable law, such Borrower Party shall promptly file appropriate amendments to all previously made filings or registrations and all previously filed financing statements and continuation statements.
     (c) Each Borrower Party shall give the Collateral Agent at least thirty (30) days’ prior written notice of any change of such Borrower Party’s jurisdiction of incorporation.
     (d) The Borrower shall furnish to the Collateral Agent from time to time such statements and schedules further identifying and describing the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     Section 5.03. Ownership, Operation and Leasing of Pool Aircraft. No Borrower Party shall:
     (a) other than in connection with a sale, transfer or other disposition permitted under Section 5.04, permit any Person other than the Borrower (except to the extent of the Local Requirements Exception) to own beneficially any Pool Aircraft, nor permit any Person other than the Borrower or an Owner Trust (except to the extent of the Local Requirements Exception) to hold title to any Pool Aircraft;
     (b) other than in connection with a sale, transfer or other disposition permitted under Section 5.04, permit any Person other than the Borrower (except to the extent of the Local Requirements Exception) to hold any portion of the Equity Interest in any Intermediate Lessee;
     (c) enforce or amend, replace or waive any term of, or otherwise modify, any Lease with respect to any Pool Aircraft in a manner other than in a manner consistent with Leasing Company Practice;
     Section 5.04. Limitation on Disposition of Aircraft. Except as expressly provided in Section 2.10 or Section 5.17, the Borrower shall not sell, transfer or otherwise dispose of any Pool Aircraft unless the requirements in Section 5.16(a) shall be satisfied after giving pro forma effect to such sale, transfer or other disposition.

     Section 5.05. Payment of Taxes or Other Claims. The Borrower will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any of its Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Borrower or any of its Subsidiaries; provided, however, that the Borrower shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 5.06. Representations Regarding Operation. No Borrower Party shall represent or hold out, or consent to any Lessee to represent or hold out, any Lender Party as (i) the owner or lessor of any Pool Aircraft, (ii) carrying goods or passengers on any Pool Aircraft or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any Pool Aircraft.
     Section 5.07. Compliance with Laws, Etc. Each Borrower Party shall comply in all material respects with all Requirements of Law (including ERISA or any laws applicable to any Foreign Pension Plan), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges is caused by a Third Party Event (and only for so long as the Borrower and the applicable Borrower Party are complying with the requirements of the proviso to the last paragraph of Section 2.16(a) of the Mortgage) or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Borrower Party to perform its obligations under the Loan Documents.
     Without limiting the foregoing, each Borrower Party shall obtain all governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required to be obtained by it in connection with the Loan Documents and for the Pool Aircraft Owned or leased by it, including a current certificate of airworthiness for each Pool Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Pool Aircraft) unless such Pool Aircraft is not subject to a Lease or is undergoing maintenance or modification or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Borrower Party to perform its obligations under the Loan Documents, in which case all appropriate governmental (including regulatory) registrations, certificates, licenses, permits and authorizations shall be maintained.
     Section 5.08. Notice of Adverse Claim or Loss. Each Borrower Party shall notify the Lender Parties promptly after a responsible officer of the Borrower obtaining knowledge thereof, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Collateral (other than Permitted Liens), (ii) of the occurrence of any event which would have a material adverse effect on the assignments and security interests granted by the Borrower Parties under any Loan Document, (iii) of any loss, theft, damage, or destruction to any Pool Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the greater of the damage notification threshold under the relevant Lease and $2,000,000; and (iv) as soon as such Borrower Party becomes aware of any settlement offer received by such Borrower Party with respect to any claim of damage or loss in excess of $10,000,000 with respect to a Pool Aircraft.
     Section 5.09. Reporting Requirements.
     (a) The Borrower shall furnish, or cause to be furnished, to the Administrative Agent:
     (i) as soon as available and in any event within 95 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of the Borrower and its consolidated Subsidiaries, certified by any firm of nationally recognized independent certified public accountants;
     (ii) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, with respect to the Borrower and its consolidated Subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of the Borrower identifying such balance sheets or statements as being the balance sheets or statements of the Borrower described in this paragraph (ii) and stating that the information set forth therein fairly presents the financial condition of the Borrower and its consolidated Subsidiaries as of the last day of such quarter of such Fiscal Year in conformity with GAAP, subject to year-end adjustments and omissions of footnotes and subject to the auditors’ year end report;
     (iii) concurrently with each delivery of financial statements under clause (i) or (ii) above, a certificate of a Financial Officer of the Borrower (A) certifying as to whether to his or her knowledge an Event of Default has occurred and is continuing and, if an Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (B) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower’s most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (iv) as soon as possible and in any event within two Business Days after he or she obtains knowledge of the occurrence and continuance of a Default or an Event of Default (including, for the avoidance of doubt, by receipt of a notice of any default under any Material Indebtedness which with the passing of time or giving of notice or otherwise could reasonably be expected to lead to an Event of Default under Article 6(f)), a written statement of a Financial Officer of the Borrower setting forth complete details of such Default or Event of Default, and the action, if any, which the Borrower Parties have taken or propose to take with respect thereto;
     (v) promptly, from time to time, subject to applicable confidentiality restrictions such other information, documents, Records or reports respecting the Pool

Aircraft, the Leases, the Aircraft Assets or the condition or operations, financial or otherwise, of the Borrower Parties or any of their Subsidiaries which are reasonably available to it and which the Administrative Agent may, from time to time, reasonably request;
     (vi) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the performance of any Borrower Party’s obligations hereunder or under any other Loan Document, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Loan Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which a responsible officer has knowledge;
     (vii) on or prior to each LTV Determination Date, a certificate of a Financial Officer in substantially the form of Exhibit I (an “LTV Certificate”) setting forth in detail reasonably satisfactory to the Administrative Agent (i) computations of the Loan-to-Value Ratio as of such LTV Determination Date, (ii) if applicable, the LTV Cure that was or will be, as applicable, undertaken by the Borrower pursuant to Section 5.16 (including, if applicable, the Non-Pool Aircraft that the Borrower has added or will add to the Designated Pool to effectuate such LTV Cure) and (iii) a complete list of all Pool Aircraft comprising the Designated Pool as of such LTV Determination Date (which list shall replace Schedule 3.17(a) hereto upon delivery of such LTV Certificate), together with three Appraisals, each conducted by a Qualified Appraiser, in substance reasonably satisfactory to the Administrative Agent, of any Aircraft added (or being proposed to be added pursuant to an LTV Cure) to the Designated Pool since the immediately preceding LTV Determination Date; provided, however, no Aircraft may be removed from Schedule 3.17(a) (and any such removal shall be ineffective) unless the Borrower shall be in compliance with Section 5.16.
     (viii) as soon as is available and in any case within ten Business Days after the Appraisal Date, three Appraisals of each Pool Aircraft from Qualified Appraisers and, at any time during the continuance of an Event of Default, at the request of the Administrative Agent, Appraisals of the Pool Aircraft specified in such request from Qualified Appraisers. Each Appraisal shall be conducted (i) by a Qualified Appraiser, (ii) at the sole cost and expense of the Borrower and (iii) no more than thirty (30) days prior to the date such Appraisal is furnished.
     (b) The Lender Parties are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to any other Lender Party, to any Government Authority having jurisdiction over any such Person or any Borrower Party pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by the Lenders or to any other Person who shall acquire or consider the assignment of, or acquisition of any interest in, any Obligation permitted by this Agreement; provided that such Person (not including any Government Authority or any rating agency) agrees in writing to the confidentiality provisions set forth in Section 9.14.

     (c) Documents required to be delivered pursuant to this Section 5.09 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at a website address provided to the Administrative Agent; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.09(a)(iv) to the Administrative Agent. Except for the items in subsections (iv) and (viii) of 5.09(a), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Administrative Agent and/or an Arranger Entity will make available to the Lenders information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, any Arranger Entity and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and an Arranger Entity shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.
     Section 5.10. Limitation on Transactions with Affiliates. No Borrower Party shall enter into, renew or extend any transaction after the date hereof (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Borrower (other than any of its Subsidiaries), except upon terms no less favorable to such

Borrower Party than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements. Notwithstanding the foregoing, nothing in this Section shall have the effect of prohibiting any transaction authorized by Section 2.10 or any insurance transaction that is entered into in the ordinary course of business and not for speculative purposes between Borrower and Parent or any Affiliate of Parent.
     Section 5.11. Inspections. Not more frequently than one time per calendar year (unless an Event of Default shall have occurred and be continuing), the Administrative Agent, or its agents or representatives, may, upon reasonable notice and during regular business hours, at the Borrower Party’s expense, which notice shall in no event be less than five Business Days (except if an Event of Default shall have occurred and be continuing), as requested by the Administrative Agent, (i) examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of any Borrower Party and (ii) visit the offices and properties of any Borrower Party, for the purpose of examining such materials described in clause (i) above, and discussing matters relating to the Aircraft Collateral or any Borrower Party’s performance under the Loan Documents or under the Leases with any appropriate officers or employees of any Borrower Party, having knowledge of such matters.
     Section 5.12. Use of Proceeds; Margin Regulations. The proceeds of the Loans will be used solely to (a) pay indebtedness of the Borrower outstanding as of the Effective Date, (b) pay interest, fees and expenses payable on such indebtedness or payable hereunder and (c) general corporate purposes. No part of the proceeds of the Loans will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.
     Section 5.13. Insurance. Each Borrower Party shall maintain or cause to be maintained insurance covering such risks, and in such amounts as specified in Section 2.17 and Schedule V of the Mortgage.
     Section 5.14. UNSC, EU and United States Sanctions and Export Restrictions. No Borrower Party shall, nor shall it permit or cause any of its Subsidiaries to, directly or through a Subsidiary, lease, sell, purchase or own an aircraft, to any Person to which the export and/or use of such aircraft or engine is not permitted (including by reason of such Person’s location), or would not be permitted if the Borrower Party’s transaction were governed by the laws of the United States, under (A) any UNSC sanctions or export restrictions, (B) any EU sanctions or export restrictions, (C) any sanctions administered or enforced by OFAC, (D) the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Commerce Department, (E) the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. Department of State, or (F) any subsequent sanctions, regulations or orders, the effect of which prohibits or restricts the export and/or use of aircraft to such country or such Person, after giving effect in each case to applicable licenses and other exemptions. Each Borrower Party shall, and shall cause any of its Subsidiaries to, deliver to the Lenders any certification or other evidence reasonably requested from time to time by the Lenders, confirming its compliance with this Section.

     Section 5.15. Sanctions. (a) No Borrower Party shall, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Lender Party participating in the Loans, whether as lender, borrower, advisor or otherwise.
     (b) No Borrower Party shall permit any Pool Aircraft (i) to be registered in, or operated by any Lessee domiciled in, or organized under the laws of, a Prohibited Country or (ii) to be operated by any Lessee under a Lease if the existence of such Lease would cause any Borrower Party to be in violation of Section 5.14 or this Section 5.15, otherwise in violation of any Sanctions, or in violation of any Requirement of Law relating to money laundering, including the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), or any implementing regulations thereunder.
     Section 5.16. Loan-to-Value Ratio; Average Age.
     (a) The Borrower will not permit (i) the Loan-to-Value Ratio on any LTV Determination Date to exceed 63% and (ii) the Average Age on any LTV Determination Date to exceed the age that is equal to the sum of (x) the Average Age on the Effective Date, plus (y) the amount of time elapsed since the Effective Date, plus (z) 6 months; provided that the Average Age may exceed such age for up to 120 consecutive days if such excess results solely from an Event of Loss or Specified Representation Deficiency.
     (b) The Loan-to-Value Ratio shall be tested on the Effective Date, each Payment Date beginning on the second Payment Date, upon the sale or removal of any Pool Aircraft from the Designated Pool in accordance with Section 2.10, upon the substitution of a Non-Pool Aircraft for a Pool Aircraft or prepayment under Section 2.06, upon an Event of Loss and upon a Specified Representation Deficiency in accordance with Section 2.10(g) (each such date, a “LTV Determination Date”).
     (c) In the event that the Loan-to-Value Ratio as of any LTV Determination Date is or will be (as applicable in accordance with Section 5.16(d)), after giving effect to any sale, removal or substitution of any Pool Aircraft, greater than that permitted pursuant to Section 5.16(a) above, the Borrower shall be required, in any combination, to (i) prepay all or a portion of the principal amount of the Loans by deposit into the Administrative Agent’s Account and/or (ii) add Non-Pool Aircraft, in each case such that the Designated Pool shall be in compliance with Section 5.16(a) after giving pro forma effect to such addition (each of (i) and (ii), an “LTV Cure”), in an aggregate amount sufficient to cause the Loan-to-Value Ratio, after giving pro forma effect to any LTV Cure, to satisfy the requirements of Section 5.16(a) as of such LTV Determination Date.
     (d) The Borrower shall complete the applicable LTV Cure(s) (i) in connection with any LTV Determination Date relating to the sale, substitution or removal of any Pool Aircraft, or that is the Effective Date, on or prior to the LTV Determination Date, and (ii) after any other LTV Determination Date, (A) with respect to any LTV Cure consisting of prepayment of the

Loans, within three Business Days following the delivery of such LTV Certificate and (B) with respect to any other LTV Cure, within 45 days (or within 120 days in the case of an LTV Cure resulting from an Event of Loss or Specified Representation Deficiency) following the delivery of such LTV Certificate.
     Section 5.17. Mergers, Consolidations and Sales of Assets. (a) The Borrower shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Borrower shall not permit any Person to consolidate with or merge into the Borrower or convey, transfer or lease its properties and assets substantially as an entirety to the Borrower, unless:
     (i) in case the Borrower shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an amendment hereto, executed and delivered to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, the due and punctual payment of the principal of (and premium, if any) and interest on all the Loans and the performance of every covenant of this Credit Agreement and the other Loan Documents on the part of the Borrower to be performed or observed;
     (ii) immediately after giving effect to such transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;
     (iii) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, any properties or assets of the Borrower would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted under Sections 5.02 and 5.03, the Borrower or such successor Person shall take such steps as shall be necessary effectively to (A) restore (if adversely affected) a first priority perfected security interest in the Collateral for the benefit of the Collateral Agent (on behalf of the Secured Parties) in accordance with the requirements of the Loan Documents and (B) otherwise secure the Obligations equally and ratable with (or, at the option of the Borrower, prior to) all indebtedness secured thereby; and
     (iv) the Borrower has delivered to the Administrative Agent an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if any amendment is required in connection with such transaction, such amendment comply with this Section 5.17 and that all conditions precedent herein provided for relating to such transaction have been complied with.
     (b) Upon any consolidation by the Borrower with or merger by the Borrower into any other Person or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with clause (a), the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the Loan Documents with the same effect as if such successor Person had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Loan Documents.
     Section 5.18. Requirements Following Additions to Designated Pool. (a) The Borrower shall deliver to the Collateral Agent a Lessee Acknowledgement (as defined in the Mortgage) executed by the lessee of each Pool Aircraft as promptly as practicable after such Aircraft is included in the Designated Pool, but in any event no later than 120 days after such date, including with respect to Aircraft included in the Designated Pool on the Effective Date.
     (b) Required Cape Town Registrations with respect to International Interests in Leases that are not registered on the International Registry as of the date an Aircraft is added to the Designated Pool shall be made as promptly as practicable, but in any event no later than 120 days after such date.
ARTICLE 6
Events of Default
     If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due;
     (b) the Borrower shall fail to pay when due any interest on the Loans and such failure shall continue unremedied for a period of three Business Days, or the Borrower shall fail to pay when due any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of seven Business Days after demand upon or other notice to such Borrower;
     (c) any representation, warranty or certification made or deemed made by or on behalf of any Borrower Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and the adverse effect thereof, if capable of being remedied, shall continue unremedied for a period of 30 days after the date on which the applicable Borrower Party shall have received written notice thereof from any Lender Party;
     (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.01, 5.04, 5.13, 5.16(a)(ii), 5.16(d) or 5.17;
     (e) any Borrower Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above), and such failure shall continue unremedied for a period of 60 days (or, if the Borrower failed to give notice of such noncompliance or nonperformance pursuant to Section 5.09(a)(iv) within two Business Days after obtaining knowledge thereof, 60 days minus the number of days elapsed between the date the Borrower obtained such knowledge and the date the Borrower gives the notice pursuant to Section 5.09(a)(iv), but in no event less than two Business Days) after notice thereof from any Lender Party to the Borrower (which notice will be given by the Administrative Agent at the request of the Required Lenders);
     (f) default under any mortgage, indenture or instrument under which there is issued, or which secures or evidences, any Material Indebtedness of the Borrower or any Borrower Party now existing or hereinafter created, which default shall constitute a failure to pay any amount of principal of or interest on such Material Indebtedness when due and payable (other than as a result of acceleration), after expiration of any applicable grace period with respect thereto, or shall have resulted in an aggregate principal amount of any Material Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a written notice to the Borrower by the Administrative Agent or to the Borrower and the Administrative Agent by the Lenders of at least 25% in outstanding principal amount of the Loans, specifying such default with respect to the other indebtedness and requiring the Borrower to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of an Event of Default hereunder;
     (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (h) any Borrower Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, examination or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, examiner, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) have its board of directors vote to approve any action for the purpose of effecting any of the foregoing;
     (i) any Borrower Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (j) one or more judgments for the payment of money in an aggregate amount exceeding $50,000,000 shall be rendered against the Borrower Parties taken as a whole and shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Borrower Party to enforce any such judgment; or
     (k) any Lien purported to be created under any Security Document shall be asserted by any Borrower Party not to be, a valid and perfected Lien on any Collateral with the same priority as and to the extent provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;
     (l) an ERISA Event shall have occurred that when taken either alone or together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;
then, and in every such event (except an event with respect to the Borrower described in clause (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, (i) if such notice shall have been delivered prior to the making of the Loans, declare the Commitments to be terminated or (ii) if such notice shall have been delivered after the making of the Loans, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower; and in the case of any event with respect to any Borrower Party described in clause (g) or (h) above, (1) if such event shall have occurred prior to the making of the Loans, the Commitments shall automatically be terminated and (2) if such event shall have occurred after the making of the Loans, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower Parties.
ARTICLE 7
Guaranty
     Section 7.01. Guaranty. Each Borrower Party hereby guarantees the punctual payment upon the expiration of any applicable remedial period, whether at scheduled maturity or by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all of its Guaranteed Obligations (each Borrower Party in its capacity as guarantor under this Article 7, a “Guarantor Party”). Without limiting the generality of the foregoing, the liability of each Guarantor Party shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, examination or similar proceeding involving such other Borrower Party.
     Section 7.02. Contribution. Subject to Section 7.03, each Guarantor Party hereby unconditionally agrees that in the event any payment shall be required to be made to any Secured Party under this Article 7, such Guarantor Party in its capacity as such will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor Party so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
     Section 7.03. Guaranty Absolute. Each Guarantor Party guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor Party under or in respect of this Article 7 are independent of the Guaranteed Obligations or any other Obligations of any other Borrower Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor Party to enforce this Article 7, irrespective of whether any action is brought against any other Borrower Party or whether any other Borrower Party is joined in any such action or actions. The liability of each Guarantor Party under this Article 7 shall be irrevocable, absolute and unconditional, and each Guarantor Party hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any other Borrower Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Borrower Party or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of security interest in or Lien on any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Borrower Party under the Loan Documents or any other assets of any Borrower Party or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of any Borrower Party or any of its Subsidiaries;

     (f) any failure of any Secured Party to disclose to any Borrower Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party now or hereafter known to such Secured Party (each Guarantor Party waiving any duty on the part of the Secured Parties to disclose such information);
     (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or
     (h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Borrower Party or any other guarantor or surety other than satisfaction in full of the Obligations.
This Article 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor Party’s Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower Party or otherwise, all as though such payment had not been made.
     In furtherance of the foregoing and without limiting the generality thereof, each Guarantor Party agrees as follows:
          (a) the obligation pursuant to this Article 7 is a guaranty of payment when due and not of collectability, and is a primary obligation of each Guarantor Party and not merely a contract of surety;
          (b) the Administrative Agent may enforce the Guaranteed Obligations upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Secured Party with respect to the existence of such Event of Default;
          (c) the obligations of each Guarantor Party hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor Party) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor Party whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;
          (d) payment by any Guarantor Party of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor Party’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor Party’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor Party from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor Party, limit, affect, modify or abridge any other Guarantor Party’s liability hereunder in respect of the Guaranteed Obligations;

          (e) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor Party’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor Party) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith and any Security Document including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor Party against any other creditor or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and
          (f) this Article 7 and the obligations of Guarantor Parties hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor Party shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Secured Party might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Secured Party’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower and any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Secured Party in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor Party as an obligor in respect of the Guaranteed Obligations.
     Section 7.04. Waiver and Acknowledgments. (i) Each Guarantor Party hereby waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 7 and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower Party or any other Person or any Collateral.
     (a) Each Guarantor Party hereby unconditionally and irrevocably waives any right to revoke this Article 7 and acknowledges that this Article 7 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future.
     (b) Each Guarantor Party hereby unconditionally and irrevocably waives any defense (i) arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor Party or other rights of such Guarantor Party to proceed against any of the other Borrower Parties, any other guarantor or any other Person or any Collateral; (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor Party under this Article 7; (iii) arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor Party including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor Party from any cause other than payment in full of the Guaranteed Obligations; (iv) based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (v) based upon any Secured Party’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (vi) based on any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder; (vii) based on the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof; (viii) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; and (ix) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

     (c) Each Guarantor Party hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor Party any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party or any of its Subsidiaries now or hereafter known by such Secured Party.
     (d) Each Guarantor Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 7 are knowingly made in contemplation of such benefits.
     Section 7.05. Subrogation. Each Guarantor Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor Party’s Guaranteed Obligations under or in respect of any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Borrower Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of such Guarantor Party’s Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, it being understood that payments in respect of inter-company advances exclusively among the Borrower Parties in the ordinary course of business are not prohibited under this Section 7.05 unless an Event of Default has occurred and is continuing. If any amount shall be paid to any Guarantor Party in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor Party and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor Party’s Guaranteed Obligations and all other amounts payable by it under this Article 7, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Guarantor Party’s Guaranteed Obligations or other amounts payable by it under this Article 7 thereafter arising. If all of the Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, the Secured Parties will, at any Guarantor Party’s request and expense, execute and deliver to such Guarantor Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor Party of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor Party pursuant to this Article 7.
     Section 7.06. Payment Free and Clear of Taxes. Any and all payments by any Guarantor Party under this Article 7 shall be made in accordance with the provisions of this Agreement, including the provisions of Section 2.08 (and such Guarantor Party shall make such payments of Taxes or Other Taxes to the extent described in Section 2.08), as though such payments were made by the Borrower.

     Section 7.07. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 7.08. Continuing Guaranty. This Article 7 is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, and (b) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. No Guarantor Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent.
     Section 7.09. Subordination of Certain Intercompany Indebtedness. Each Guarantor Party hereby agrees that any obligations owed by it to another Borrower Party shall be subordinated to the Obligations of such Guarantor Party and that any indebtedness owed to it by another Borrower Party shall be subordinated to the Obligations of such other Borrower Party, it being understood that such Guarantor Party or such other Borrower Party, as the case may be, may make payments on such intercompany indebtedness unless an Event of Default has occurred and is continuing.
     Section 7.10. Limit of Liability. (a) Each Guarantor Party shall be liable only for Guaranteed Obligations aggregating up to the largest amount that would not render its Guaranteed Obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.
     (b) In the event that the direct or indirect assets of any Borrower Party organized under the laws of Ireland are insufficient to pay in full all claims made by the Secured Parties in respect of Guaranteed Obligations of such Borrower Party, then the Secured Parties shall have no further claim against such Borrower Party with respect to its Guaranteed Obligations for amounts that exceed its direct or indirect assets at such time.
     (c) The guarantees, obligations, liabilities and undertakings granted by any Grantor organized under the laws of France under this Agreement and the other Loan Documents shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by such Grantor or Grantors in connection with back-to-back leasing activities between it and the Borrower with respect to the lease of Pool Aircraft.
ARTICLE 8
Agents
     Section 8.01. Appointment and Authority. (a) Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

Except as expressly provided herein, the provisions of this Article are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Borrower Party shall have rights as a third party beneficiary of any of such provisions.
     (b) Goldman Sachs is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Goldman Sachs to act as Syndication Agent in accordance with the terms hereof and the other Loan Documents. The Syndication Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable.
     (c) In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Borrower Party. The Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Effective Date, Goldman Sachs, in its capacity as the Syndication Agent, shall not have any obligations but shall be entitled to all benefits of this Article 8. The Syndication Agent may resign from such role at any time, with immediate effect, by giving prior written notice thereof to the Administrative Agent and the Borrower.
     (c) Each Lender irrevocably authorizes the Syndication Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to the Syndication Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Syndication Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Syndication Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.
     (d) The Administrative Agent hereby agrees that it shall (i) furnish to Goldman Sachs, in its capacity as a lead arranger, upon Goldman Sachs’ request, a copy of the Register, (ii) cooperate with Goldman Sachs in granting access to any Lenders (or potential lenders) who Goldman Sachs identifies to the Platform and (iii) maintain Goldman Sachs’ access to the Platform.
     Section 8.02. Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

     Section 8.03. Exculpatory Provisions. Each Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, each Agent:
     (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, and shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender;
     (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and
     (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.
     No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.02 and Article 5) or (ii) in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Agent by the Borrower or a Lender.
     No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth anywhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
     Section 8.04. Reliance by each Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a

Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 8.05. Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Representatives. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Representatives of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
     Section 8.06. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Representatives in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
     Section 8.07. Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any Lender or any of their Representatives and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any Lender or any of their Representatives and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
     Section 8.08. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Arranger Entities listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent or a Lender hereunder,
     Section 8.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 9.03) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 9.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     Section 8.10. Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the

Required Lenders will confirm in writing the Administrative Agent’s authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.10.
ARTICLE 9
Miscellaneous
Section 9.01. Notices Generally. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
     (i) if to the Borrower, the Administrative Agent, the Syndication Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and
     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
     Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
     (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

     (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent or any of its Affiliates and their respective partners, directors, officers, employees, agents, trustees and advisors (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (d) Change of Address, Etc. Each of the Borrower and each Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
     (e) Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent, each Lender and the Representatives of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with each Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
     Section 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loans shall not be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.
     (b) No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into or consented to by the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the written consent of the Administrative Agent (acting at the direction of the Required Lenders); provided that without the consent of each affected Lender, no such agreement shall have the effect of (i) increasing the Commitments of such affected Lender; (ii) reducing the amount of principal, interest or fees owing to such affected Lender; and (iii) changing the times or dates for payment of principal or interest to such affected Lender; provided further that without the consent of all of the Lenders, no such agreement shall have the effect of (i) changing the Loan-To-Value Ratio that is required to be maintained, (ii) releasing all or substantially all of the Collateral prior the repayment of the Loans in full, (iii) amending the definition of Required Lenders and (iv) amending clause (q) of the definition of Permitted Liens; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent without such Person’s prior written consent. Any purported waiver, amendment or other modification of any Loan Document or any provision thereof that does not comply with this Section 9.02(b) shall be null and void and of no legal effect.
     (c) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) neither of the Commitment and the principal amount of the Loans of any Defaulting Lender may be increased or extended, and the maturity of any Loans of any Defaulting Lender may not be extended, in each case without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

     Section 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the administration of this Agreement and the other Loan Documents, and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) including in each case the reasonable fees, charges and disbursements of counsel engaged by the Administrative Agent or the Collateral Agent (including the allocated fees of in-house counsel) (except as expressly set forth in the Fee Letter), and (ii) any out-of-pocket expenses incurred by any Lender Party in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents and expenses incurred during any workout, restructuring or negotiations in respect of any Loans or any Loan Documents, including in each case the fees, charges and disbursements of counsel, accountants, financial advisers and other experts engaged by such Lender Party (including the allocated fees of in-house counsel) (except as expressly set forth in the Fee Letter).
     (b) The Borrower agrees to indemnify each Lender Party and each of their respective Representatives (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (exclusive however of Taxes, it being understood that the sole indemnification provided by the Borrower to the Indemnitees in respect of Taxes is set forth in Section 2.08), incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Borrower Party or any of their respective Affiliates) relating to: (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, or any amendment, supplement or waiver thereto, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or (iii) any actual or alleged presence or release of Hazardous Materials on any property currently or formerly owned, leased, operated or used by any Borrower Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower Party or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. If any Indemnitee is entitled to indemnification under this Section 9.03 with respect to any action or proceeding brought by a third party that is also brought against any Borrower Party, the relevant Borrower Party will be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to the Indemnitee. Upon assumption by such Borrower Party of the defense of any such action or proceeding, the Indemnitee will have the right to participate in such action or proceeding and to retain its own counsel but such Borrower Party will not be liable for any legal expenses of other counsel subsequently incurred by such Indemnitee in connection with the defense thereof unless (i) such Borrower Party has agreed to pay such fees and expenses, (ii) such Borrower Party will have failed to employ counsel reasonably satisfactory to the Indemnitee in a timely manner or (iii) the Indemnitee will have been advised by counsel that there are actual or potential conflicts of interest between any Borrower Party and the Indemnitee, including situations in which there are one or more legal defenses available to the Indemnitee that are different from or additional to those available to any Borrower Party, except that to the extent (x) there is more than one claim and (y) each actual or potential conflict of interest applies to fewer than all of such claims and can be isolated by separating into separate lawsuits or proceedings such claims in which an actual or potential conflict of interest arises (with respect to which lawsuits or proceedings such Borrower Party will be responsible for legal expenses of the Indemnitee’s counsel) from those in which no actual or potential conflict of interest arises (with respect to which lawsuits or proceedings such Borrower Party will not be responsible for legal expenses of the Indemnitee’s counsel). No Borrower Party will consent to the terms of any compromise or settlement of any action defended by any Borrower Party in accordance with the foregoing without the prior consent of the applicable Indemnitees, provided that such consent of the applicable Indemnitees shall not be unreasonably withheld if such compromise or settlement (i) includes an unconditional release of such Indemnitees from all liability arising out of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnitee.
     (c) No Borrower Party shall assert, and it waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, the Loans or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
     (d) The provisions of Section 2.08 and this Section 9.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby and thereby, the repayment of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of any Lender Party. All amounts due under this Section 9.03 shall be payable on written demand therefor.
     (e) All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
     (f) To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to any Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.09(f).
     (g) To the extent that any payment by or on behalf of the Borrower is made to any Lender Party, or any Lender Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     (h) The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 9.04. Successors and Assigns. The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as provided in Section 2.10 or Section 5.17 hereof, the Borrower may not assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.05. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly provided herein, the Representatives of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     Section 9.05. Assignments by Lenders. (a) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i) Minimum Amounts.
(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in clause (i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 (or such lower amount that is the entire outstanding amount of the Loans held by such Lender) unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (a)(i)(B) of this Section and, in addition:
(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required for any assignment to any Person unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to an Arranger Entity, a Lender, an Affiliate of a Lender or an Approved Fund; provided that such Person shall not be engaged primarily in the aircraft leasing business or aviation advisory business or be an air carrier; and
(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is not by an Arranger Entity or is to a Person that is not an Arranger Entity, a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural person.
(vi) Certain Additional Payments. In connection with the assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.08, 2.09 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) of this Section.
     Without limiting the foregoing, if any Lender assigns any of its rights or obligations under this Agreement to an assignee and, as a result of circumstances existing at the date on which such assignment occurs, the Borrower would be obliged to make a payment to such assignee under Sections 2.08 or 2.09, then the rights of such assignee to receive payment under such Sections by reference to the circumstances existing as at the date of such assignment (or a continuation of such circumstances) shall be limited to the extent of the entitlement of such assigning Lender had such assignment not occurred.
     (b) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
     (c) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (a) a natural person or (b) the Borrower or any of the Borrower’s Affiliates or Subsidiaries (each, a "Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
     Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.02(b) that affects such Participant. Subject to subsection (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08 and 2.09 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to the foregoing provisions of this Section 9.05.
     (d) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment from the Borrower under Section 2.08 or 2.09 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, and the Borrower shall have no obligations to make greater aggregate payments under Sections 2.08 and 2.09 to or for the account of the applicable Lender and the Participant following the grant of such Participation unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.08 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.08 as though it were a Lender.
     (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     Section 9.06. Replacement of Lenders. If (i) any Lender requests compensation under Section 2.09, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.08 or (iii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Sections 9.04 and 9.05), all of its interests, rights and obligations in its capacity as a Lender under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
     (a) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 9.05;
     (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
     (c) in the case of any such assignment resulting from a claim for compensation under Section 2.09 or payments required to be made pursuant to Section 2.08, such assignment will result in a reduction in such compensation or payments thereafter; and
     (d) such assignment does not conflict with applicable laws.
     A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
     Section 9.07. Survival. All covenants, agreements, representations and warranties made by the Borrower Parties in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of the Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on the Loans or any fee or other amount payable hereunder is outstanding and unpaid.
     Section 9.08. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and the Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement (i) will become effective when the Lenders shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.09. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.09, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
     Section 9.10. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 9.11. Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower Party or its properties in the courts of any jurisdiction.
     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 9.12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 9.13. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 9.14. Confidentiality. Each of the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as, or more restrictive than, those of this Section, to (i) any permitted assignee of or Participant in, or any prospective permitted assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to Borrower Parties received by it from any Agent or any Lender or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.

     For purposes of this Section, “Information” means all non-public information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the applicable Person on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. Notwithstanding anything herein to the contrary, in no event shall any Lender Party provide information concerning the Borrower or its Subsidiaries or any Affiliate, Lease or Lessee that is not publicly available to any Affiliate of such Lender Party that is engaged primarily in the aircraft leasing business or aviation advisory business or is an air carrier (provided that the Collateral Agent may provide Banc of America Leasing & Capital, LLC or any other Subsidiary or Affiliate of the Collateral Agent that administers filings on the International Registry on behalf of the Collateral Agent from time to time any information to the extent required in connection with making the Required Cape Town Registrations).
     Section 9.15. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower Party against any and all of the obligations of such Borrower Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for application in accordance with the provisions of Section 2.11 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     Section 9.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by the Loan Documents (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower Party acknowledges and agrees that: (i) each of the Arranger Entities may have economic interests that conflict with those of the Borrower, its equity holders and/or its Affiliates; (ii) the arranging or other services regarding this Agreement provided by each Arranger Entity or each Agent are arm’s-length commercial transactions between the Borrower, each other Borrower Party and their respective Affiliates, on the one hand, and such Agent or Arranger Entity, on the other hand, and each Borrower Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Loan Documents; (iii) in connection with the transactions contemplated by the Loan Documents and the process leading thereto, each Arranger Entity and each Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower Party or any Borrower Party’s management, Affiliates, stockholders or other equity holders, creditors or employees or any other Person; (iv) no Arranger Entity nor any Agent has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower Party, or any of their respective equity holders or Affiliates with respect to any of the transactions contemplated by the Loan Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Arranger Entity or any Agent has advised or is currently advising any Borrower Party, or any of their respective equity holders or Affiliates on other matters) and no Arranger Entity nor any Agent has any obligation to any Borrower Party or any of their respective Affiliates with respect to the transactions contemplated by the Loan Documents except those obligations expressly set forth therein; (v) any Arranger Entity and any Agent may be engaged in a broad range of transactions that involve interests that differ from the Borrower Parties and the Borrower Parties’ respective affiliates and no Arranger Entity nor any Agent will have any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; (vi) the Arranger Entities and the Agents provide services to, invest in investment vehicles that invest in, and engage in other activities and relationships with entities and persons, including entities and persons who may be involved in transactions arising from or relating to the transactions contemplated by the Loan Documents, or be customers or competitors of, or have other relationships with, the Borrower, and in the course of such other activities and relationships the Arranger Entities and the Agents may acquire information of the transactions contemplated by the Loan Documents or other entities and persons which may be the subject of the transactions contemplated by the Loan Documents, none of the Arranger Entities and the Agents shall have any obligation to disclose to any Borrower Party any such information or the fact that any Arranger Entity or any Agent has possession of such information, or use such information on the Borrower’s behalf; and (vii) no Arranger Entity nor any Agent has provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby and the Borrower Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Borrower Parties have deemed appropriate. Each Arranger Entity and each Agent is serving as an independent contractor under the Fee Letter or the Loan Documents, as applicable, and in connection with the performance of its services hereunder and nothing in the Fee Letter or the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Arranger Entity or any Agent, on the one hand, and any Borrower Party, or its respective equity holders or Affiliates, on the other hand. Each Borrower Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have that any Arranger Entity or any Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any Borrower Party in connection with the transactions contemplated by the Loan Documents or the process leading thereto, or against any Arranger Entity or any Agent with respect to any breach or alleged breach of agency or fiduciary duty.
     Each Borrower Party and its Affiliates’ rights and obligations under any other agreement with any Arranger Entity or any Agent that currently or hereafter may exist are, and shall be, separate and distinct from the rights and obligations of the parties under the Loan Documents, and none of such rights and obligations under such other agreements shall be affected by any Arranger Entity’s or Agent’s performance or lack of performance of services under the Loan Documents or the Fee Letter. The Borrower Parties acknowledge that one or more Arranger Entities or Agents may currently or in the future participate in other debt or equity transactions on behalf of or render financial advisory services to a Borrower Party or other companies that may be involved in a competing transaction. The Arranger Entities and the Agents are full service financial services firms engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Arranger Entities and Agents may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of any Borrower Party, as well as of other Persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated by the Fee Letter or the Loan Documents, (ii) be customers or competitors of a Borrower Party or (iii) have other relationships with a Borrower Party. In addition, any Arranger Entity and any Agent may provide investment banking, underwriting and financial advisory services to such other Persons. Any Arranger Entity and any Agent may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles may trade or make investments in securities of Borrower Parties or such other Persons. The transactions contemplated by the Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Each Borrower Party hereby agrees that any Arranger Entity and any Agent may render its services under the Fee Letter and the Loan Documents notwithstanding any actual or potential conflict of interest presented by the foregoing, and each Borrower Party hereby waives any conflict of interest claims relating to the relationship between any Arranger Entity or Agent, and any Borrower Party or their respective Affiliates, in connection with the engagement contemplated by the Fee Letter or the Loan Documents, on the one hand, and the exercise by any Arranger Entity or Agent of any of its rights and duties under any other credit or other agreement, on the other hand. The terms of this paragraph shall survive the expiration or termination of the Fee Letter and the Loan Documents.

     Section 9.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loans, together with all fees, charges and other amounts that are treated as interest on the Loans under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged or otherwise received by the Lenders in accordance with applicable law, the rate of interest payable in respect of the Loans hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loans but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lenders in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until the Lenders shall have received such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of payment.
     Section 9.18. USA Patriot Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
[Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	/s/ Pamela S. Hendry
Name: Pamela S. Hendry
Title: Senior Vice President & Treasurer

SIGNED AND DELIVERED AS A DEED for and on behalf
of ILFC IRELAND LIMITED by
its duly appointed attorney:

in the presence of: /s/ Niall C. Sommerville, attorney in fact

Witness Signature:	/s/ Maeved Reilly
Witness Name:	Maeved Reilly
Witness Address:	30 North Wall Quay, D.1.
Witness Occupation:	Administrator

SIGNED AND DELIVERED AS A DEED by ILFC (BERMUDA) III, LTD.

By:	/s/ S. George Cubbon
	Name:	S. George Cubbon
	Title:	President

In the presence of

Witness Signature: Witness Name:	/s/ B. Lynnette Hodgson B. Lynnette Hodgson
Witness Address:	c/o Chartis Bermuda Limited
Occupation:	Corporate Administrator

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Robert Rittelmeyer Name: Robert Rittelmeyer
Title: Vice President

BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Robert Rittelmeyer Name: Robert Rittelmeyer
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Garrett P. Carpenter Name: Garrett P. Carpenter
Title: Director

GOLDMAN SACHS LENDING PARTNERS LLC, as Syndication Agent

By:	/s/ Alexis Maged Name: Alexis Maged
Title: Authorized Signatory

SCHEDULE 1.01(a)
MATERIAL AGREEMENTS
1. Restated Articles of Incorporation of the Borrower.
2. Amended and Restated By-Laws of the Borrower.
3. Indenture dated as of November 1, 1991, between the Borrower and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee.
4. First supplemental indenture, dated as of November 1, 2000, to the Indenture between the Borrower and U.S. Bank Trust National Association.
5. Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture between the Borrower and U.S. Bank Trust National Association.
6. Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture between the Borrower and U.S. Bank Trust National Association.
7. Indenture dated as of November 1, 2000, between the Borrower and the Bank of New York, as Trustee.
8. First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Borrower and the Bank of New York.
9. Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Borrower and U.S. Bank National Association.
10. Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Borrower and U.S. Bank National Association.
11. Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Borrower and U.S. Bank National Association.
12. Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Borrower and U.S. Bank National Association.
13. Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Borrower and U.S. Bank National Association.
14. Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Borrower and U.S. Bank National Association.
15. Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Borrower and U.S. Bank National Association.

16. Agency Agreement (Amended and Restated), dated September 15, 2006, by and among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
17. Supplemental Agency Agreement, dated September 7, 2007, among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
18. Supplemental Agency Agreement, dated September 5, 2008, among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
19. Indenture, dated as of August 1, 2006, between the Borrower and Deutsche Bank
Trust Company Americas, as Trustee.
20. Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor and the Bank of Scotland and the other banks listed therein.
21. Extension Letter, dated May 11, 2009, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Company, as guarantor, and the Bank of Scotland and other banks listed therein.
22. $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 15, 2004, among the Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
23. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 15, 2004, among the Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
24. $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among the Borrower, CitiCorp USA, Inc as Administrative Agent, and the other financial institutions listed therein.
25. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among the Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
26. $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006, among the Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
27. $2,000,000,000 Credit Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.

2

28. $1,700,000,000 Amended and Restated Credit Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
29. First Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein for the benefit of the Federal Reserve Bank of New York.
30. Third Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein for the benefit of the Federal Reserve Bank of New York.
31. Amendment Agreement, dated as of November 23, 2009, among International Lease Finance Corporation named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee, and the Federal Reserve Bank of New York.
32. Temporary Waiver and Amendment dated as of December 1, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding Inc., as lender, and the Federal Reserve Bank of New York.
33. Temporary Waiver and Amendment No. 2, dated as of December 4, 2009, among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding Inc., as lender, and the Federal Reserve Bank of New York.
34. Amendment to Credit Agreements and First Lien Guarantee Agreement made and entered into as of December 4, 2009, by and among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding Inc., as lender, and the Federal Reserve Bank of New York.
35. Amendment to Schedules of Certain Loan Documents made and entered into as of December 15, 2009, by and among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as trustee
36. Amendment No. 2 to Schedules of Certain Loan Documents made and entered into as of January 29, 2010, by and among International Lease Finance Corporation, certain subsidiaries of International Lease Finance Corporation named therein, AIG Funding Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as trustee.

3

SCHEDULE 3.06
PERMITTED LIENS
None.

SCHEDULE 3.14
BORROWER PARTY INFORMATION

Employer or
		Jurisdiction		Taxpayer
Name of Borrower		of		Identification
Party	Chief Executive Office	Incorporation	Entity Type	Number
INTERNATIONAL LEASE FINANCE CORPORATION	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	22-3059110
ILFC IRELAND LIMITED	30 North Wall Quay Dublin 1 Ireland	Ireland	Private Limited Liability Company	98-0415543
ILFC (BERMUDA) III, LTD.	The Chartis Building 29 Richmond Road Pembroke HM 08 Bermuda	Bermuda	Limited Liability Company	N/A

SCHEDULE 3.17(a)
POOL AIRCRAFT

	Airframe
	Manufacturer and	Airframe	Engine Manufacturer and
	Model	MSN	Model	Engine MSNs
1	Airbus A319-100	2203	IAE V2524-A5	V11654, V11663
2	Airbus A319-100	2200	IAE V2524-A5	V11657, V11659
3	Airbus A319-100	2008	IAE V2524-A5	V11505, V11506
4	Airbus A319-100	1986	IAE V2524-A5	V11481, V11484
5	Airbus A319-100	1971	IAE V2524-A5	V11459, V11464
6	Airbus A319-100	1742	CFM56-5B6/P	575414, 575415
7	Airbus A319-100	1673	CFM56-5B6/P	575344, 575345
8	Airbus A320-200	877	IAE V2527-A5	V10312, V10380
9	Airbus A320-200	816	IAE V2527-A5	V10313, V10342
10	Airbus A320-200	543	IAE V2527-A5	V10222, V10223
11	Airbus A320-200	582	IAE V2527-A5	V10156, V10187
12	Airbus A321-200	991	CFM56-5B3/P	779489, 779495
13	Airbus A321-200	841	CFM56-5B3/P	779386, 779387
14	Airbus A321-200	815	CFM56-5B3/P	779367, 779368
15	Airbus A330-200	272	CF6-80E1-A4	811152, 811153
16	Airbus A330-200	205	CF6-80E1-A4	811141, 811148
17	Airbus A330-300	55	CF6-80E1-A2	811110, 811111
18	Airbus A340-600	534	Rolls-Royce TRENT 556-61	71138, 71139, 71141, 71142
19	Airbus A340-600	475	Rolls-Royce TRENT 556-61	71033, 71047, 71070, 71073
20	Boeing 737-300	28200	CFM56-3C1	858485, 858486
21	Boeing 737-700	29360	CFM56-7B22	892266, 893261
22	Boeing 737-700	30676	CFM56-7B22	892437, 893436
23	Boeing 737-700	30674	CFM56-7B26	890849, 890850
24	Boeing 737-700	28258	CFM56-7B22	890429, 890430
25	Boeing 737-700	30035	CFM56-7B22	890372, 890373
26	Boeing 737-700	28255	CFM56-7B22	890363, 890364
27	Boeing 737-700	30634	CFM56-7B22	890249, 890251
28	Boeing 737-800	30632	CFM56-7B26	888853, 888856
29	Boeing 737-800	30631	CFM56-7B26	888773, 888776
30	Boeing 737-800	28242	CFM56-7B26	888555, 889571
31	Boeing 757-200ER	29378	Pratt & Whitney PW2037	P728749, P728750
32	Boeing 757-200ER	29385	Pratt & Whitney PW2037	P728739, P728740
33	Boeing 757-200ER	26249	Rolls-Royce RB211-535E4	31665, 31667

	Airframe
	Manufacturer and	Airframe	Engine Manufacturer and
	Model	MSN	Model	Engine MSNs
34	Boeing 757-200ER	29954	Pratt & Whitney PW2037	P728713, P728714
35	Boeing 757-200ER	26247	Rolls-Royce RB211-535E4	31635, 31636
36	Boeing 757-200ER	26248	Rolls-Royce RB211-535E4	31637, 31642
37	Boeing 767-300ER	27617	General Electric CF6-80C2-B6F	704759, 704760
38	Boeing 767-300ER	25170	General Electric CF6-80C2-B6F	703176, 704859
39	Boeing 767-300ER	26259	General Electric CF6-80C2-B6F	704127, 704858
40	Boeing 767-300ER	26257	General Electric CF6-80C2-B7F	702871, 703149
41	Boeing 777-200ER	35296	General Electric GE90-94B	900493, 900494
42	Boeing 777-200ER	32703	General Electric GE90-90B	900438, 900439
43	McDonnell Douglas MD-11F	48631	Pratt & Whitney PW4462	P733765, P733766, P733767

2

SCHEDULE 3.17(b)
LEASES
*
     A321-211 aircraft bearing serial number 815
Aircraft Lease Agreement, dated as of August 8, 1997, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
     A321-211 aircraft bearing serial number 841
Aircraft Lease Agreement, dated as of August 8, 1997, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
     A321-211 aircraft bearing serial number 991
Aircraft Lease Agreement, dated as of January 29, 1998, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     A319-112 aircraft bearing serial number 1673
Aircraft Lease Agreement, dated as of December 14, 2000, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
     A319-112 aircraft bearing serial number 1742
Aircraft Lease Agreement, dated as of December 14, 2000, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     A330-200 aircraft bearing serial number 272
Aircraft Lease Agreement, dated as of August 9, 2007, between *, as Lessor, and * as Lessee
Aircraft Headlease Agreement, dated as of August 9, 2007, between *, as Headlessee, and *, as Headlessor *.
Lease Assignment and Amendment Agreement, dated as of May 7, 2009, by and between *, ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Headlease Termination Agreement, dated as of May 26, 2009, between *.
Aircraft Headlease Agreement, dated as of May 26, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Headlessee, and International Lease Finance Corporation (“ILFC”), as Headlessor.
Assignment, Assumption & Amendment Agreement, dated as of October 12, 2009 by and among * and ILFC Ireland Limited.
     B767-300ER aircraft bearing serial number 25170
Aircraft Lease Agreement, dated as of July 1, 1998, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and * as Lessee *
Aircraft Headlease Agreement, dated as of July 1, 1998, between ILFC Ireland and International Lease Finance Corporation (“ILFC”).
     B767-300ER aircraft bearing serial number 26259
Aircraft Lease Agreement, dated as of July 1, 1998, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and * as Lessee *
Aircraft Headlease Agreement, dated as of July 1, 1998, between ILFC Ireland and International Lease Finance Corporation (“ ILFC”).
*
     B737-700 Aircraft Bearing Serial Number 28255
Aircraft Lease Agreement, dated as of December 19, 2001, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
     B737-700 Aircraft Bearing Serial Number 30035
Aircraft Lease Agreement, dated as of December 19, 2001, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
*
     B777-200ER Aircraft bearing serial number 32703
Amended and Restated Aircraft Lease Agreement, dated as of April 9, 2003 between *, as Lessee and ILFC Ireland Limited (“ILFC Ireland”), as Lessor and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2

Aircraft Headlease Agreement, dated as of September 29, 2002 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
     A319-100 Aircraft bearing serial number 1971
Amended and Restated Aircraft Lease Agreement, dated as of April 9, 2003 between * and ILFC Ireland Limited and *, as Consenting Party.
Aircraft Headlease Agreement, dated as of September 29, 2002 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
     A319-100 Aircraft bearing serial number 1986
Amended and Restated Aircraft Lease Agreement, dated as of April 9, 2003 between * and ILFC Ireland Limited and *, as Consenting Party.
Aircraft Headlease Agreement, dated as of September 29, 2002 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
     A319-100 Aircraft bearing serial number 2008
Amended and Restated Aircraft Lease Agreement, dated as of April 9, 2003 between * and ILFC Ireland Limited and *, as Consenting Party.
Aircraft Headlease Agreement, dated as of September 29, 2002 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
*
     A319-100 aircraft bearing serial number 2200
Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3

     A319-100 aircraft bearing serial number 2203
Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *.
*
     B737-700 aircraft bearing serial number 29360
Aircraft Lease Agreement, dated as of March 4, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
     B737-700 aircraft bearing serial number 30676
Aircraft Lease Agreement, dated as of November 30, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     B757-200ER aircraft bearing serial number 29378
Aircraft Lease Agreement, dated as of December 19, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
     B757-200ER aircraft bearing serial number 29385
Aircraft Lease Agreement, dated as of December 19, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
     B757-200ER aircraft bearing serial number 29954
Aircraft Lease Agreement, dated as of October 24, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     A340-600 aircraft bearing serial number 475

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4

Aircraft Lease Agreement, dated as of September 28, 2007, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of September 28, 2007, ILFC Ireland, as Headlessee, and International Lease Finance Corporation (“ILFC”), as Headlessor.
*
     A320-200 aircraft bearing serial number 55
Aircraft Lease Agreement, dated as of August 2, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of August 2, 2009, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC (Bermuda) III, Ltd. (“ILFC Bermuda”), as Lessee.
Aircraft Intermediate Lease Agreement, dated as of August 2, 2009, between ILFC Bermuda, as Intermediate Lessor, and ILFC Ireland, as Intermediate Lessee.
*
     A320-232 aircraft bearing serial number 543
Aircraft Lease Agreement, dated as of March 26, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of March 26, 2009, between ILFC Ireland and International Lease Finance Corporation (“ILFC”).
*
     B737-700 aircraft bearing serial number 30674
Aircraft Lease Agreement, dated as of June 30, 2008, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, each as Lessee.
Aircraft Headlease Agreement, dated as of June 30, 2008, between ILFC Ireland, as Headlessee, and International Lease Finance Corporation (“ILFC”), as Headlessor.
*
     B767-300ER aircraft bearing serial number 26257

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5

Aircraft Lease Agreement, dated as of January 20, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     B757-200ER aircraft bearing serial number 26247
Aircraft Lease Agreement, dated as of June 9, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of June 9, 2009, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
     B757-200ER aircraft bearing serial number 26248
Aircraft Lease Agreement, dated as of June 9, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of June 9, 2009, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
     B757-200ER aircraft bearing serial number 26249
Aircraft Lease Agreement, dated as of June 9, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of June 9, 2009, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
*
     B737-3Q8 aircraft bearing serial number 28200
Aircraft Lease Agreement, dated as of December 15, 2008, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     B777-200ER aircraft bearing serial number 35296
Aircraft Lease Agreement, dated as of December 20, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6

*
     A330-200 aircraft bearing serial number 205
Aircraft Lease Agreement, dated as of December 20, 2009, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     B737-800 aircraft bearing serial number 28242
Aircraft Lease Agreement, dated as of July 2, 1999, among International Lease Finance Corporation, as Lessor, *, as Lessee, and *, as Consenting Party.
     B737-800 aircraft bearing serial number 30631
Aircraft Lease Agreement, dated as of July 2, 1999, among International Lease Finance Corporation, as Lessor, *, as Lessee, and *, as Consenting Party.
     B737-800 aircraft bearing serial number 30632
Aircraft Lease Agreement, dated as of July 2, 1999, among International Lease Finance Corporation, as Lessor, *, as Lessee, and *, as Consenting Party.
*
     A320-200 aircraft bearing serial number 582
Aircraft Lease Agreement, dated as of March 10, 2003, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of March 10, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
*
     A340-600 aircraft bearing serial number 534
Aircraft Lease Agreement, dated as of July 31, 2002, between *, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
*
     B767-300ER aircraft bearing serial number 27617

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7

Aircraft Lease Agreement, dated as of December 13, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of December 13, 2006, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
*
     A320-200 aircraft bearing serial number 816
Aircraft Lease Agreement, dated as of December 23, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of December 23, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
     A320-200 aircraft bearing serial number 877
Aircraft Lease Agreement, dated as of December 10, 2009, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of December 10, 2009, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
*
     MD-11F aircraft bearing serial number 48631
Aircraft Lease Agreement, dated as of September 30, 1992, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
*
     B737-700 aircraft bearing serial number 28258
Aircraft Lease Agreement, dated as of April 18, 2003, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor and *, as Lessee
Aircraft Headlease Agreement, dated as of April 18, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor and ILFC Ireland Limited (“ILFC Ireland”), as Lessee
     B737-700 aircraft bearing serial number 30634

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8

Aircraft Lease Agreement, dated as of October 18, 2002, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor and *, as Lessee
Aircraft Headlease Agreement, dated as of October 18, 2002, between International Lease Finance Corporation (“ILFC”), as Lessor and ILFC Ireland Limited (“ILFC Ireland”), as Lessee

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9

SCHEDULE 9.01
NOTICES
If to any Borrower Party, to:
International Lease Finance Corporation
10250 Constellation Blvd., Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Telecopy No. (310 788-1990)
If to the Administrative Agent, to:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer;
Facsimile No. (415) 503-5099
If to the Collateral Agent, to:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No. (415) 503-5099
If to the Syndication Agent, to:
Goldman Sachs Lending Partners LLC
200 West Street
New York, New York 10282
Attention: Elizabeth Fischer
Facsimile No. (646) 769-7984

EXHIBIT A
COMMITMENTS
AND APPLICABLE PERCENTAGES

		Applicable
Lender	Commitment	Percentage
Bank of America, N.A.	$750,000,000	100.000000000%
Total	$750,000,000	100.000000000%

EXHIBIT B
FORM OF MORTGAGE
EXECUTION VERSION
FORM OF AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
Dated as of October 13, 2009
among
INTERNATIONAL LEASE FINANCE CORPORATION
TOP AIRCRAFT, INC.
SHREWSBURY AIRCRAFT LEASING LIMITED
STATES AIRCRAFT, INC.
ILFC IRELAND LIMITED
ILFC FRANCE S.A.R.L.
ILFC LABUAN LTD.
and
THE ADDITIONAL GRANTORS REFERRED TO HEREIN
as the Grantors
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the First Lien Security Trustee,
the Second Lien Security Trustee,
the Third Lien Security Trustee
and
the Fourth Lien Security Trustee
and
THE FEDERAL RESERVE BANK OF NEW YORK

T A B L E   O F   C O N T E N T S

i

ii

PAGE
SCHEDULES

Schedule I Aircraft, Airframes and Engines
Schedule II Pledged Stock, Pledged Beneficial Interest and Pledged Membership Interests
Schedule III Trade Names
Schedule IV Chief Place of Business and Chief Executive or Registered Office
Schedule V Insurance

EXHIBITS

Exhibit A-1 Form of Collateral Supplement
Exhibit A-2 Form of Grantor Supplement
Exhibit B Form of Consent and Agreement
Exhibit C-1 Form of FAA Aircraft Mortgage – First Lien
Exhibit C-2 Form of FAA Aircraft Mortgage – Second Lien
Exhibit C-3 Form of FAA Aircraft Mortgage – Third Lien
Exhibit C-4 Form of FAA Aircraft Mortgage – Fourth Lien
Exhibit D-1 Form of FAA Aircraft Mortgage and Security Agreement – First Lien
Exhibit D-2 Form of FAA Aircraft Mortgage and Security Agreement – Second Lien
Exhibit D-3 Form of FAA Aircraft Mortgage and Security Agreement – Third Lien
Exhibit D-4 Form of FAA Aircraft Mortgage and Security Agreement – Fourth Lien
Exhibit E-1 Form of FAA Lease Security Assignment – First Lien
Exhibit E-2 Form of FAA Lease Security Assignment – Second Lien
Exhibit E-3 Form of FAA Lease Security Assignment – Third Lien
Exhibit E-4 Form of FAA Lease Security Assignment – Fourth Lien
Exhibit F-1 Form of Notice of Assignment
Exhibit F-2 Form of Acknowledgment

iii

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
     This AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this “Agreement”), dated as of October 13, 2009, is made among INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (“ILFC”), TOP AIRCRAFT, INC., a California corporation (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish SPC”), STATES AIRCRAFT INC., a California corporation (the “California SPC”), ILFC IRELAND LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L., a société à responsabilité limitée organized under the laws of France (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”) and the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement (together with ILFC, Holdings, the Irish SPC, the California SPC, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, the “Grantors”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”).
PRELIMINARY STATEMENTS:
     (1) The Grantors have entered into the First Lien Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantors have agreed to guarantee certain of the payment obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”).
     (2) ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, Holdings, AIG Funding, Inc. (“AIG Funding”), as lender (the “Lender”), and the Second Lien Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made the Loan to the Borrowers.
     (3) The Grantors have entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantors have agreed to guarantee certain of the payment obligations of AIG under the Parent Credit Agreement.
     (4) ILFC and AIG Funding have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC.

     (5) The Demand Note Agreements have been amended and restated as of the date hereof pursuant to an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, AIG Funding and the Fourth Lien Security Trustee and new value is being given to the Grantors (including for the purposes of Section 547(c)(1) and (c)(4) of the United States Bankruptcy Code) in the form of, among other things, an extension of the maturity of the Demand Note Agreements.
     (6) The Grantors are the owners of certain Pool Aircraft and are parties to lease and sub-lease contracts with respect to such Pool Aircraft.
     (7) ILFC and the other Grantors may from time to time grant additional security for the benefit of the Secured Parties.
     (8) The Grantors in each case party thereto have agreed, pursuant to the First Lien Guarantee Agreement, the Third Lien Guarantee Agreement, and the Amended and Restated Credit Agreement, and it is a condition precedent to the making of the Loan by the Lender to the Borrowers under the Credit Agreement, that the Grantors grant the security interests required by this Agreement.
     (9) Each Grantor will derive substantial direct and indirect benefit from the transactions described above.
     (10) Wells Fargo is willing to act as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee under this Agreement.
     NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with each Security Trustee for its respective benefit and the benefit of the other Secured Parties as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. (a) Certain Defined Terms. For the purposes of this Agreement, the following terms have the meanings indicated below:
     “Account Collateral” has the meaning specified in Section 2.01.
     “Acquisition Agreement” means any agreement to provide warranties in connection with any agreement pursuant to which a Pool Aircraft has been or will be acquired by ILFC or any of its Subsidiaries to the extent permitted to be assigned without third party consent.
     “Additional Grantor” has the meaning specified in Section 9.01.
     “Advances” means, collectively, the advances made by AIG Funding to ILFC pursuant to the Demand Note Agreements.

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     “Agreed Currency” has the meaning specified in Section 9.07.
     “Agreement” has the meaning specified in the recital of parties to this Agreement.
     “Agreement Collateral” means, collectively, the Assigned Agreement Collateral and the Lease Collateral.
     “AIG” has the meaning specified in preliminary statements of this Agreement.
     “AIG Funding” has the meaning specified in preliminary statements of this Agreement.
     “AIG Funding Pledge Supplement” means the Pledge Agreement Supplement dated as of October 10, 2008 between AIG Funding and the FRBNY.
     “Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required pursuant to applicable law to be maintained with respect to the relevant Pool Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.
     “Aircraft Objects” means, collectively, the Aircraft Objects (as defined in the Protocol) described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.
     “Aircraft Purchase Collateral” has the meaning specified in Section 2.01.
     “Airframe” means, individually, each of the airframes described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.
     “Amended and Restated Credit Agreement” has the meaning specified in preliminary statements of this Agreement.
     “Assigned Agreement Collateral” has the meaning specified in Section 2.01.
     “Assigned Agreements” has the meaning specified in Section 2.01.
     “Assigned Documents” means, collectively, the Assigned Agreements, the Assigned Leases and the Acquisition Agreements included in the Aircraft Purchase Collateral.
     “Assigned Leases” has the meaning specified in Section 2.01.

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     “Beneficial Interest Collateral” has the meaning specified in Section 2.01.
     “Borrowers” has the meaning specified in the preliminary statements of this Agreement.
     “California SPC” has the meaning specified in the recital of parties to this Agreement.
     “Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).
     “Cape Town Lease” means any Lease (including any Lease between Grantors) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a Cape Town Lessee or (B) where the related Aircraft Object is registered in a Contracting State.
     “Cape Town Lessee” means a lessee under a Lease that is “situated in” a “Contracting State”.
     “Certificated Security” means a certificated security (as defined in Section 8-102(a)(4) of the UCC) other than a Government Security.
     “Chattel Paper Original” has the meaning specified in Section 2.05.
     “Collateral” has the meaning specified in Section 2.01.
     “Collateral Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-1 executed and delivered by a Grantor.
     “Convention” means the Convention on International Interests in Mobile Equipment, signed in Cape Town, South Africa on November 16, 2001.
     “Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “Demand Note Agreements” has the meaning specified in the preliminary statements to this Agreement.
     “Eligible Institution” means (a) Wells Fargo in its capacity as First Lien Security Trustee under this Agreement; (b) Wells Fargo in its capacity as Second Lien Security Trustee under this Agreement; (c) Wells Fargo in its capacity as Third Lien Security Trustee under this Agreement; (d) Wells Fargo in its capacity as Fourth Lien Security Trustee under this Agreement; (e) any bank not organized under the laws of the United States of America so long as

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it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s and A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 or better by Moody’s; and (f) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws), so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each of Standard & Poor’s and Moody’s or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code.
     “Engine” means, individually, each of the aircraft engines described on Schedule I hereto or in any Collateral Supplement or Grantor Supplement.
     “Event of Default” means any Event of Default (as defined in the Credit Agreement).
     “Excluded Property” shall mean (a) proceeds of public liability insurance (or government or other Person (including the Manufacturer, the Lessee and any sublessee of the Lessee) indemnities in lieu thereof) paid or payable as a result of insurance claims made, or losses suffered, by any Grantor or their Affiliates, (b) proceeds of insurance maintained by any Grantor or their Affiliates for its or their own account or benefit (whether directly or through a Grantor) and not required by the Loan Documents, (c) the proceeds of any requisition for hire not required to be paid to a Security Trustee, (d) any general, Tax or other indemnity payments, expenses, reimbursements and similar payments and interest in respect thereof paid or payable in favor of any Grantor or their Affiliates or their respective successors or assigns, officers, directors, employees, agents, managers and servants, including any such payments pursuant to any Lease, except to the extent such Grantor or Affiliate owes such amounts in respect of the same claim to a Secured Party, (e) any security interest held by a Grantor or any of its Affiliates in any assets of a Lessee or any sublessee thereof or of any of their Affiliates, other than the Security Deposit under a Lease, or a letter of credit in lieu thereof, which secure obligations owed by such Lessee, sublessee or Affiliate pursuant to a grant of collateral not under the applicable Lease, (f) any interest that pursuant to a Lease may from time to time accrue in respect of any of the amounts described in clauses (a) through (d) above, (g) the proceeds from the enforcement of any right to enforce the payment of any amount described in clauses (a) to (f) above, and (h) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Property.
     “FAA” means the Federal Aviation Administration of the United States of America.
     “First Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-1.
     “First Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-1.

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     “First Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-1 hereto.
     “First Lien Guarantee Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “First Lien Secured Obligations” means the “Guaranteed Obligations” as defined in the First Lien Guarantee Agreement.
     “First Lien Secured Party” means any of or, in the plural form, all of the First Lien Security Trustee and the FRBNY.
     “First Lien Security Trustee” means the Person appointed, at the time of determination, as the First Lien Security Trustee under this Agreement. The initial First Lien Security Trustee is Wells Fargo.
     “Fourth Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-4.
     “Fourth Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-4.
     “Fourth Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-4 hereto.
     “Fourth Lien Secured Obligations” means the “Obligations” as defined in the Amended and Restated Credit Agreement.
     “Fourth Lien Secured Party” means any of or, in the plural form, all of the Fourth Lien Security Trustee, AIG Funding and the FRBNY as assignee of AIG Funding under the Parent Credit Agreement, the Pledge Agreement, the AIG Funding Pledge Supplement and related agreements.
     “Fourth Lien Security Trustee” means the Person appointed, at the time of determination, as the Fourth Lien Security Trustee under this Agreement. The initial Fourth Lien Security Trustee is Wells Fargo.
     “FRBNY” means the Federal Reserve Bank of New York or any other Governmental Authority of the United States, any trust held for the benefit of the Federal Reserve Bank of New York or such other Governmental Authority or any limited liability company of which the Federal Reserve Bank of New York or such other Governmental Authority is the sole member, in each case as may be designated in writing by the Federal Reserve Bank of New York from time to time.
     “French Initial Intermediate Lessee” has the meaning specified in the recital of parties to this Agreement.

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     “Government Security” means any security issued or guaranteed by the United States of America or an agency or instrumentality thereof that is maintained in book-entry on the records of the FRBNY and is subject to Revised Book-Entry Rules.
     “Grantor Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-2 executed and delivered by a Grantor.
     “Grantors” has the meaning specified in the recital of parties to this Agreement.
     “Holdings” has the meaning specified in the recital of parties to this Agreement.
     “ILFC” has the meaning specified in the recital of parties in to Agreement.
     “Initial Intermediate Lessees” means the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, in each case until such time (if any) as ILFC transfers the Equity Interest in such company to Holdings.
     “Instrument” means any “instrument” as defined in Section 9-102(a)(47) of the UCC.
     “Insurances” means, in relation to each Pool Aircraft, any and all contracts or policies of insurance and reinsurance complying with the provisions of Schedule V hereto or an indemnity from a Governmental Authority as indemnitor, as appropriate, and required to be effected and maintained in accordance with this Agreement.
     “International Registry” means the International Registry under the Cape Town Convention.
     “Investment Collateral” has the meaning specified in Section 2.01.
     “Irish SPC” has the meaning specified in the recital of parties to this Agreement.
     “Irish Initial Intermediate Lessee” has the meaning specified in the recital of parties to this Agreement.
     “Labuan Initial Intermediate Lessee” has the meaning specified in the recital of parties to this Agreement.
     “Lease Assignment Documents” means, in respect of any Assigned Lease, (a) any agreement providing for the novation thereof to substitute, or the assignment thereof to, a Grantor as the lessor, (b) any agreement or instrument supplemental to this Agreement for the purpose of effecting and/or perfecting the assignment of, and the grant of a lien upon, such Assigned Lease in favor of any Security Trustees under any applicable law (other than the law of the State of New York), (c) any notice provided to the applicable Lessee of the assignment thereof pursuant to this Agreement and/or such supplement, (d) any acknowledgment of such

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assignment by such Lessee and (e) any undertaking of quiet enjoyment given by any Security Trustee in respect thereof.
     “Lease Collateral” has the meaning specified in Section 2.01.
     “Lender” has the meaning specified in the preliminary statements to this Agreement.
     “Lessee Acknowledgment” has the meaning set forth in Section 2.18.
     “Lessee Notice” has the meaning set forth in Section 2.18.
     “Membership Interest Collateral” has the meaning specified in Section 2.01.
     “Parent Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom.
     “Pledge Agreement” means the Guarantee and Pledge Agreement dated as of September 22, 2008, among AIG, the guarantors party thereto and the FRBNY.
     “Pledged Beneficial Interest” means all of the beneficial interest in certain Grantors described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
     “Pledged Membership Interests” means all of the membership interests in certain Grantors described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
     “Pledged Stock” means the outstanding shares of capital stock and/or issued share capital of the Irish SPC, the California SPC and certain Grantors described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
     “Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.
     “Received Currency” has the meaning specified in Section 9.07.

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     “Related Collateral Documents” means a letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease, in each case to the extent assignable without the consent of a third party.
     “Relevant Collateral” has the meaning specified in Section 2.07(a).
     “Relevant FAA Aircraft Mortgages” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations then outstanding, collectively, the First Lien FAA Aircraft Mortgage, the Second Lien FAA Aircraft Mortgage, the Third Lien FAA Aircraft Mortgage and the Fourth Lien FAA Aircraft Mortgage, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Second Lien FAA Aircraft Mortgage, the Third Lien FAA Aircraft Mortgage and the Fourth Lien FAA Aircraft Mortgage, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, collectively, the Third Lien FAA Aircraft Mortgage and the Fourth Lien FAA Aircraft Mortgage and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, the Fourth Lien FAA Aircraft Mortgage.
     “Relevant FAA Aircraft Mortgages and Lease Assignments” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations then outstanding, collectively, the First Lien FAA Aircraft Mortgage and Lease Assignment, the Second Lien FAA Aircraft Mortgage and Lease Assignment, the Third Lien FAA Aircraft Mortgage and Lease Assignment and the Fourth Lien FAA Aircraft Mortgage and Lease Assignment, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Second Lien FAA Aircraft Mortgage and Lease Assignment, the Third Lien FAA Aircraft Mortgage and Lease Assignment and the Fourth Lien FAA Aircraft Mortgage and Lease Assignment, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, collectively, the Third Lien FAA Aircraft Mortgage and Lease Assignment and the Fourth Lien FAA Aircraft Mortgage and Lease Assignment and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, the Fourth Lien FAA Aircraft Mortgage and Lease Assignment.
     “Relevant FAA Lease Security Assignments” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations then outstanding, collectively, the First Lien FAA Lease Security Assignment, the Second Lien FAA Lease Security Assignment, the Third Lien FAA Lease Security Assignment and the Fourth Lien FAA Lease Security Assignment, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Second Lien FAA Lease Security Assignment, the Third Lien FAA Lease Security Assignment and the Fourth Lien FAA Lease Security Assignment, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until

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payment in full in cash of the Third Lien Secured Obligations then outstanding, collectively, the Third Lien FAA Lease Security Assignment and the Fourth Lien FAA Lease Security Assignment and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, the Fourth Lien FAA Lease Security Assignment.
     “Required Cape Town Registrations” has the meaning set forth in Section 2.08(e).
     “Revised Book-Entry Rules” means 31 C.F.R. § 357 (Treasury bills, notes and bonds); 12 C.F.R. § 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §§ 910 and 912 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. § 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. § 1511 (book-entry securities of the Resolution Funding Corporation); 31 C.F.R. § 354 (book-entry securities of the Student Loan Marketing Association); and any substantially comparable book-entry rules of any other Federal agency or instrumentality.
     “Second Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-2.
     “Second Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-2.
     “Second Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-2 hereto.
     “Second Lien Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.
     “Second Lien Secured Party” means any of or, in the plural form, all of the Second Lien Security Trustee, the Lender and the FRBNY as assignee of AIG Funding under the Parent Credit Agreement, the Pledge Agreement, the AIG Funding Pledge Supplement and related agreements.
     “Second Lien Security Trustee” means the Person appointed, at the time of determination, as the Second Lien Security Trustee under this Agreement. The initial Second Lien Security Trustee is Wells Fargo.
     “Secured Obligations” means, collectively, the First Lien Secured Obligations, the Second Lien Secured Obligations, the Third Lien Secured Obligations and the Fourth Lien Secured Obligations.
     “Secured Parties” means, collectively, the First Lien Secured Parties, the Second Lien Secured Parties, the Third Lien Secured Parties and the Fourth Lien Secured Party.

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     “Securities Account” means a securities account as defined in Section 8-501(a) of the UCC maintained in the name of the Security Trustee as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) on the books and records of a Securities Intermediary in the State of New York.
     “Securities Intermediary” means any “securities intermediary” of the Security Trustee as defined in 31 C.F.R. Section 357.2 or Section 8-102(a)(14) of the UCC.
     “Security Collateral” has the meaning specified in Section 2.01(c).
     “Security Trustees” means, collectively, the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, and “Security Trustee” means any one of them.
     “Senior Secured Parties” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, the First Lien Secured Parties, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, the Second Lien Secured Parties, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Third Lien Secured Parties and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations then outstanding, the Fourth Lien Secured Party.
     “Senior Security Trustee” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, the First Lien Security Trustee, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, the Second Lien Security Trustee, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Third Lien Security Trustee and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations then outstanding, the Fourth Lien Security Trustee.
     “Subordinated Secured Parties” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, collectively, the Second Lien Secured Parties, the Third Lien Secured Parties and the Fourth Lien Secured Party, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Third Lien Secured Parties and the Fourth Lien Secured Party and (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Fourth Lien Secured Party.
     “Subordinated Security Trustees” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, collectively, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, (b) after such payment in

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full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Third Lien Security Trustee and the Fourth Lien Security Trustee and (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Fourth Lien Security Trustee.
     “Third Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-3.
     “Third Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-3.
     “Third Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-3 hereto.
     “Third Lien Guarantee Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “Third Lien Secured Obligations” means the “Guaranteed Obligations” as defined in the Third Lien Guarantee Agreement.
     “Third Lien Secured Party” means any of or, in the plural form, all of the Third Lien Security Trustee and the FRBNY.
     “Third Lien Security Trustee” means the Person appointed, at the time of determination, as the Third Lien Security Trustee under this Agreement. The initial Third Lien Security Trustee is Wells Fargo.
     “Third Party Event” has the meaning specified in Section 2.18(c).
     “Transaction Documents” means, collectively, the Loan Documents and the “Loan Documents” as defined in the Amended and Restated Credit Agreement.
     “UCC” means the Uniform Commercial Code as in effect on the date of determination in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.
     “Uncertificated Security” means an uncertificated security (as defined in Section 8-102(a)(18) of the UCC) other than a Government Security.
     “Wells Fargo” has the meaning specified in the recital of parties to this Agreement.

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     (b) Terms Defined in the Cape Town Convention. The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention: “Administrator”, “Contracting State”, “Contract of Sale”, “International Interest”, “Professional User Entity”, “Prospective International Interest”, “situated in” and “Transacting User Entity”.
     (c) Terms Defined in the Credit Agreement. For all purposes of this Agreement, all capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.
     Section 1.02 Construction and Usage. Unless the context otherwise requires:
     (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.
     (b) The terms “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
     (c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement.
     (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.
     (e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
     (f) References in this Agreement to an agreement or other document (including this Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Agreement with regard to any such amendment, replacement or modification), and the provisions of this Agreement apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.
     (g) References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.
     (h) References in this Agreement to the Loan include the conditions applicable to the Loan and any reference to any amount of money due or payable by reference to the First Lien Guarantee Agreement, the Loan, the Third Lien Guarantee Agreement or the Advances shall include any sum covenanted to be paid by any Grantor under this Agreement in respect thereof.

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     (i) References in this Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.
     (j) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Transaction Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly; provided, however, that no additional interest shall be due in respect of such delay.
ARTICLE II
SECURITY
     Section 2.01 Grant of Security.
     (A) Grant of Security Interest — First Lien. To secure the First Lien Secured Obligations, each Grantor hereby assigns and pledges to the First Lien Security Trustee, for its benefit and the benefit of the other First Lien Secured Parties, and hereby grants to the First Lien Security Trustee for its benefit and the benefit of the other First Lien Secured Parties a first priority security interest in, all of such Grantor’s right, title and interest in and to the following (collectively, the “Collateral”):
     (a) with respect to each Grantor, all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of an Airframe or Engine arising from the total or partial loss or destruction of such Airframe or its Engine or its total or partial confiscation, condemnation or requisition;
     (b) with respect to each Grantor, all of such Grantor’s right, title and interest in and to all Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements among Grantors with respect to such Leases together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the “Assigned Leases”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Lease with respect

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to any subleases of the Pool Aircraft subject to such Assigned Lease and (v) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);
     (c) with respect to each Grantor, all of the following (the “Security Collateral”):
     (i) the Pledged Stock and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;
     (ii) all additional shares of the capital stock of any other Grantor other than ILFC or an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the capital stock of any other Grantor that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares; and
     (d) with respect to each Grantor, all of the following (the “Beneficial Interest Collateral”):
     (i) the Pledged Beneficial Interest, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Beneficial Interest; and
     (ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the beneficial interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;
     (e) with respect to each Grantor, all of the following (the “Membership Interest Collateral”):
     (i) the Pledged Membership Interests, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interests; and

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     (ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the membership interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;
     (f) (i) with respect to each Grantor, all right of such Grantor in and to each Blocked Account and all funds or other property at any time or from time to time credited to any Blocked Account and (ii) with respect to each Grantor other than ILFC or an Initial Intermediate Lessee (provided, however, that such Initial Intermediate Lessee shall comply with Section 2.11(a) of the Credit Agreement), all right of such Grantor in and to each account at any time or from time to time established in its name and, in the case of clause (i) and (ii) above, all cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”);
     (g) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor other than ILFC or any Initial Intermediate Lessee (the “Investment Collateral”) including written notification of all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Grantor to any other Grantor;
     (h) with respect to each Grantor, all of the following (the “Assigned Agreement Collateral”):
     (i) all of such Grantor’s right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor by any other Grantor, other than between ILFC and any Initial Intermediate Lessee, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”); and
     (ii) all of such Grantor’s right, title and interest in and to all deposit accounts, all funds or other property held in such deposit accounts, all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts and all other property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;
     (i) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the Acquisition Agreements (the “Aircraft Purchase Collateral”);
     (j) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to any Security Trustee; and

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     (k) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) of this Section 2.01);
provided that the Collateral shall not include any Excluded Property.
     (B) Grant of Security Interest – Second Lien. To secure the Second Lien Secured Obligations, each Grantor hereby assigns and pledges to the Second Lien Security Trustee, for its benefit and the benefit of the other Second Lien Secured Parties, and hereby grants to the Second Lien Security Trustee for its benefit and the benefit of the other Second Lien Secured Parties, a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties), all of such Grantor’s right, title and interest in and to the Collateral.
     (C) Grant of Security Interest — Third Lien. To secure the Third Lien Secured Obligations, each Grantor hereby assigns and pledges to the Third Lien Security Trustee, for its benefit and the benefit of the other Third Lien Secured Parties, and hereby grants to the Third Lien Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties, a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties and the Lien of the Second Lien Secured Parties), all of such Grantor’s right, title and interest in and to the Collateral.
     (D) Grant of Security Interest — Fourth Lien. To secure the Fourth Lien Secured Obligations, each Grantor hereby assigns and pledges to the Fourth Lien Security Trustee, for its benefit and the benefit of the other Fourth Lien Secured Parties, and hereby grants to the Fourth Lien Security Trustee for its benefit and the benefit of the other Fourth Lien Secured Parties, a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties, the Lien of the Second Lien Secured Parties and the Lien of the Third Lien Secured Parties), all of such Grantor’s right, title and interest in and to the Collateral.
     Section 2.02 Security for Obligations. This Agreement secures the payment and performance of all Secured Obligations of the Grantors to each Secured Party (subject to the subordination provisions of this Agreement) and shall be held by the Security Trustees in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Party but for the fact that Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.
     Section 2.03 Representations and Warranties of the Grantors. Each Grantor represents and warrants as of the date of this Agreement, and as of each date on which such Grantor subjects a new Pool Aircraft to this Mortgage solely with respect to such Pool Aircraft and such Grantor, as follows:

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     (a) The Grantors are the legal and beneficial owners of the Collateral, including each applicable Pool Aircraft (except for Holdings, the Intermediate Lessees, and any other Grantor that does not hold title to a Pool Aircraft but is the sole beneficial owner thereof under a trust, conditional sale or similar arrangement). None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of the Transaction Documents and except for Permitted Liens, and no Collateral is described in (i) any UCC financing statements filed against any Borrower Party other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry (which for the avoidance of doubt, shall not include any Contract of Sale in favor of any Grantor), or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, the Mortgage or any other security document in favor of any Security Trustee for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.
     (b) This Agreement creates a valid and (upon the taking of the actions required hereby) perfected security interest in favor of the Security Trustees in the Collateral (other than, as of the Effective Date until (i) with respect to the Required Pool Aircraft and any Aircraft Assets related thereto, the Required Perfection Date and (ii) with respect to the Supplemental Pool Aircraft and any Aircraft Assets related thereto, the applicable date set forth in Section 5.02(a) of the Credit Agreement) as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest have been (or in the case of future Collateral will be) duly taken (except that only the Express Perfection Requirements shall be required to be satisfied), enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties.
     (c) No Grantor has any trade names except as set forth on Schedule III hereto.
     (d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party (including, for the avoidance of doubt, the International Registry) is required under the laws of the United States or Ireland either (i) for the grant by such Grantor of the assignment and security interest granted hereby, (ii) for the execution, delivery or performance of this Agreement by such Grantor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for (A) with respect to each Pool Aircraft whose country of registration is the United States of America, the filing with the FAA, in due form, for recordation where applicable, pursuant to Section 40102 and Section 44101 through Section 44112 of Title 49, United States Code, “Transportation,” of any and all title, registration and financing documentation necessary to accomplish the purposes of this Agreement, including, without limitation, each of the Relevant FAA Aircraft Mortgages, each of the Relevant FAA Aircraft Mortgages and Lease Assignments and/or each of the Relevant FAA Lease Security Assignments, as applicable, with respect to such Pool Aircraft and/or the related Assigned Lease, (B) the Required Cape Town Registrations, (C) the filing of financing and continuation statements under the UCC, (D) the applicable Irish filings pursuant to Section 2.08(f) and (E)

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such other filings as are required under relevant local law in the case of Grantors that are not domiciled in the United States or a state thereof.
     (e) The chief place of business, organizational identification number (if applicable) and chief executive or registered office of such Grantor and the office where such Grantor keeps records of the Collateral are located at the address specified opposite the name of such Grantor on the attached Schedule IV. If such Grantor is the lessor under a Cape Town Lease, it has the right to assign the International Interest provided for in such Cape Town Lease and all associated rights in respect of such Cape Town Lease that form part of the Collateral.
     (f) The Pledged Stock constitutes the percentage of the issued and outstanding shares of capital stock of the issuers thereof indicated on the attached Schedule II. The Pledged Beneficial Interest constitutes the percentage of the beneficial interest of the issuer thereof indicated on Schedule II hereto. The Pledged Membership Interest constitutes the percentage of the membership interest of the issuer thereof, as indicated on Schedule II hereto.
     (g) The Pledged Stock, the Pledged Beneficial Interest and the Pledged Membership Interests have been duly authorized and validly issued and are fully paid up and nonassessable.
     (h) The Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC. The terms of any Pledged Membership Interest expressly provide that such Pledged Membership Interest shall be governed by Article 8 of the Uniform Commercial Code as in effect in the jurisdiction of the issuer of such Pledged Membership Interest. The Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest have been delivered to the Security Trustee. The Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest either (i) are in bearer form, (ii) have been indorsed, by an effective indorsement, to the Security Trustee or in blank or (iii) have been registered in the name of the Security Trustee. None of the Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person other than the Security Trustee.
     (i) A true and complete copy of each Assigned Agreement in effect on the date hereof has been delivered to each Security Trustee. Each Assigned Document upon its inclusion in the Collateral will have been duly authorized, executed and delivered by the relevant Grantors, will be in full force and effect and will be binding upon and enforceable against all parties thereto in accordance with their terms
     Section 2.04 Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any Security Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and

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(c) in each case, unless any Security Trustee or Secured Party, expressly in writing or by operation of law, assumes or succeeds to the interests of any Grantor hereunder, no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.
     Section 2.05 Delivery of Collateral. All certificates or instruments representing or evidencing any Collateral (other than Account Collateral), if deliverable, shall be delivered to and held by or on behalf of the Senior Security Trustee in New York and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to evidence the security interests granted thereby. The Senior Security Trustee shall have the right, upon the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Senior Security Trustee or any of its nominees any or all of the Pledged Stock, the Pledged Beneficial Interest and the Pledged Membership Interests, subject only to the revocable rights specified in Section 2.10(a). In addition, the Senior Security Trustee shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing any Collateral (other than Account Collateral) for certificates or instruments of smaller or larger denominations. To the extent that any Assigned Lease constitutes “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC), the Grantors shall, if it has an original of such Assigned Lease in its possession, cause the original of such Assigned Lease (the “Chattel Paper Original”) to be delivered to the Senior Security Trustee promptly (and in any case no later than ten days) after the execution and delivery of such Assigned Lease by all its parties. Notwithstanding anything else to the contrary in any Transaction Document, no Grantor shall be required to deliver to the Senior Security Trustee any letter of credit issued pursuant to an Assigned Lease.
     Section 2.06 As to the Assigned Documents. (a) Upon the inclusion of any Assigned Document (other than an Assigned Lease) in the Collateral, the relevant Grantor will deliver to each Security Trustee a consent, in substantially the form of Exhibit B and executed by each party to such Assigned Document (other than any Grantor) or (where the terms of such Assigned Document expressly provide for a consent to its assignment for security purposes to substantially the same effect as Exhibit B) will give due notice to each such other party to such Assigned Document of its assignment pursuant to this Agreement. Upon the inclusion of any Assigned Lease in the Collateral, promptly after its receipt thereof from the relevant Lessee party thereto, the relevant Grantor will deliver to each Security Trustee (i) such consents, acknowledgments and/or notices as are provided for in the related Lease Assignment Documents and; (ii) such consents, acknowledgments and/or notices as are necessary or customary under the terms of such Assigned Lease and under the applicable law of the jurisdiction governing such Assigned Lease and the jurisdiction in which the relevant lessee is principally located or the applicable Pool Aircraft is registered in order to effect and perfect the assignment of, and grant of a lien upon, such Assigned Lease pursuant to this Agreement (including, with respect to each Assigned Lease which constitutes an International Interest (A) where the applicable Lessee is situated for purposes of the Cape Town Convention in a jurisdiction that is a Contracting State or

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(B) the related Aircraft Object is registered in a Contracting State, registration of such International Interest and the assignment thereof at the International Registry) and/or to assure the payment of all amounts under such Assigned Lease to the appropriate Blocked Account in accordance with the terms of the Credit Agreement. Upon the written request of any Grantor, each Security Trustee (solely in its capacity as such) will execute such undertakings of quiet enjoyment in favor of the Lessee under any Assigned Lease as are provided for in the Lease Assignment Documents or as are substantially to the same effect as the undertakings of quiet enjoyment provided for in such Assigned Lease.
     (b) Upon (i) the inclusion of any Assigned Document in the Collateral or (ii) the amendment or replacement of any Assigned Document or the entering into of any new Assigned Document, the relevant Grantor will deliver a copy thereof to each Security Trustee and will take such other action as may be necessary to perfect the lien of this Agreement as to such Assigned Document or as reasonably requested by the Security Trustee (provided that only the Express Perfection Requirements shall be required to be satisfied).
     (c) Each Grantor shall, at its expense:
     (i) use reasonable commercial efforts, in accordance with Leasing Company Practice to (A) perform and observe all the terms and provisions of the Assigned Documents to be performed or observed by it, (B) enforce the Assigned Documents in accordance with their terms and (C) after an Event of Default has occurred and is continuing take all such action to such end as may be from time to time reasonably requested by any Security Trustee; and
     (ii) furnish to each Security Trustee promptly upon receipt copies of each amendment, supplement or waiver to a Lease received by such Grantor under or pursuant to the Assigned Documents, and from time to time, subject to the provisions of the applicable Assigned Document, relating to the Lessee’s obligation to furnish such information and subject to any confidentiality provisions therein, (A) furnish to each Security Trustee such information and reports regarding the Collateral as such Security Trustee may reasonably request and (B) upon reasonable request of any Security Trustee make to each other party to any Assigned Document such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
     (d) So long as no Event of Default shall have occurred and be continuing, and notwithstanding any provision to the contrary in this Agreement, each Grantor shall be entitled, to the exclusion of the Security Trustees but subject always to the terms of the Transaction Documents (x) to exercise and receive, directly or indirectly through one or more agents, any of the claims, rights, powers, privileges, remedies and other benefits under, pursuant to, with respect to or arising out of the Assigned Documents and (y) to take any action or to not take any action, directly or indirectly through one or more agents, related to the Assigned Documents and the lessees or counterparties thereunder, including entering into, amending, supplementing, terminating, performing, enforcing, compelling performance of, exercising all remedies (whether arising under any Assigned Document or by statute or at law or in equity or otherwise) under, exercising rights, elections or options or taking any other action under or in respect of, granting or withholding notices, waivers, approvals and consents in respect of, receiving all payments

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under, dealing with any credit support or collateral security in respect of, or taking any other action in respect of, the Assigned Documents and contacting or otherwise having any dealings with any lessee or counterparty thereunder; provided, however, (i) whether or not an Event of Default has occurred, all amounts payable under each Assigned Document (including all Collections under each Assigned Lease) shall be paid directly to the appropriate Blocked Account in accordance with the terms of the Credit Agreement, (ii) so long as any Assigned Lease remains in effect, no Grantor will abrogate any right, power or privilege granted expressly in favor of any Security Trustee or any Secured Party under any Lease Assignment Document and (ii) during the continuance of an Event of Default, all such rights of each Grantor shall cease, and all such rights shall become vested in the Senior Security Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such rights.
     Section 2.07 As to Security Collateral, Beneficial Interest Collateral, Membership Interest Collateral and Investment Collateral. (a) All Security Collateral, Beneficial Interest Collateral, Membership Interest Collateral and Investment Collateral (the “Relevant Collateral”) shall be delivered to the Senior Security Trustee as follows:
     (i) in the case of each Certificated Security or Instrument, by (A) causing the delivery of such Certificated Security or Instrument to the Senior Security Trustee in the State of New York, registered in the name of the Senior Security Trustee or duly endorsed by an appropriate person to the Senior Security Trustee or in blank and, in each case, held by the Senior Security Trustee in the State of New York, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Senior Security Trustee and confirming in writing to the Senior Security Trustee that it has been so credited;
     (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Senior Security Trustee or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Senior Security Trustee and confirming in writing to the Senior Security Trustee that it has been so credited; and
     (iii) in the case of each Government Security registered in the name of any Securities Intermediary on the books of the FRBNY or on the books of any securities intermediary of such Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such security to the Securities Account maintained by such Securities Intermediary in the name of the Senior Security Trustee and confirming in writing to the Senior Security Trustee that it has been so credited.
     (b) Each Grantor and each Security Trustee hereby represents, with respect to the Relevant Collateral, that it has not entered into, and hereby agrees that it will not enter into, any

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agreement (i) with any of the other parties hereto or any Securities Intermediary specifying any jurisdiction other than the State of New York as any Securities Intermediary’s jurisdiction in connection with any Securities Account with any Securities Intermediary referred to in Section 2.07(a) for purposes of 31 C.F.R. Section 357.11(b), Section 8-110(e) of the UCC or any similar state or Federal law, or (ii) with any other person relating to such account pursuant to which it has agreed that any Securities Intermediary may comply with entitlement orders made by such person. The Senior Security Trustee represents that it will, by express agreement with each Securities Intermediary, provide for each item of property constituting Relevant Collateral held in and credited to the Securities Account, including cash, to be treated as a “financial asset” within the meaning of Section 8-102(a)(9)(iii) of the UCC for the purposes of Article 8 of the UCC.
     (c) Without limiting the foregoing, each Grantor and the Senior Security Trustee agree, and the Senior Security Trustee shall cause each Securities Intermediary, to take such different or additional action as may be required in order to maintain the perfection and priority of the security interest of each Security Trustee in the Relevant Collateral in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and regulations of the U.S. Department of the Treasury governing transfers of interests in Government Securities.
     Section 2.08 Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action (including under the laws of any foreign jurisdiction), that may be necessary, or that any Security Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable any Security Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral (except that only the Express Perfection Requirements shall be required to be satisfied). Without limiting the generality of the foregoing, each Grantor shall: (i) mark conspicuously its applicable records pertaining to the Collateral with a legend, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by an instrument or “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC) (other than a promissory note, unless an Event of Default shall have occurred and be continuing), deliver and pledge to the Senior Security Trustee hereunder such note or instrument or tangible chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment in blank; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, that may be necessary, or as any Security Trustee may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby and (iv) execute, file, record, or register such additional documents and supplements to this Agreement, including any further assignments, security agreements, pledges, grants and transfers, as may be required under the laws of any foreign jurisdiction or as any Security Trustee may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and lien of this Agreement (except that only the Express Perfection Requirements shall be required to be satisfied).
     (b) Each Grantor hereby authorizes each Security Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the

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Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
     (c) Each Grantor shall furnish or cause to be furnished to each Security Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any Security Trustee may reasonably request, all in reasonable detail.
     (d) Each Grantor shall, immediately upon the organization or acquisition by such Grantor of any Person (in the case of ILFC or any Initial Intermediate Lessee only, provided that such Person Owns or leases a Pool Aircraft), cause such Person to enter into a Grantor Supplement.
     (e) Each Grantor shall ensure that at all times an individual shall be appointed as administrator with respect to such Grantor for purposes of the International Registry and shall (with respect to the Required Pool Aircraft and the Supplemental Pool Aircraft, by the dates set forth in Section 5.02(a) of the Credit Agreement) register or cause to be registered (or if any Security Trustee is making such registration, without relieving each Grantor of such obligation, consent to such registration) with the International Registry (collectively, the “Required Cape Town Registrations”): (i) the International Interest provided for hereunder with respect to each Aircraft Object in respect of Pool Aircraft where the relevant Grantor is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State; (ii) the International Interest provided for in any Cape Town Lease to which such Grantor is a lessor or lessee; (iii) the assignment to each Security Trustee of each International Interest described in clause (ii) and assigned to each Security Trustee hereunder; and (iv) the Contract of Sale with respect to any Pool Aircraft by which title to such Pool Aircraft is conveyed by or to such Grantor, but only if the seller under such Contract of Sale is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State and if such seller agrees to such registration. To the extent that (A) any Security Trustee’s consent is required for any such registration, or (B) any Security Trustee is required to initiate any such registration, the relevant Security Trustee shall ensure that such consent or such initiation of such registration is effected, and no Grantor shall be in breach of this Section should the relevant Security Trustee fail to do so in a proper fashion (it being understood and agreed that in no event shall any Security Trustee be liable for any failure to so register as a result of such Grantor’s failure to provide any necessary information required for such registration in a timely manner or if such information is inaccurate or incomplete). It is understood and agreed that International Interests provided for hereunder shall be registered in the name of each Security Trustee in the order of priority provided for in clauses (a) through (d) of Section 3.02. The parties hereto agree that for the purposes of the definition of Prospective International Interest in the Cape Town Convention, the making of the Loan by the Lender shall constitute the stated event upon which the Borrower has created or provided for an International Interest in the Aircraft Objects and Assigned Leases.
     (f) With respect to each Pool Aircraft that is registered in the United States of America, each Grantor shall, so long as such Pool Aircraft is so registered, and (i) in the case of a Pool Aircraft that is not subject to an Assigned Lease, register and record with the FAA the

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Relevant FAA Aircraft Mortgages with respect to such Pool Aircraft and (ii) in the case of a Pool Aircraft that is subject to an Assigned Lease, register and record with the FAA the Relevant FAA Aircraft Mortgages and Lease Assignments with respect to such Pool Aircraft. Each Grantor shall, if at any time after the filing with the FAA of a Relevant FAA Aircraft Mortgage with respect to a Pool Aircraft such Pool Aircraft becomes subject to an Assigned Lease, register and record with the FAA the Relevant FAA Lease Security Assignments with respect to such Aircraft. With respect to each Grantor incorporated under the laws of Ireland, such Grantor shall (i) cause each Security Document executed by it and any related Charge Over Shares or, in each case, its relevant particulars to be filed in the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof and (ii) in respect of each Pool Aircraft owned by such Grantor, execute an Irish Mortgage in respect of such Pool Aircraft and make all applicable Irish Cape Town Registrations.
     Section 2.09 Place of Perfection; Records. Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Schedule IV or, upon 30 days’ prior written notice to each Security Trustee, at such other locations in a jurisdiction where all actions required by Section 2.03(e) shall have been taken with respect to the Collateral. Subject to applicable confidentiality restrictions, each Grantor shall hold and preserve such records and shall permit representatives of any Security Trustee upon reasonable prior notice at any time during normal business hours reasonably to inspect and make abstracts from such records, all at the sole cost and expense of such Grantor.
     Section 2.10 Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Security Collateral, Beneficial Interest Collateral and Membership Interest Collateral pledged by such Grantor for any purpose not inconsistent with the terms of this Agreement, the charter documents of such Grantor or the Transaction Documents; provided that such Grantor shall not exercise or shall refrain from exercising any such right if such action would constitute a breach of its obligations under the Transaction Documents; and
     (ii) Each Security Trustee shall execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies and other instruments as such Grantor may reasonably request in writing and provide for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 2.10(a)(i).
     (b) After an Event of Default shall have occurred and be continuing, any and all distributions, dividends and interest paid in respect of the Security Collateral, the Beneficial Interest Collateral and the Membership Interest Collateral pledged by such Grantor, including any and all (i) distributions, dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Security Collateral, Beneficial Interest Collateral or Membership Interest Collateral; (ii) distributions, dividends and other distributions paid or payable in cash in

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respect of such Security Collateral, Beneficial Interest Collateral or Membership Interest Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Security Collateral, Beneficial Interest Collateral or Membership Interest Collateral shall be forthwith delivered to the Senior Security Trustee and, if received by such Grantor, shall be received in trust for the benefit of the Senior Security Trustee, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Senior Security Trustee in the same form as so received (with any necessary endorsement).
     (c) During the continuance of an Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.10(a)(i) and 2.10(a)(ii) shall cease, and all such rights shall thereupon become vested in the Senior Security Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.
     Section 2.11 Transfers and Other Liens; Additional Shares or Interests. (a) No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, in the case of clause (i) or (ii) other than the pledge, assignment and security interest created by this Agreement and as otherwise provided or permitted herein or in any other Transaction Document.
     (b) Except as otherwise provided pursuant to the Transaction Documents, the Grantors (other than ILFC and the Initial Intermediate Lessees) shall not issue, deliver or sell any shares, interests, participations or other equivalents except those pledged hereunder. Any beneficial interest or capital stock or other securities or interests issued in respect of or in substitution for the Pledged Stock, the Pledged Beneficial Interest or the Pledged Membership Interests shall be issued or delivered (with any necessary endorsement) to the Senior Security Trustee.
     Section 2.12 Security Trustees Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints, as security for the Secured Obligations, each Security Trustee as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in such Security Trustee’s discretion during the occurrence and continuance of an Event of Default, to take any action and to execute any instrument that such Security Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including:
     (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, indorse and collect any drafts or other instruments and documents in connection included in the Collateral;

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     (c) to file any claims or take any action or institute any proceedings that such Security Trustee may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of such Security Trustee with respect to any of the Collateral; and
     (d) to execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect (except in the case of the Security Collateral provided pursuant to Section 2.01(c)) and preserve the pledge, assignment and security interest granted hereby;
provided that such Security Trustee’s exercise of any such power shall be subject to Section 2.06(d).
     Section 2.13 Security Trustees May Perform. If any Grantor fails to perform any agreement contained in this Agreement, any Security Trustee may (but shall not be obligated to) after such prior notice as may be reasonable under the circumstances, itself perform, or cause performance of, such agreement, and the expenses of such Security Trustee incurred in connection with doing so shall be payable by the Grantors.
     Section 2.14 Covenant to Pay. Each Grantor covenants with each Security Trustee (for the benefit of the Security Trustees and the Secured Parties) that it will pay or discharge any monies and liabilities whatsoever that are now, or at any time hereafter may be, due, owing or payable by such Grantor in any currency, actually or contingently, solely and/or jointly, and/or severally with another or others, as principal or surety on any account whatsoever pursuant to the Transaction Documents in accordance with their terms. Each Grantor agrees that no payment or distribution by such Grantor pursuant to the preceding sentence shall entitle such Grantor to exercise any rights of subrogation in respect thereof until the related Secured Obligations shall have been paid in full. All such payments shall be made in accordance with Section 3.02.
     Section 2.15 Delivery of Collateral Supplements. Upon the acquisition by any Grantor of any Pool Aircraft or Relevant Collateral, each relevant Grantor shall concurrently execute and deliver to each Security Trustee a Collateral Supplement duly completed with respect to such Collateral and shall take such steps with respect to the perfection of such Collateral as are called for by this Agreement for Collateral of the same type; provided that the foregoing shall not be construed to impair or otherwise derogate from any restriction on any such action in any Transaction Document; and provided further that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral.
     Section 2.16 Covenant Regarding Control. No Grantor shall cause nor permit any Person other than the Senior Security Trustee to have “control” (as defined in Section 9-104 of the UCC) of any Blocked Account pursuant to the terms of the Credit Agreement. No Grantor (other than ILFC) shall cause or permit any Person other than the Senior Security Trustee to have “control” (as defined in Section 8-106, 9-104, 9-105, 9-106, or 9-107 of the UCC) of any “deposit account,” “electronic chattel paper,” “investment property,” “securities account”,

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“supporting obligations” or “letter of credit right” (as such terms are defined in Article 8 or 9 of the UCC) in which it has an interest.
     Section 2.17 Covenant Regarding Blocked Accounts. ILFC and any other Grantor in whose name a Blocked Account is held shall enter into a Deposit Account Control Agreement or a pledge agreement otherwise acceptable to the parties thereto, providing that “control” (as defined in Section 9-104 of the UCC) of such Blocked Account is retained with the Security Trustees; provided, however, that the Security Trustees shall not exercise such “control” (as defined in Section 9-104 of the UCC), block withdrawals from or give instructions on the Blocked Accounts unless an Event of Default has occurred and is continuing.
     Section 2.18 Operational Covenants.
     (a) Maintenance of Properties. Each Grantor shall, with respect to each Pool Aircraft Owned by such Grantor that is not subject to a Lease, maintain such Pool Aircraft in a state of repair and condition consistent with Leasing Company Practice with respect to similar aircraft.
     (b) Replacement of Parts; Alterations, Modifications and Additions; Substitutions of Engines. Each Grantor shall, with respect to each Pool Aircraft that is not subject to an Eligible Lease, cause (i) any Parts to be replaced and (ii) any alterations, modifications or additions to any such Airframe or Engine to be performed, in each case, in a manner consistent with Leasing Company Practice with respect to similar aircraft. Each Grantor shall, with respect to each Pool Aircraft that is not subject to a Lease, not cause any Engines to be substituted in a manner inconsistent with Leasing Company Practice.
     (c) Operation and Use. Each Grantor agrees that no Pool Aircraft will be maintained, used or operated in violation of any law, rule or regulation (including airworthiness directives) of any government or Governmental Authority having jurisdiction over such Pool Aircraft or in violation of any airworthiness certificate, license or registration relating to such Pool Aircraft issued by any such government, except for minor violations, and except to the extent any Grantor (or, if a Lease is then in effect with respect to such Pool Aircraft, any Lessee of such Pool Aircraft) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of such Pool Aircraft or any material risk of subjecting any Secured Party to criminal liability or materially impair the Liens created by this Agreement; provided that the Grantors shall only be entitled to contest mandatory grounding orders if they (or the applicable Lessee) do not operate such Pool Aircraft during such contest. The Grantors will not operate any Pool Aircraft, or permit any Pool Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 2.19 and Schedule V of this Agreement or (ii) in any war zone or recognized or threatened areas of hostilities unless covered by war risk insurance in accordance with Section 2.19 and Schedule V of this Agreement, in either case unless indemnified by a government authority as provided therein or unless located there due to an emergency or an event outside the Lessee’s control, but only for so long as such emergency or event continues.

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     Notwithstanding the foregoing, no breach of this Section 2.18(c) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person claiming by or through a Lessee or a sub-lessee, or of any Person which has possession of the Pool Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Pool Aircraft (other than seizure or confiscation arising from a breach by the Grantors of this Section 2.18(c)) (each, a “Third Party Event”); provided that (i) neither ILFC nor any other Grantor consents or has consented to such Third Party Event; and (ii) ILFC or the Grantor which is the lessor or owner of such Pool Aircraft promptly and diligently takes such commercially reasonable actions in accordance with Leasing Company Practice in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Pool Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Pool Aircraft or Engine.
     (d) Identification of Security Trustee’s Interest. The Grantors agree to affix as promptly as practicable after the Effective Date and thereafter to maintain in the cockpit of each Pool Aircraft, in a clearly visible location, and on each Engine, a nameplate bearing the inscription “MORTGAGED TO WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS FIRST LIEN SECURITY TRUSTEE, SECOND LIEN SECURITY TRUSTEE, THIRD LIEN SECURITY TRUSTEE AND FOURTH LIEN SECURITY TRUSTEE” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Security Trustee).
     (e) Registration. Each Grantor shall cause each Pool Aircraft to remain duly registered, under the laws of a country or jurisdiction that is not a Prohibited Country or that is the country in which such Pool Aircraft is registered as of the date hereof, in the name of the relevant Grantor if so permitted under the applicable registry; provided that, unless such Grantor provides the Security Trustee with local law mortgages and legal opinions concerning their filing and effectiveness in form and substance reasonably acceptable to the Security Trustee, such Grantor shall not register an Aircraft in a jurisdiction that is a party to the Geneva Convention unless (i) such jurisdiction has Ratified the Cape Town Convention or (ii) such Grantor is organized under the laws of Ireland and satisfies the provisions of Section 5.26(c) of the Credit Agreement. Each Security Trustee agrees that it will cooperate with the relevant Grantor in changing the state of registration of any Pool Aircraft, including the implementation of a trust to achieve FAA registration, at the cost of the relevant Grantor and as the relevant Grantor may request, provided that such request does not conflict with the relevant Grantor’s obligations under the Transaction Documents.
     (f) Extension, Amendment or Replacement of Leases. Upon execution of any renewal, extension or replacement Lease, the relevant Grantor shall comply with the provisions of Sections 2.06 and 2.08 of this Agreement, as applicable, and shall deliver the following:
     (i) to the Senior Security Trustee, the Chattel Paper Original, if any, of such renewal, extension or replacement Lease;
     (ii) to each Security Trustee, AIG Funding and the FRBNY, a notice of assignment substantially in the form attached hereto as Exhibit F-1 (a “Lessee Notice”) and an

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acknowledgement from the Lessee substantially in the form attached hereto as Exhibit F-2 (a “Lessee Acknowledgment”), or such forms of such notices as may be pre-agreed in the relevant Lease, addressed to, or for the benefit of, each Security Trustee with respect to such Lease;
     (iii) to each Security Trustee, AIG Funding and the FRBNY, certificates of insurance from qualified brokers of aircraft insurance (or other evidence satisfactory to each Security Trustee, AIG Funding and the FRBNY), evidencing all insurance required to be maintained by the applicable Lessee, together with the endorsements required pursuant to Section 2.19 and Schedule V of this Agreement;
     (iv) to each Security Trustee, AIG Funding and the FRBNY, promptly and in any case within 15 days of the effectiveness of the leasing of such Pool Aircraft, a copy of such Lease, and an amended and restated Schedule 3.19(b) to the Credit Agreement incorporating all information required under such schedule with respect to such renewal, extension or replacement Lease; and
     (v) to each Security Trustee, with respect to any renewal, extension or replacement Lease, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions, in each case to the extent that receiving such legal opinions is consistent with Leasing Company Practice.
     Section 2.19 Insurance. The relevant Grantor shall maintain, or procure that the relevant Lessee maintains, hull and third party liability insurance policies, maintained with insurers or reinsured with reinsurers of recognized responsibility or pursuant to governmental indemnities, in respect of each Pool Aircraft in accordance with the terms of Schedule V hereto.
ARTICLE III
REMEDIES
     Section 3.01 Remedies. Notwithstanding anything herein or in any other Transaction Document to the contrary, if any Event of Default shall have occurred and be continuing, and in each case subject to the quiet enjoyment rights of the applicable Lessee of any Pool Aircraft:
     (a) The Senior Security Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (including, for the avoidance of doubt, the rights and remedies of the Senior Security Trustee provided for in Section 2.10(c)), all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all of the rights and remedies under applicable law and also may (i) require any Grantor to, and such Grantor hereby agrees that it shall at its expense and upon request of the Senior Security Trustee forthwith, assemble all or any part of the Collateral as directed by the Senior Security Trustee and make it available to the Senior Security Trustee at a place to be designated by the Senior Security Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Senior Security Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such

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other terms as the Senior Security Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Senior Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Senior Security Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) The Senior Security Trustee may, in addition to or in connection with any other remedies available hereunder or under any other applicable law, exercise any and all remedies granted under the Cape Town Convention as it shall determine in its sole discretion. In connection therewith, the parties hereby agree to the extent permitted by the UCC that (i) Article 9(1) and Article 9(2) of the Convention, wherein the parties may agree or the court may order that any Collateral shall vest in any Security Trustee in or towards satisfaction of the applicable Secured Obligations, shall not preclude any Security Trustee from obtaining title to any Collateral pursuant to any other remedies available under applicable law (including but not limited to Article 9-620 of the UCC); (ii) any surplus of cash or cash proceeds held by any Security Trustee and remaining after payment in full of all the Secured Obligations owed to it shall be paid over to the other Security Trustees in accordance with Section 3.02 hereof; and (iii) the Senior Security Trustee may obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as the Senior Security Trustee shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by applicable laws.
     (c) All cash proceeds received by any Security Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 3.02. Any sale or sales conducted in accordance with the terms of this Section 3.01 shall be deemed conclusive and binding on each Grantor and the Secured Parties.
     Section 3.02 Priority of Payments. The Security Trustees hereby agree that all cash proceeds received by any Security Trustee in respect of any Collateral pursuant to Section 3.01 hereof and any payments by any Grantor to any Security Trustee following an Event of Default shall be paid by each Security Trustee to the relevant Security Trustee in the order of priority set forth below:
     (a) first, to the First Lien Security Trustee for the benefit of the First Lien Secured Parties, until payment in full in cash of the First Lien Secured Obligations then outstanding;
     (b) second, to the Second Lien Security Trustee for the benefit of the Second Lien Secured Parties (for further credit to the FRBNY Account), until payment in full in cash of the Second Lien Secured Obligations then outstanding; provided that, in calculating the amount of Second Lien Secured Obligations outstanding, amounts paid under clause “first” shall be

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deducted therefrom so that all amounts paid in respect of First Lien Secured Obligations shall be credited against Second Lien Secured Obligations;
     (c) third, to the Third Lien Security Trustee for the benefit of the Third Lien Secured Parties, until payment in full in cash of the Third Lien Secured Obligations then outstanding;
     (d) fourth, to the Fourth Lien Security Trustee for the benefit of the Fourth Lien Secured Parties (for further credit to the FRBNY Account), until payment in full in cash of the Fourth Lien Secured Obligations then outstanding; provided that, in calculating the amount of the Fourth Lien Secured Obligations outstanding, amounts paid under clause “third” shall be deducted therefrom so that all amounts paid in respect of Third Lien Secured Obligations shall be credited against Fourth Lien Secured Obligations; and
     (e) fifth, all remaining amounts to the relevant Grantors or whomsoever may be lawfully entitled to receive such amounts;
provided that the Security Trustees may at the instruction of the Secured Parties and without consent of the Grantors amend the order of clauses (a) through (d) above, but may not amend the effect of the provisos in clauses (b) and (d) or clause (e) above without the consent of the Grantors.
     For the avoidance of doubt, notwithstanding any other provision of the Transaction Documents, in no event shall the Borrowers owe or be charged for or shall Collateral secure an amount in the aggregate greater than the amount equal to the sum of the Second Lien Secured Obligations then outstanding plus the Fourth Lien Secured Obligations then outstanding.
ARTICLE IV
SECURITY INTEREST ABSOLUTE
     Section 4.01 Security Interest Absolute. A separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. Except as otherwise provided in the Transaction Documents, all rights of the Security Trustees and the security interests and Liens granted under, and all obligations of each Grantor under, until the Secured Obligations then outstanding are paid in full, this Agreement and each other Transaction Document shall be absolute and unconditional, irrespective of:
     (a) any lack of validity or enforceability of any Transaction Document, Assigned Document or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or

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any consent to any departure from any Transaction Document or Assigned Document or any other agreement or instrument relating thereto;
     (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
     (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantors;
     (e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.
ARTICLE V
THE SECURITY TRUSTEES
     The Security Trustees and the Secured Parties agree among themselves as follows:
     Section 5.01 Authorization and Action. (a) (i) Each First Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial First Lien Security Trustee; (ii) each Second Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Second Lien Security Trustee; (iii) each Third Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Third Lien Security Trustee; and (iv) each Fourth Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Fourth Lien Security Trustee, in each case to take such action as trustee on behalf of the relevant Secured Parties and to exercise such powers and discretion under this Agreement and the other relevant Transaction Documents as are specifically delegated to the relevant Security Trustee by the terms of this Agreement and of the relevant Transaction Documents, and no implied duties and covenants shall be deemed to arise against any Security Trustee. For the avoidance of doubt, (1) each First Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the First Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other First Lien Secured Parties in respect of any Assigned Lease; (2) each Second Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Second Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other Second Lien Secured Parties in respect of any Assigned Lease;

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(3) each Third Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Third Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other Third Lien Secured Parties in respect of any Assigned Lease; and (4) each Fourth Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Fourth Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself in respect of any Assigned Lease.
     (b) Each Security Trustee accepts such appointment and agrees to perform the same but only upon the terms of this Agreement (including any quiet enjoyment covenants given to the Lessees) and agrees to receive and disburse all moneys received by it in accordance with the terms of this Agreement. No Security Trustee in its individual capacity shall be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or simple negligence in the handling of funds or breach of any of its representations or warranties set forth in this Agreement) and no Security Trustee shall be liable for any action or inaction of any Grantor or any other parties to any of the Transaction Documents.
     Section 5.02 Absence of Duties. The powers conferred on the Security Trustees under this Agreement with respect to the Collateral are solely to protect their interests in this Agreement and shall not impose any duty upon it, except as explicitly set forth herein, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, no Security Trustee shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve or perfect rights against any parties or any other rights pertaining to any Collateral. No Security Trustee shall have any duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Grantor or Lessee.
     Section 5.03 Representations or Warranties. None of the Security Trustees make nor shall any be deemed to have made any representations or warranties as to the validity, legality or enforceability of this Agreement, any other Transaction Document or any other document or instrument or as to the correctness of any statement contained in any thereof, or as to the validity or sufficiency of any of the pledge and security interests granted hereby, except that each Security Trustee in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will at such time be duly authorized to execute and deliver such document on its behalf, and (b) this Agreement is or will be the legal, valid and binding obligation of such Security Trustee in its individual capacity, enforceable against such Security Trustee in its individual capacity in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

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     Section 5.04 Reliance; Agents; Advice of Counsel. (a) No Security Trustee shall incur any liability to anyone as a result of acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Security Trustees may accept a copy of a resolution of the board or other governing body of any party to this Agreement or any Transaction Document, certified by the Secretary or an Assistant Secretary thereof or other duly authorized Person of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or other governing body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Agreement, the Security Trustees shall be entitled to receive and may for all purposes hereof conclusively rely, and shall be fully protected in acting or refraining from acting, on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon. Each Security Trustee shall assume, and shall be fully protected in assuming, that each other party to this Agreement is authorized by its constitutional documents to enter into this Agreement and to take all action permitted to be taken by it pursuant to the provisions of this Agreement, and shall not inquire into the authorization of such party with respect thereto.
     (b) Each Security Trustee may execute any of its powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, or attorneys or a custodian or nominee, provided, however, that the appointment of any agent shall not relieve the Security Trustee of its responsibilities or liabilities hereunder.
     (c) Each Security Trustee may consult with counsel and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by them under this Agreement in good faith and in accordance with such advice or opinion of counsel.
     (d) Each Security Trustee shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the relevant Security Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     (e) No Security Trustee shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require any Security Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of any Grantor under any of the Transaction Documents.

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     (f) If any Security Trustee incurs expenses or renders services in connection with an exercise of remedies specified in Section 3.01, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.
     (g) No Security Trustee shall be charged with knowledge of an Event of Default unless such Security Trustee obtains actual knowledge of such event or such Security Trustee receives written notice of such event from any of the Secured Parties.
     (h) None of the Security Trustees shall have any duty to monitor the performance of any Grantor or any other party to the Transaction Documents, nor shall any Security Trustee have any liability in connection with the malfeasance or nonfeasance by such parties. None of the Security Trustees shall have any liability in connection with compliance by any Grantor or any Lessee under a Lease with statutory or regulatory requirements related to the Collateral, any Pool Aircraft or any Lease. No Security Trustee shall make or be deemed to have made any representations or warranties with respect to the Collateral, any Pool Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of the Collateral, any Pool Aircraft or any Lease.
     Section 5.05 Cape Town Convention. Each Security Trustee, during the term of this Agreement, shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry and appoint an Administrator and/or a Professional User Entity to make registrations in regard to the Collateral as required by this Agreement.
     Section 5.06 No Individual Liability. No Security Trustee shall have any individual liability in respect of all or any part of the Secured Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the Transaction Documents, only to the property of the Grantors (to the extent provided in the Transaction Documents) for payment or satisfaction of the Secured Obligations pursuant to this Agreement and the other Transaction Documents.
ARTICLE VI
SUCCESSOR SECURITY TRUSTEE
     Section 6.01 Resignation and Removal of a Security Trustee. Any Security Trustee may resign at any time without cause by giving at least 30 days’ prior written notice to ILFC and, (i) in the case of the First Lien Security Trustee, to the FRBNY, (ii) in the case of the Second Lien Security Trustee, to the Lender, (iii) in the case of the Third Lien Security Trustee, to the FRBNY and (iv) in the case of the Fourth Lien Security Trustee, to AIG Funding. The Lender may at any time remove the Second Lien Security Trustee without cause by an instrument in writing delivered to ILFC, the Second Lien Secured Parties and the Second Lien Security Trustee. The FRBNY may at any time remove the First Lien Security Trustee or the Third Lien Security Trustee without cause by an instrument in writing delivered to ILFC and, as applicable, the First Lien Secured Parties and the First Lien Security Trustee or the Third Lien Secured Parties and the Third Lien Security Trustee. AIG Funding may at any time remove the Fourth Lien Security Trustee without cause by an instrument in writing delivered to ILFC, the

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Fourth Lien Secured Parties and the Fourth Lien Security Trustee. No resignation by or removal of any Security Trustee pursuant to this Section 6.01 shall become effective prior to the date of appointment by the Lender of a successor Security Trustee and the acceptance of such appointment by such successor Security Trustee.
     Section 6.02 Appointment of Successor. (a) In the case of the resignation or removal of the First Lien Security Trustee, the FRBNY, on behalf of the First Lien Secured Parties, shall promptly appoint a successor First Lien Security Trustee. In the case of the resignation or removal of the Second Lien Security Trustee, the Lender, on behalf of the Second Lien Secured Parties, shall promptly appoint a successor Second Lien Security Trustee. In the case of the resignation or removal of the Third Lien Security Trustee, the FRBNY, on behalf of the Third Lien Secured Parties, shall promptly appoint a successor Third Lien Security Trustee. So long as no Event of Default shall have occurred and be continuing, any such successor Security Trustee shall as a condition to its appointment be reasonably acceptable to ILFC. In the case of the resignation or removal of the Fourth Lien Security Trustee, AIG Funding, Inc., on behalf of the Fourth Lien Secured Parties, shall promptly appoint a successor Fourth Lien Security Trustee. If a successor Security Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the applicable Security Trustee gives notice of resignation, the retiring Security Trustee or the relevant Secured Parties may petition any court of competent jurisdiction for the appointment of a successor Security Trustee. Any successor Security Trustee so appointed by such court shall immediately and without further act be superseded by any successor Security Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.
     (b) Any successor Security Trustee shall execute and deliver to the relevant Secured Parties an instrument accepting such appointment. Upon the acceptance of any appointment as Security Trustee hereunder, a successor Security Trustee, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to this Agreement, and such other instruments or notices, as may be necessary, or, (i) in the case of a successor First Lien Security Trustee, as the FRBNY may request, (ii) in the case of a successor Second Lien Security Trustee, as the Lender may request, (iii) in the case of a successor Third Lien Security Trustee, as the FRBNY may request and (iv) in the case of a successor Fourth Lien Security Trustee, as AIG Funding, Inc. may request, in each case, in order to continue the perfection (if any) of the Liens granted or purported to be granted hereby, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Security Trustee, and the retiring Security Trustee shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. The retiring Security Trustee shall take all steps necessary to transfer all Collateral in its possession and all its control over the Collateral to the successor Security Trustee. All actions under this paragraph (b) shall be at the expense of ILFC; provided that if a successor Security Trustee has been appointed as a result of the circumstances described in Section 6.02(d), any actions under this paragraph (b) as relating to such appointment shall be at the expense of the successor Security Trustee.
     (c) Each Security Trustee shall be an Eligible Institution, if there be such an institution willing, able and legally qualified to perform the duties of a Security Trustee

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hereunder and unless such institution is an Affiliate of a Secured Party or an Event of Default has occurred and is continuing, reasonably acceptable to the Grantors.
     (d) Any corporation into which any Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Security Trustee shall be a party, or any corporation to which substantially all the business of such Security Trustee may be transferred, shall be such Security Trustee under this Agreement without further act.
ARTICLE VII
AGREEMENT BETWEEN SECURED PARTIES
     Section 7.01 Subordination and Priority. (a) Notwithstanding the date, manner or order of attachment or perfection (if any) or the description of any Collateral or security interests, Liens, claims or encumbrances covered or granted by Section 2.01, each Subordinated Security Trustee agrees that the respective rights and interest of the Subordinated Secured Parties in the Collateral are and shall be subordinate, to the extent and in the manner hereinafter set forth, to all rights and interest of the Senior Secured Parties in the Collateral, and that the Senior Secured Parties shall have at all times interests prior and senior to that of the Subordinated Secured Parties in all Collateral until the payment in full in cash of all Secured Obligations owed to such Senior Secured Parties.
     (b) For the purposes of this Agreement, no Secured Obligations shall be deemed to have been paid in full until and unless the Security Trustee in respect of such Secured Obligations shall have received payment in full in cash of such Secured Obligations.
     Section 7.02 Exercise of Remedies. (a) Until the date on which all the Secured Obligations owed to the Senior Secured Parties shall have been paid in full, the Senior Security Trustee, in its sole discretion and to the exclusion of the Subordinated Security Trustees, shall have, whether or not any Event of Default shall have occurred and be continuing and both before and after the commencement of any proceeding referred to in Section 7.03(a), the sole and exclusive right (as between the Senior Security Trustee, on the one hand, and the Subordinated Security Trustees, on the other) to take all action with respect to the Collateral, including the right to exercise or direct voting or other consensual rights, to foreclose or forebear from foreclosure in respect of the Collateral and to accept the Collateral in full or partial satisfaction of any Secured Obligation owed to the Senior Secured Parties, all in accordance with the terms of this Agreement. The Subordinated Secured Parties agree that, until the Secured Obligations owed to the Senior Secured Parties have been paid in full, the only right of the Subordinated Secured Parties under this Agreement is for the Secured Obligations owed to such Subordinated Secured Parties to be secured by the Collateral for the period and to the extent provided for herein and to receive a share of the proceeds of the Collateral, if any.
     (b) The Subordinated Secured Parties agree that, so long as any of the Secured Obligations owed to the Senior Secured Parties shall remain unpaid, none of the Subordinated Secured Parties will commence, or join with any creditor other than the Senior Security Trustee

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and the Senior Secured Parties in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to the Collateral or proceeds of Collateral. Upon request by the Senior Security Trustee, the Subordinated Secured Parties will, at the expense of the relevant Grantors, join in enforcement, collection, execution, levy or foreclosure proceedings and otherwise cooperate fully in the maintenance of such proceedings by the Senior Security Trustee, including by executing and delivering all such consents, pleadings, releases and other documents and instruments as the Senior Security Trustee may reasonably request in connection therewith, it being understood that the conduct of such proceedings shall at all times be under the exclusive control of the Senior Security Trustee.
     (c) The Subordinated Secured Parties agree, upon written request by the Senior Security Trustee, to release the Liens and security interests in favor of the Subordinated Secured Parties in any Collateral and to execute and deliver all such directions, consents, pleadings, releases and other documents and instruments as the Senior Security Trustee may reasonably request in connection therewith, upon any sale, lease, transfer or other disposition of such Collateral or part thereof in accordance with, or for application of proceeds pursuant to, Sections 3.02 and 7.01(a).
     (d) The Subordinated Secured Parties agree that none of the Subordinated Secured Parties will contest, or bring (or join in) any action or proceeding for the purpose of contesting, the validity, perfection or priority of, or seeking to avoid, the rights of the other Secured Parties (including the Senior Secured Parties) in or with respect to the Collateral.
     Section 7.03 Further Agreements of Subordination. The Subordinated Security Trustees agree during the occurrence and continuance of an Event of Default as follows:
     (a) Upon any distribution of all or any of the Collateral or proceeds of Collateral to creditors of any Grantor upon the dissolution, winding-up, liquidation, examinership, arrangement, reorganization, adjustment, protection, relief, or composition of such Grantor or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, examinership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor, or otherwise, any distribution of any kind of Collateral or proceeds of Collateral that otherwise would be deliverable to the Subordinated Security Trustees or the other Subordinated Secured Parties shall be delivered directly to the Senior Security Trustee for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Secured Obligations owed to the Senior Secured Parties until such Secured Obligations shall have been paid in full in accordance with Section 3.02.
     (b) If any proceeding referred to in Section 7.03(a) is commenced by or against any Grantor,
     (i) the Senior Security Trustee is hereby irrevocably authorized and empowered (in its own name or in the name of the Senior Secured Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every distribution referred to in subsection (a) above and give acquittance therefor and to file claims and proofs of claim and take such other

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action (including enforcing this Agreement) as it may deem necessary for the exercise or enforcement of any of the rights or interests of the Senior Secured Parties hereunder; and
     (ii) the Subordinated Security Trustees shall duly and promptly take such action, at the expense of the relevant Grantors, as the Senior Security Trustee may request (A) to collect Collateral and proceeds of Collateral for the account of the Senior Secured Parties and to file appropriate claims or proofs of claim in respect of Collateral and proceeds of Collateral, (B) to execute and deliver to the Senior Security Trustee such powers of attorney, assignments, or other instruments as the Senior Security Trustee may request in order to enable it to enforce any and all claims with respect to the Collateral and proceeds of Collateral and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Collateral or proceeds of Collateral. Without limiting the generality of any of the foregoing, if any proceeding referred to in Section 7.03(a) is commenced by or against any Grantor, the Subordinated Secured Parties shall, upon written demand from the Senior Security Trustee, file such claims in such proceeding as the Senior Security Trustee shall request in such written demand or any subsequent written demand provided in connection therewith; provided, however, that should one or more Subordinated Secured Parties fail to comply fully with any such demand within thirty (30) days of receipt by such Subordinated Secured Party of the relevant demand, such Subordinated Secured Party Creditor shall be deemed to have irrevocably appointed the Senior Security Trustee its attorney-in-fact to file and prosecute any such claim and to dispose of any proceeds of such filing or prosecution in accordance with the terms hereof and of the other Transaction Documents.
     (c) All payments or distributions upon or with respect to the Collateral or proceeds of Collateral that are received by the Subordinated Security Trustees or the other Subordinated Secured Parties contrary to the provisions of this Agreement shall be received for the benefit of the Senior Secured Parties, shall be segregated from other funds and property held by the Subordinated Security Trustees or the other Subordinated Secured Parties and shall be forthwith paid over to the Senior Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Secured Obligations owed to the Senior Secured Parties in accordance with the terms thereof.
     (d) The Senior Security Trustee is hereby authorized to demand specific performance of this Agreement at any time when any of the Subordinated Security Trustees or the other Subordinated Secured Parties shall have failed to comply with any of the provisions of this Agreement applicable to them. The Subordinated Security Trustees hereby irrevocably waive, on their own behalf and on behalf of the Subordinated Secured Parties, any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
     Section 7.04 Rights of Subrogation. The Subordinated Secured Parties agree that no payment or distributions to the Senior Secured Parties pursuant to the provisions of this Agreement shall entitle any Subordinated Secured Party to exercise any rights of subrogation in respect thereof until all Secured Obligations owed to the Senior Secured Parties shall have been paid in full.

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     Section 7.05 Further Assurances of Subordinated Security Trustees. Each of the Subordinated Security Trustees shall, at the expense of the relevant Grantors, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Senior Security Trustee may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Security Trustee to exercise and enforce its rights and remedies hereunder.
     Section 7.06 No Change in Rights in Collateral. The Subordinated Security Trustees and the other Subordinated Secured Parties will not sell, assign, pledge, encumber or otherwise dispose of any of their rights in the Collateral as such or in proceeds of Collateral as such, without the prior written consent of the Senior Security Trustee. Nothing in this Section 7.06 shall limit the right of any Subordinated Secured Party to transfer any Secured Obligation owed to it.
     Section 7.07 Waiver of Marshalling and Similar Rights. Each of the Subordinated Security Trustees waives, on its own behalf and on behalf of the Subordinated Secured Parties, to the fullest extent permitted by applicable law, any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right with respect to the Collateral that may otherwise be available under applicable law or any other similar rights a junior creditor or junior secured creditor may have under applicable law.
     Section 7.08 Enforcement. Each of the Subordinated Secured Parties agrees that this Agreement shall be enforceable against it and the Subordinated Secured Parties under all circumstances, including in any proceeding referred to in Section 7.03(a).
     Section 7.09 Obligations Not Affected. All rights and interests of the Senior Security Trustee and the other Senior Secured Parties hereunder, and all agreements and obligations of the Subordinated Security Trustees and the other Subordinated Secured Parties under this Agreement and any other Transaction Document, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Transaction Document, Assigned Document or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document, Assigned Agreement or any other agreement or instrument relating thereto;
     (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral, or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

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          (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantors;
          (e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
          (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Subordinated Security Trustees, the Subordinated Secured Parties, a subordinated creditor or a secured subordinated creditor or a Person deemed to be a surety.
This Agreement shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Secured Obligations owed to any Senior Secured Party is rescinded or must otherwise be returned by any Senior Secured Party upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, all as though such payment had not been made.
          Section 7.10 Waiver. The Subordinated Security Trustees hereby waive, on their own behalf and on behalf of the Subordinated Secured Parties, to the fullest extent permitted by law, any right under Section 9-615 of the N.Y. Uniform Commercial Code to application of the proceeds of disposition (other than as contemplated by this Agreement), any right to notice and objection under Section 9-620 of the N.Y. Uniform Commercial Code and promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Senior Security Trustee protect, secure, perfect or insure any security interest or lien hereunder or otherwise or any Collateral or any other property subject thereto or exhaust any right or take any action against the Grantors or any other person or entity or any Collateral or any other collateral.
          Section 7.11 Secured Obligations Unimpaired. Nothing in this Agreement shall impair (a) as between the Grantors and any Secured Party, the obligations of the Grantors to such Secured Party, including the Secured Obligations or (b) as between the Senior Secured Parties and the Subordinated Secured Parties, the provisions relating to the priority of payments in Section 3.02; provided that it is understood that the enforcement of rights and remedies against the Collateral shall be subject to the terms of this Agreement.
          Section 7.12 Upon Discharge of Obligations. Upon the payment in full in cash of the Secured Obligations in respect of which it is acting as Security Trustee, the Senior Security Trustee shall, without any further action on its part, be relieved of any obligation under this Agreement with respect to such discharged Secured Obligations and this Agreement shall continue in effect as an agreement among the Grantors and the remaining Security Trustees. Upon the payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, this Article VII shall cease to be of any effect except for this Section 7.12.
ARTICLE VIII
INDEMNITY AND EXPENSES

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          Section 8.01 Indemnity. (a) Each of the Grantors shall indemnify, defend and hold harmless each Security Trustee (and its officers, directors, employees, representatives and agents) from and against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties hereunder and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part. Each Security Trustee (i) must provide reasonably prompt notice to the applicable Grantor of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the applicable Grantor, which consent shall not be unreasonably withheld. No Grantor shall be required to reimburse any expense or indemnity against any loss or liability incurred by any Security Trustee through negligence or bad faith.
          Each Grantor, as applicable, may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the relevant Security Trustee and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the applicable Grantor may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the applicable Grantor shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the relevant Security Trustee are in conflict with those of such Grantor and (iii) the indemnified person shall have the right to approve the counsel designated by such Grantor which consent shall not be unreasonably withheld.
          (b) Each Grantor shall within ten (10) Business Days after demand pay to each Security Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that such Security Trustee may incur in connection with (i) the administration of this Agreement (in accordance with fee arrangements agreed between such Security Trustee and ILFC), (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of such Security Trustee or any other Secured Party against such Grantor hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
          Section 8.02 Secured Parties’ Indemnity. (a) The First Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the FRBNY to the sole satisfaction of the First Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the FRBNY.

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          (b) The Second Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the Lender to the sole satisfaction of the Second Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the Lender.
          (c) The Third Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the FRBNY to the sole satisfaction of the Third Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the FRBNY.
          (d) The Fourth Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by AIG Funding, Inc. to the sole satisfaction of the Fourth Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of AIG Funding.
          (e) In order to recover under clauses (a), (b), (c) or (d) above, the relevant Security Trustee: (i) must provide reasonably prompt notice to the FRBNY or AIG Funding, as applicable, of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the FRBNY or AIG Funding, as applicable, which consent shall not be unreasonably withheld.
          The FRBNY or AIG Funding, as applicable, may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the relevant Security Trustee and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the FRBNY or AIG Funding, as applicable, may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the FRBNY or AIG Funding, as applicable, shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the relevant Security Trustee are in conflict with those of the FRBNY or AIG Funding, as applicable, and (iii) the indemnified person shall have the right to approve the counsel designated by the FRBNY or AIG Funding, as applicable, which consent shall not be unreasonably withheld.
          (f) The provisions of Section 8.01 and this Section 8.02 shall survive the termination of this Agreement or the earlier resignation or removal of any Security Trustee.
          Section 8.03 No Compensation from Secured Parties. Each Security Trustee agrees that it shall have no right against the Secured Parties for any fee as compensation for its services in such capacity.
          Section 8.04 Security Trustee Fees. In consideration of each Security Trustee’s performance of the services provided for under this Agreement, the Grantors shall pay to such

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Security Trustee an annual fee set forth under a separate agreement between ILFC and such Security Trustee and shall reimburse Security Trustee for expenses incurred including those associated with the International Registry.
ARTICLE IX
MISCELLANEOUS
          Section 9.01 Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party from the provisions of this Agreement, shall in any event be effective unless the same shall be in writing and signed by AIG Funding, the FRBNY and each party hereto. No failure on the part of any Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Each Security Trustee may, but shall have no obligation to, execute and deliver any amendment or modification which would affect its duties, powers, rights, immunities or indemnities hereunder.
          (b) Upon the execution and delivery by any Person of a Grantor Supplement, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, (ii) Annexes I, II, III and IV attached to each Grantor Supplement shall be incorporated into, become a part of and supplement Schedules I, II, III and IV, respectively, and the Security Trustees may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and (iii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by the obligations of the Grantors hereunder.
          (c) Upon the execution and delivery by a Grantor of a Collateral Supplement, Annexes I and II to each Collateral Supplement shall be incorporated into, become a part of and supplement Schedules I and II, respectively, and the Security Trustees may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented.
          Section 9.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier) and telecopied or delivered to the intended recipient at its address specified, as follows:
     For each Grantor:
International Lease Finance Corporation
10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

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     For the First Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630
     For the Second Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630
     For the Third Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630
     For the Fourth Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630

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or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 9.02. Each such notice shall be effective (a) on the date personally delivered to an authorized officer of the party to which sent, or (b) on the date transmitted by legible telecopier transmission with a confirmation of receipt.
          Section 9.03 No Waiver; Remedies. No failure on the part of any Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
          Section 9.04 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.
          Section 9.05 Continuing Security Interest; Assignments. Subject to Section 9.06, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations then outstanding to the Secured Parties, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of each Security Trustee hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing subsection (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under any Transaction Document to which it is a party in accordance with the terms thereof to any other permitted Person or entity, and such other permitted Person or entity shall thereupon become vested with all the rights in respect thereof granted to such Secured Party herein or otherwise.
          Section 9.06 Release and Termination. (a) Upon any sale, lease, transfer or other disposition or removal from the Designated Pool of any item of Collateral in accordance with the terms of the Transaction Documents, such item of Collateral will be deemed released from the Lien hereof, and each Security Trustee will, at such Grantor’s expense, execute and deliver to the Grantor of such item of Collateral such documents as such Grantor shall reasonably request and provide to such Security Trustee to evidence the release of such item of Collateral from the assignment and security interest granted hereby, and to the extent that (A) any Security Trustee’s consent is required for any deregistration of the interests in such released Collateral from the International Registry or other registry or (B) any Security Trustee is required to initiate any such deregistration, the relevant Security Trustee shall ensure that such consent or such initiation of such deregistration is effected.
          Any amounts withdrawn by a Grantor from a Blocked Account in accordance with the terms of the Transaction Documents shall be deemed released from the Lien hereof.
          (b) Upon the payment in full in cash of the First Lien Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01(A) hereof shall

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terminate, the First Lien Security Trustee shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 9.06(b)) relating to the First Lien Secured Obligations, the First Lien Secured Parties or the First Lien Security Trustee shall cease to be of any effect insofar as they relate to the First Lien Secured Obligations, the First Lien Secured Parties or the First Lien Security Trustee. Upon any such termination, the First Lien Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
          (c) Upon the payment in full in cash of the Second Lien Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01(B) hereof shall terminate, the Second Lien Security Trustee shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 9.06(c)) relating to the Second Lien Secured Obligations, the Second Lien Secured Parties or the Second Lien Security Trustee shall cease to be of any effect insofar as they relate to the Second Lien Secured Obligations, the Second Lien Secured Parties or the Second Lien Security Trustee. Upon any such termination, the Second Lien Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
          (d) Upon the payment in full in cash of the Third Lien Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01(C) hereof shall terminate, the Third Lien Security Trustee shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 9.06(d)) relating to the Third Lien Secured Obligations, the Third Lien Secured Parties or the Third Lien Security Trustee shall cease to be of any effect insofar as they relate to the Third Lien Secured Obligations, the Third Lien Secured Parties or the Third Lien Security Trustee. Upon any such termination, the Third Lien Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
          (e) Upon the payment in full in cash of the Secured Obligations then outstanding, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors; provided that if a Pool Aircraft or a Grantor that holds title to a Pool Aircraft is sold or otherwise disposed of in accordance with the terms of the Transaction Documents and the requisite proceeds in connection with such sale or disposition and any other Collateral held by such Grantor have been received by the Security Trustees in accordance with the Transaction Documents, the Lien of this Agreement over such Grantor shall be deemed released. Upon any such termination, each Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
          (f) With respect to Section 9.05 and clauses (b), (c), (d) and (e) above, for the avoidance of doubt, notwithstanding any other provision of the Transaction Documents, in no event shall the Borrowers owe or be charged for, or shall Collateral secure an amount in the aggregate greater than, the amount equal to the sum of the Second Lien Secured Obligations then outstanding plus the Fourth Lien Secured Obligations then outstanding.

48

          (g) If, prior to the termination of this Agreement, any Senior Security Trustee ceases to be the Senior Security Trustee in accordance with the definition of “Senior Security Trustee” in Section 1.01, all certificates, instruments or other documents being held by such Senior Security Trustee at such time shall, within five (5) Business Days from the date on which it ceases to be the Senior Security Trustee, be delivered to the Security Trustee which shall at such time be the Senior Security Trustee.
          (h) Subject to Section 2.13 of the Credit Agreement, upon the occurrence of the Loan Restructuring Date, all pledges, assignments, security interests and other Liens granted by ILFC under this Agreement shall terminate, all rights of ILFC with respect to the Collateral shall revert to ILFC and ILFC shall have no further obligations under this Agreement (except pursuant to the guaranty contemplated by Section 2.13 of the Credit Agreement). Upon any such termination, each Security Trustee will, at the expense of ILFC execute and deliver to it such documents as ILFC shall prepare and reasonably request to evidence such termination. For the avoidance of doubt, in no event shall this Section 9.06(h) release any Grantor (other than ILFC) from its respective pledge, assignment and security interest granted by such Grantor (other than ILFC) under this Agreement and the rights of each of the Secured Parties in respect of each of such Grantors (other than ILFC) and the related Collateral shall remain in full force and effect and are hereby ratified and confirmed.
          (i) Subject to Section 2.14 of the Credit Agreement, upon the occurrence of an Initial Intermediate Lessee Release Date, all pledges, assignments, security interests and other Liens granted by the applicable Initial Intermediate Lessee under this Agreement shall terminate, all rights of such Initial Intermediate Lessee with respect to the Collateral shall revert to such Initial Intermediate Lessee, as the case may be, and such Initial Intermediate Lessee shall have no further obligations under this Agreement. Upon any such termination, each Security Trustee will, at the expense of such Initial Intermediate Lessee, execute and deliver to it such documents as such Initial Intermediate Lessee shall prepare and reasonably request to evidence such termination. For the avoidance of doubt, in no event shall this Section 9.06(i) release any Grantor (other than such Initial Intermediate Lessee) from its respective pledge, assignment and security interest granted by such Grantor (other than such Initial Intermediate Lessee) under this Agreement and the rights of each of the Secured Parties in respect of each of such Grantors (other than such Initial Intermediate Lessee) and the related Collateral shall remain in full force and effect and are hereby ratified and confirmed.
          (j) Notwithstanding anything to the contrary contained herein, on the Required Perfection Date, all Supplemental Pool Aircraft shall cease to be Pool Aircraft hereunder and under any other Transaction Document; provided that Supplemental Pool Aircraft shall not cease to be Pool Aircraft to the extent that, as of the Required Perfection Date, either before or after giving pro forma effect to the cessation of such Supplemental Pool Aircraft as Pool Aircraft hereunder and under the other Transaction Documents, an Event of Default shall have occurred and be continuing. Once the Supplemental Pool Aircraft cease to be Pool Aircraft hereunder, each Security Trustee’s security interest in, and Lien on, the Supplemental Pool Aircraft (and any other Aircraft Assets directly related to the Supplemental Pool Aircraft) shall be automatically released. The Security Trustees shall promptly execute and deliver to the Parent Borrower, at the Parent Borrower’s expense, all documents that the Parent Borrower shall reasonably request to

49

evidence their release of the security interests in, and Liens on, the Supplemental Pool Aircraft (and any other Aircraft Assets directly related to the Supplemental Pool Aircraft).
          Section 9.07 Currency Conversion. If any amount is received or recovered by any Security Trustee in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by such Security Trustee, to the extent permitted by law, shall only constitute a discharge of the relevant Grantor to the extent of the amount of the Agreed Currency which such Security Trustee was or would have been able in accordance with its or his normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which such Security Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the relevant Grantor, such Grantor shall pay to such Security Trustee for the benefit of the Secured Parties such amount as it shall determine to be necessary to indemnify such Security Trustee and the Secured Parties against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that, to the extent permitted by law, (i) such indemnity shall constitute a separate and independent obligation of each Grantor distinct from its obligation to discharge the amount which was originally payable by such Grantor and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by such Security Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by any Grantor or any judgment or order and no proof or evidence of any actual loss shall be required.
          Section 9.08 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          Section 9.09 Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, each party hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender Party or the FRBNY may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower Party or its properties in the courts of any jurisdiction.
          (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the

50

laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          Section 9.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Lender shall received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
          Section 9.11 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
          Section 9.12 Non-Invasive Provisions. (a) Notwithstanding any other provision of the Transaction Documents, each Security Trustee agrees that, so long as no Event of Default shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.
          (b) Notwithstanding any other provision of the Transaction Documents, each Security Trustee agrees that, so long as no “Event of Default” (or similar term) under a Lease (as defined in such Lease) shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of the Lessee with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool

51

Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such Lease.
          (c) Each Security Trustee agrees to release any Lien the Security Trustee may have upon any engine upon (i) a Grantor providing the Security Trustee with written notice of a transfer thereof promptly after receipt of a notice thereof from the relevant Lessee and with a copy of the bill of sale or other instrument evidencing the transfer of title of such replacement engine to a Grantor, (ii) in the case of the transfer of title to an engine initiated by a Grantor, the Grantor providing the Security Trustee with a certificate of such transfer and a copy of the bill of sale or other instrument evidencing the transfer of title of a replacement engine to a Grantor, or (iii) upon the total loss payment or Loan repayment being received (or replacement aircraft being provided) in a case where the airframe, but not such engine, was the subject of a total loss; provided that, for the avoidance of doubt, no Security Trustee shall release any Lien upon an engine that is not replaced by a Grantor or a Lessee, unless such engine is associated with an aircraft that was subject to a total loss or otherwise removed from the Designated Pool. Such Borrower shall at the request of the Security Trustee execute a supplement to the Mortgage to evidence that any such replacement engine has become subject to the Lien of the Mortgage and the Security Trustee shall, at the request of such Borrower, execute a supplement to the Mortgage to evidence the release of the applicable engine from the Lien of the Security Trustee.
          (d) The Lender and each Security Trustee agrees that it will not claim, and upon the request of any Borrower each Security Trustee will confirm in writing that it does not claim, any right, title or interest in any engine or part (including any audio visual, telephonic, entertainment or similar equipment) that is installed on a Pool Aircraft which does not constitute an “engine” or “part” as defined in the applicable Lease.
          (e) For the avoidance of doubt, each Security Trustee agrees that a Borrower or Intermediate Lessee may from time to time lease out an engine that is part of a Pool Aircraft or lease in an engine that is not part of a Pool Aircraft as it determines in accordance with Leasing Company Practice.
          (f) Each Security Trustee agrees to, and is hereby directed by the Required Persons to, notwithstanding the occurrence or existence of an Event of Default and/or the delivery of a Notice of Exclusive Control (as defined in the Controls Agreements), take such action as may be reasonably requested by ILFC to release funds held in the Collection Accounts to the extent of any obligation of the applicable lessor to repay any Security Deposit to a lessee and/or reimburse a lessee in respect of Maintenance Rent in accordance with the terms of any Lease.
          Section 9.13 Limited Recourse. (a) In the event that the direct or indirect assets of the Grantors are insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Security Trustee or any Secured Party hereunder, to pay in full such claims of the Security Trustee or such Secured Party (as the case may be), then the Security Trustee or the Secured Party shall have no further claim against the Grantors in respect of any such unpaid amounts.

52

          (b) To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder (not including any Grantor as a shareholder of any other Grantor hereunder), officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders (not including any Grantor as a shareholder of any other Grantor hereunder), officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder (not including any Grantor as a shareholder of any other Grantor hereunder), officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.
          (c) The guarantees, obligations, liabilities and undertakings granted by the French Initial Intermediate Lessee under this Agreement and the other Transaction Documents shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by the French Initial Intermediate Lessee in connection with back-to-back leasing activities between it and the Parent Borrower with respect to the lease of Pool Aircraft
[The Remainder of this Page is Intentionally Left Blank]

53

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its representative or officer thereunto duly authorized as of the date first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By
Name:
Title:

TOP AIRCRAFT, INC.

By
Name:
Title:

SIGNED SEALED AND DELIVERED
By SHREWSBURY AIRCRAFT LEASING LIMITED
By its duly appointed attorney

In the presence of:

Witness Signature:
Witness Name:
Witness Address:
Witness Occupation:

STATES AIRCRAFT, INC.

By
Name:
Title:

54

SIGNED SEALED AND DELIVERED
By ILFC IRELAND LIMITED
By its duly appointed attorney

In the presence of:

Witness Signature:
Witness Name:
Witness Address:
Witness Occupation:

ILFC FRANCE S.A.R.L.

By
Name:
Title:

ILFC LABUAN LTD.

By
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee

By
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK

By
Name:
Title:

55

SCHEDULE I
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
AIRCRAFT OBJECTS

Airframe
	Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
751	Airbus A330-200	41387, 41388	Rolls-Royce TRENT 772B-60
807	Airbus A330-200	41425, 41426	Rolls-Royce TRENT 772B-60
906	Airbus A330-200	41514, 41515	Rolls-Royce TRENT 772B-60
1917	Airbus A320-200	V11389, V11391	IAE V2527-A5
2149	Airbus A320-200	V11601, V11609	IAE V2527-A5
2158	Airbus A320-200	575738, 575739	CFM56-5B4/P
2166	Airbus A320-200	575761, 575762	CFM56-5B4/P
2171	Airbus A320-200	575770, 575771	CFM56-5B4/P
2182	Airbus A320-200	575784, 575785	CFM56-5B4/P
2191	Airbus A320-200	575796, 575797	CFM56-5B4/P
2193	Airbus A320-200	V11658, V11662	IAE V2527-A5
2199	Airbus A320-200	575803, 575804	CFM56-5B4/P
2206	Airbus A320-200	575812, 575813	CFM56-5B4/P
2278	Airbus A320-200	575899, 577106	CFM56-5B4/P
2349	Airbus A320-200	577165, 577166	CFM56-5B4/P
2371	Airbus A319-100	V11835, V11836	IAE V2524-A5
2396	Airbus A319-100	V11860, V11862	IAE V2524-A5
2406	Airbus A319-100	577206, 577210	CFM56-5B5/P
2408	Airbus A319-100	V11865, V11866	IAE V2524-A5
2422	Airbus A320-200	V11903, V11916	IAE V2527-A5
2424	Airbus A319-100	V11886, V11888	IAE V2524-A5
2426	Airbus A319-100	V11890, V11892	IAE V2524-A5
2430	Airbus A320-200	V11919, V11922	IAE V2527-A5
2433	Airbus A319-100	V11893, V11896	IAE V2524-A5
2435	Airbus A319-100	V11895, V11902	IAE V2524-A5
2448	Airbus A319-100	577242, 577248	CFM56-5B5/P
2458	Airbus A319-100	V11927, V11930	IAE V2524-A5

Airframe
	Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
2470	Airbus A319-100	V11942, V11946	IAE V2524-A5
2473	Airbus A319-100	V11950, V11963	IAE V2524-A5
2476	Airbus A321-200	V11929, V11931	IAE V2533-A5
2485	Airbus A319-100	V11952, V11965	IAE V2524-A5
2490	Airbus A319-100	V11960, V11971	IAE V2524-A5
2505	Airbus A319-100	V11989, V11991	IAE V2524-A5
2542	Airbus A320-200	577371, 577372	CFM56-5B4/P
2574	Airbus A319-100	V12063, V12067	IAE V2524-A5
2579	Airbus A319-100	V12054, V12056	IAE V2524-A5
2590	Airbus A321-200	V12070, V12072	IAE V2533-A5
2667	Airbus A319-100	V12161, V12163	IAE V2524-A5
2673	Airbus A319-100	V12204, V12239	IAE V2524-A5
2679	Airbus A319-100	V12199, V12207	IAE V2524-A5
2698	Airbus A319-100	V12196, V12205	IAE V2524-A5
2704	Airbus A319-100	V12230, V12232	IAE V2524-A5
2708	Airbus A320-200	577506, 577507	CFM56-5B4/P
2711	Airbus A319-100	V12218, V12225	IAE V2524-A5
2723	Airbus A319-100	V12244, V12246	IAE V2524-A5
2731	Airbus A320-200	V12223, V12227	IAE V2527-A5
2741	Airbus A321-200	V12273, V12275	IAE V2533-A5
2743	Airbus A320-200	577543, 577544	CFM56-5B4/P
2759	Airbus A321-200	V12291, V12293	IAE V2533-A5
2767	Airbus A321-200	V12302, V12304	IAE V2533-A5
2770	Airbus A320-200	577587, 577590	CFM56-5B4/P
2809	Airbus A321-200	V12323, V12325	IAE V2533-A5
2815	Airbus A319-100	V12310, V12320	IAE V2524-A5
2899	Airbus A320-200	577752, 577753	CFM56-5B4/P
2901	Airbus A319-100	V12403, V12405	IAE V2524-A5
2922	Airbus A320-200	V12408, V12410	IAE V2527-A5
2936	Airbus A321-200	V12418, V12430	IAE V2533-A5
2940	Airbus A319-100	V12444, V12453	IAE V2524-A5

Airframe
	Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
2948	Airbus A319-100	V12450, V12485	IAE V2524-A5
2969	Airbus A319-100	V12452, V12469	IAE V2524-A5
2978	Airbus A319-100	V12474, V12478	IAE V2524-A5
2983	Airbus A319-100	V12482, V12484	IAE V2524-A5
3007	Airbus A319-100	V12458, V12496	IAE V2524-A5
3012	Airbus A320-200	V12480, V12489	IAE V2527-A5
3017	Airbus A319-100	V12506, V12512	IAE V2524-A5
3020	Airbus A319-100	V12527, V12531	IAE V2524-A5
3026	Airbus A319-100	V12518, V12537	IAE V2524-A5
3067	Airbus A321-200	V12542, V12548	IAE V2533-A5
3075	Airbus A321-200	V12558, V12560	IAE V2533-A5
3089	Airbus A320-200	V12567, V12569	IAE V2527-A5
3105	Airbus A320-200	V12573, V12575	IAE V2527-A5
3112	Airbus A321-200	V12593, V12609	IAE V2533-A5
3114	Airbus A319-100	V12588, V12595	IAE V2527M-A5
3116	Airbus A319-100	V12583, V12590	IAE V2527M-A5
3120	Airbus A321-200	V12601, V12603	IAE V2533-A5
3123	Airbus A320-200	697250, 697251	CFM56-5B4/P
3124	Airbus A319-100	V12600, V12630	IAE V2527M-A5
3129	Airbus A320-200	697254, 697256	CFM56-5B4/P
3131	Airbus A320-200	697246, 697265	CFM56-5B4/P
3144	Airbus A319-100	V12626, V12628	IAE V2524-A5
3153	Airbus A320-200	697294, 697296	CFM56-5B4/P
3165	Airbus A319-100	V12607, V12632	IAE V2524-A5
3258	Airbus A319-100	V12709, V12734	IAE V2524-A5
3269	Airbus A319-100	V12717, V12720	IAE V2524-A5
3270	Airbus A320-200	V12721, V12725	IAE V2527-A5
3311	Airbus A319-100	V12780, V12782	IAE V2524-A5
3342	Airbus A319-100	V12789, V12791	IAE V2524-A5
3366	Airbus A320-200	697586, 697588	CFM56-5B4/3
3440	Airbus A320-200	697677, 697681	CFM56-5B4/3

Airframe
	Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
3444	Airbus A320-200	697679, 697683	CFM56-5B4/3
3456	Airbus A320-200	697764, 697765	CFM56-5B4/3
3463	Airbus A319-100	V12891, V12893	IAE V2524-A5
3476	Airbus A320-200	697718, 697724	CFM56-5B4/3
3491	Airbus A319-100	V12908, V12912	IAE V2524-A5
3501	Airbus A320-200	697766, 697779	CFM56-5B4/3
3590	Airbus A319-100	V13000, V13002	IAE V2524-A5
3599	Airbus A320-200	697903, 697904	CFM56-5B4/3
29356	Boeing 737-700	892110, 892112	CFM56-7B22
29357	Boeing 737-700	892238, 893236	CFM56-7B24
29358	Boeing 737-700	892276, 892279	CFM56-7B24
29361	Boeing 737-700	892350, 893348	CFM56-7B24
29362	Boeing 737-700	893383, 893384	CFM56-7B24
29364	Boeing 737-700	892611, 892612	CFM56-7B24
29365	Boeing 737-700	892644, 892649	CFM56-7B24
29366	Boeing 737-700	892720, 893709	CFM56-7B24
29367	Boeing 737-700	892774, 892775	CFM56-7B24
29368	Boeing 737-800	892801, 892802	CFM56-7B26
29369	Boeing 737-800	892857, 893860	CFM56-7B26
29370	Boeing 737-700	894369, 894370	CFM56-7B24
29371	Boeing 737-700	894201, 894224	CFM56-7B24
29372	Boeing 737-700	894345, 894357	CFM56-7B24
29373	Boeing 737-800	894437, 894438	CFM56-7B26
29374	Boeing 737-800	894504, 894505	CFM56-7B26
30038	Boeing 737-700	892147, 893142	CFM56-7B22
30660	Boeing 737-800	890461, 890462	CFM56-7B27/B1
30666	Boeing 737-800	890740, 890741	CFM56-7B26
30670	Boeing 737-800	890786, 890787	CFM56-7B26
30673	Boeing 737-800	890824, 890826	CFM56-7B27/B1
30679	Boeing 737-800	890621, 890622	CFM56-7B27/B1
30680	Boeing 737-800	890618, 890619	CFM56-7B26

Airframe
	Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
30681	Boeing 737-800	892286, 892287	CFM56-7B26
30682	Boeing 737-800	892314, 893316	CFM56-7B26
30683	Boeing 737-800	892306, 892307	CFM56-7B27
30685	Boeing 737-800	892543, 892544	CFM56-7B26
30686	Boeing 737-800	892360, 892364	CFM56-7B26
30690	Boeing 737-800	890644, 891637	CFM56-7B26
30691	Boeing 737-800	892363, 893365	CFM56-7B26
30692	Boeing 737-800	890634, 891633	CFM56-7B26
30693	Boeing 737-800	890660, 891655	CFM56-7B26
30694	Boeing 737-800	892693, 892694	CFM56-7B26
30695	Boeing 737-800	892758, 892761	CFM56-7B26
30696	Boeing 737-800	892763, 892764	CFM56-7B26
30697	Boeing 737-800	892811, 892812	CFM56-7B26
30698	Boeing 737-800	892803, 892804	CFM56-7B26
30699	Boeing 737-800	892847, 892848	CFM56-7B26
30700	Boeing 737-800	892864, 892865	CFM56-7B26
30701	Boeing 737-800	892871, 892872	CFM56-7B26
30702	Boeing 737-800	892882, 892883	CFM56-7B26
30703	Boeing 737-800	892905, 892906	CFM56-7B26
30704	Boeing 737-800	892948, 892949	CFM56-7B26
30705	Boeing 737-800	892983, 892985	CFM56-7B26
30708	Boeing 737-800	894263, 894264	CFM56-7B26
30709	Boeing 737-800	892897, 892904	CFM56-7B26
30711	Boeing 737-800	894412, 894413	CFM56-7B26
30715	Boeing 737-800	894560, 894561	CFM56-7B26
30716	Boeing 737-800	894514, 894515	CFM56-7B26
30718	Boeing 737-800	894607, 894608	CFM56-7B26
30723	Boeing 737-800	894656, 894675	CFM56-7B26/3
30725	Boeing 737-800	894691, 894692	CFM56-7B26/3
30728	Boeing 737-800	894883, 894911	CFM56-7B26/3
30733	Boeing 737-800	896143, 896144	CFM56-7B27/3

Airframe
	Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
32706	Boeing 777-300ER	906139, 906140	GE90-115BG01
32707	Boeing 777-300ER	906170, 906175	GE90-115BG02
32708	Boeing 777-300ER	906171, 906172	GE90-115BG01
32709	Boeing 777-300ER	906197, 906199	GE90-115BG02
32710	Boeing 777-300ER	906212, 906214	GE90-115BG02
32713	Boeing 777-300ER	906300, 906301	GE90-115BG02
32714	Boeing 777-300ER	906321, 906322	GE90-115BG02
32715	Boeing 777-300ER	906230, 906232	GE90-115BG02
32718	Boeing 777-200ER	900475, 900476	GE90-94B
32719	Boeing 777-200ER	900481, 900482	GE90-94B
32728	Boeing 777-300ER	906237, 906250	GE90-115BG02
32729	Boeing 777-300ER	906285, 906286	GE90-115BG02
32730	Boeing 777-300ER	906235, 906236	GE90-115BG02
32799	Boeing 737-800	890756, 890757	CFM56-7B26
32800	Boeing 737-800	892325, 892326	CFM56-7B26
32801	Boeing 737-800	892300, 892301	CFM56-7B26
32802	Boeing 737-800	892404, 892405	CFM56-7B26
32842	Boeing 737-700	893601, 893602	CFM56-7B22
33006	Boeing 737-800	892944, 892945	CFM56-7B26
33007	Boeing 737-800	892951, 892954	CFM56-7B26
33008	Boeing 737-700	892399, 893389	CFM56-7B24
33009	Boeing 737-700	892413, 892414	CFM56-7B24
33501	Boeing 777-300ER	906148, 906149	GE90-115BG01
33793	Boeing 737-700	892172, 893136	CFM56-7B22
35271	Boeing 737-800	896375, 896378	CFM56-7B26/3
35273	Boeing 737-800	896401, 897371	CFM56-7B26/3
35281	Boeing 737-800	896729, 896730	CFM56-7B26/3
35289	Boeing 737-800	802135, 802136	CFM56-7B26/3

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
3614	Airbus A319-100	IAE V2524-A5	V13014	V13016
3484	Airbus A320-200	IAE V2527-A5	V12913	V12918
3519	Airbus A320-200	IAE V2527-A5	V12949	V12953
30658	Boeing B737-800	CFM56-7B26	890450	890451
30665	Boeing B737-800	CFM56-7B26	890690	890691
32798	Boeing B737-800	CFM56-7B26	890765	890766
1884	Airbus A319-100	CFM56-5B6/P	575514	575515
1901	Airbus A319-100	CFM56-5B6/P	575532	575533
529	Airbus A330-200	Rolls Royce TRENT 772B-60	41255	41258
3446	Airbus A320-200	CFM56-5B4/3	697693	697695
3473	Airbus A320-200	CFM56-5B4/3	697697	697721
3490	Airbus A320-200	CFM56-5B4/3	697750	697751
3494	Airbus A320-200	CFM56-5B4/3	697758	697759
1874	Airbus A320-200	CFM56-5B4/P	575483	575487
35298	Boeing B777-300ER	GE90-115BG02	906315	906316
35784	Boeing B777-300ER	GE90-115BG02	906641	906642
3361	Airbus A320-200	CFM56-5B4/3	697512	697591
3396	Airbus A320-200	CFM56-5B4/3	697619	697620
3425	Airbus A320-200	CFM56-5B4/3	697655	697660
3475	Airbus A320-200	CFM56-5B4/3	697727	697731
505	Airbus A330-200	Rolls Royce TRENT 772B-60	41239	41240
526	Airbus A330-200	Rolls Royce TRENT 772B-60	41257	41259
30654	Boeing B737-800	CFM56-7B27	890387	890388
30671	Boeing B737-800	CFM56-7B27	890411	890413
32796	Boeing B737-800	CFM56-7B27	890337	890338
33699	Boeing B737-800	CFM56-7B27	890398	891414
2124	Airbus A319-100	CFM56-5B6/2P	575927	575928
1913	Airbus A320-200	CFM56-5B4/2P	575913	575914
2065	Airbus A320-200	CFM56-5B4/2P	575919	575922
1978	Airbus A321-200	CFM56-5B3/2P	575920	575921
2208	Airbus A321-200	CFM56-5B3/2P	575929	575930
2213	Airbus A319-100	CFM56-5B7/P	575799	575801
2228	Airbus A319-100	CFM56-5B7/P	575815	575816
2279	Airbus A319-100	CFM56-5B7/P	575885	575888
3065	Airbus A319-100	CFM56-5B7/P	697182	697183
1924	Airbus A320-200	CFM56-5B4/P	575534	575535
1949	Airbus A320-200	CFM56-5B4/P	575554	575555
2705	Airbus A320-200	CFM56-5B4/P	577504	577505
2721	Airbus A320-200	CFM56-5B4/P	577526	577530
3051	Airbus A321-200	CFM56-5B3/P	697174	697175
3098	Airbus A321-200	CFM56-5B3/P	697241	697249
3441	Airbus A321-200	CFM56-5B3/3	697456	697685
3401	Airbus A321-200	CFM56-5B3/3	697629	697672
3419	Airbus A321-200	CFM56-5B3/3	697663	697669
3372	Airbus A321-200	CFM56-5B3/3	697515	697607
3399	Airbus A321-200	CFM56-5B3/3	697634	697635

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
503	Airbus A330-200	CF6-80E1-A3	811201	811202
519	Airbus A330-200	CF6-80E1-A3	811218	811219
584	Airbus A330-200	CF6-80E1-A3	811248	811249
635	Airbus A330-200	Rolls Royce TRENT 772B-60	41308	41309
32868	Boeing B747-400	CF6-80C2-B1F	706539	706540	706541	706542
35279	Boeing B737-800	CFM56-7B26/3	896551	896552
32869	Boeing B747-400	CF6-80C2-B1F	706551	706552	706553	706554
32871	Boeing B747-400	CF6-80C2-B1F	706623	706624	706625	706626
32870	Boeing B747-400ERF	CF6-80C2-B5F	706627	706628	706629	706630
32867	Boeing B747-400ERF	CF6-80C2-B5F	706514	706515	706516	706517
29402	Boeing B777-200ER	Pratt & Whitney PW4090	P222225	P222226
35782	Boeing B777-300ER	GE90-115BG02	906603	906607
35783	Boeing B777-300ER	GE90-115BG02	906621	906622
32723	Boeing B777-300ER	GE90-115BG01	906108	906109
32724	Boeing B777-300ER	GE90-115BG01	906112	906113
32850	Boeing B777-300ER	GE90-115BG01	906129	906130
32852	Boeing B777-300ER	GE90-115BG01	906143	906144
32725	Boeing B777-300ER	GE90-115BG01	906134	906137
32711	Boeing B777-300ER	GE90-115BG01	906131	906132
35297	Boeing B777-300ER	GE90-115BG02	906377	906378
739	Airbus A330-200	Pratt & Whitney PW4168A	P733595	P733596
911	Airbus A330-200	Pratt & Whitney PW4168A	P733657	P733658
3033	Airbus A320-200	IAE V2527-A5	V12523	V12525
3066	Airbus A320-200	IAE V2527-A5	V12538	V12553
3074	Airbus A320-200	IAE V2527-A5	V12546	V12555
3462	Airbus A321-200	IAE V2533-A5	V12902	V12904
3527	Airbus A321-200	IAE V2533-A5	V12923	V12946
679	Airbus A330-300	Rolls Royce TRENT 772-60	41340	41341
581	Airbus A330-300	Rolls Royce TRENT 772B-60	41188	41288
692	Airbus A330-300	Rolls Royce TRENT 772B-60	41348	41349
716	Airbus A330-300	Rolls Royce TRENT 772B-60	41357	41358
741	Airbus A330-300	Rolls Royce TRENT 772B-60	41380	41381
786	Airbus A330-300	Rolls Royce TRENT 772B-60	41417	41418
35274	Boeing B737-800	CFM56-7B24/3	896420	897396
35276	Boeing B737-800	CFM56-7B24/3	896513	896514
35285	Boeing B737-800	CFM56-7B24/3	896958	896961
34432	Boeing B777-300ER	GE90-115BG04	906373	906382
35299	Boeing B777-300ER	GE90-115BG04	906354	906381
35300	Boeing B777-300ER	GE90-115BG02	906432	906433
35301	Boeing B777-300ER	GE90-115BG04	906474	906475
30037	Boeing B737-700	CFM56-7B24	890719	890720
30727	Boeing B737-700	CFM56-7B22	888675	888679
30033	Boeing B737-800	CFM56-7B27/B1	888587	888741
30643	Boeing B737-800	CFM56-7B27/B1	888844	888902
822	Airbus A330-200	Pratt & Whitney PW4168A	P733621	P733622
3428	Airbus A319-100	IAE V2524-A5	V12867	V12871

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
3685	Airbus A319-100	IAE V2524-A5	V13066	V13068
2793	Airbus A321-200	IAE V2533-A5	V12305	V12307
3458	Airbus A321-200	IAE V2533-A5	V12892	V12894
3522	Airbus A321-200	IAE V2533-A5	V12931	V12933
1912	Airbus A319-100	IAE V2524-A5	V11399	V11402
1962	Airbus A319-100	IAE V2524-A5	V11447	V11454
1850	Airbus A321-200	IAE V2533-A5	V11361	V11362
1926	Airbus A321-200	IAE V2533-A5	V11415	V11417
2113	Airbus A319-100	CFM56-5B5/P	575724	575725
2122	Airbus A319-100	CFM56-5B5/P	575732	575740
2186	Airbus A319-100	CFM56-5B5/P	575765	575769
2332	Airbus A319-100	CFM56-5B5/P	577137	577138
2382	Airbus A319-100	CFM56-5B5/P	577172	577184
2142	Airbus A320-200	CFM56-5B4/P	575701	575703
2189	Airbus A320-200	CFM56-5B4/P	575790	575792
2291	Airbus A320-200	CFM56-5B4/P	577104	577114
2665	Airbus A320-200	CFM56-5B4/P	577469	577470
3056	Airbus A320-200	CFM56-5B4/P	697159	697160
2768	Airbus A320-200	CFM56-5B4/P	577580	577581
3068	Airbus A320-200	CFM56-5B4/P	697157	697158
811	Airbus A330-200	CF6-80E1-A3	811404	811406
29399	Boeing B777-200ER	GE90-94B	900459	900461
32720	Boeing B777-200ER	GE90-94B	900478	900480
32721	Boeing B777-200ER	GE90-94B	900499	900500
35295	Boeing B777-200ER	GE90-94B	900491	900492
2085	Airbus A320-200	IAE V2527-A5	V11524	V11531
2173	Airbus A320-200	IAE V2527-A5	V11634	V11636
2594	Airbus A320-200	IAE V2527-A5	V12087	V12089
29401	Boeing B777-200ER	Rolls Royce TRENT 895-17	51485	51486
29403	Boeing B777-200ER	Rolls Royce TRENT 895-17	51504	51508
29404	Boeing B777-200ER	Rolls Royce TRENT 895-17	51477	51478
32712	Boeing B777-200ER	Rolls Royce TRENT 895-17	51489	51490
30649	Boeing B737-700	CFM56-7B24	888772	888779
30652	Boeing B737-800	CFM56-7B26	889705	889706
30721	Boeing B737-800	CFM56-7B26/3	894612	894618
35272	Boeing B737-800	CFM56-7B26/3	896356	896357
35284	Boeing B737-800	CFM56-7B26/3	896787	896789
35287	Boeing B737-800	CFM56-7B26/3	896978	896979
725	Airbus A330-300	CF6-80E1-A4	811349	811350
2761	Airbus A320-200	CFM56-5B4/P	577572	577573
2785	Airbus A320-200	CFM56-5B4/P	577594	577596
2794	Airbus A320-200	CFM56-5B4/P	577621	577625
2798	Airbus A320-200	CFM56-5B4/P	577623	577626
2962	Airbus A320-200	CFM56-5B4/P	577815	577818
2988	Airbus A320-200	CFM56-5B4/P	577851	577852
3083	Airbus A320-200	CFM56-5B4/P	697193	697198

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
3321	Airbus A320-200	CFM56-5B4/3	697532	697537
3529	Airbus A320-200	CFM56-5B4/3	697781	697782
814	Airbus A330-200	CF6-80E1-A4B	811407	811408
3421	Airbus A319-100	IAE V2524-A5	V12858	V12860
3424	Airbus A319-100	IAE V2524-A5	V12862	V12865
3454	Airbus A319-100	IAE V2524-A5	V12882	V12890
3694	Airbus A319-100	IAE V2524-A5	V13082	V13084
462	Airbus A330-200	Rolls Royce TRENT 772B-60	41224	41225
29395	Boeing B777-300	Rolls Royce TRENT 892-17	51285	51287
28687	Boeing B777-300	Rolls Royce TRENT 892-17	51416	51417
29396	Boeing B777-300	Rolls Royce TRENT 892-17	51378	51379
32697	Boeing B777-300	Rolls Royce TRENT 892-17	51371	51372
32699	Boeing B777-300	Rolls Royce TRENT 892-17	51397	51398
2389	Airbus A319-100	IAE V2522-A5	V11855	V11856
2429	Airbus A319-100	IAE V2522-A5	V11877	V11887
2694	Airbus A319-100	IAE V2522-A5	V12188	V12198
2697	Airbus A319-100	IAE V2522-A5	V12206	V12208
2720	Airbus A319-100	IAE V2522-A5	V12236	V12238
706	Airbus A340-600	Rolls Royce TRENT 556-61	71342	71343	71344	71363
723	Airbus A340-600	Rolls Royce TRENT 556-61	71362	71364	71365	71369
30687	Boeing B737-700	CFM56-7B24	894609	894610
30710	Boeing B737-700	CFM56-7B24	894464	894467
30040	Boeing B737-800	CFM56-7B27	892344	892346
32841	Boeing B737-800	CFM56-7B27	893370	893371
1866	Airbus A319-100	CFM56-5B6/P	575504	575505
1872	Airbus A319-100	CFM56-5B6/P	575508	575509
1882	Airbus A319-100	CFM56-5B6/P	575516	575517
1925	Airbus A319-100	CFM56-5B6/P	575544	575545
2198	Airbus A319-100	CFM56-5B5/P	575780	575783
2209	Airbus A319-100	CFM56-5B5/P	575776	575795
2236	Airbus A319-100	CFM56-5B5/P	575824	575830
1223	Airbus A319-100	IAE V2524-A5	V10719	V10773
1281	Airbus A319-100	IAE V2524-A5	V10778	V10779
1463	Airbus A319-100	IAE V2524-A5	V10933	V10936
1156	Airbus A320-200	IAE V2527-A5	V10655	V10658
1398	Airbus A320-200	IAE V2527-A5	V10885	V10894
1452	Airbus A320-200	IAE V2527-A5	V10943	V10946
1110	Airbus A320-200	IAE V2527-A5	V10620	V10621
28262	Boeing B737-700	CFM56-7B22	890962	890967
29363	Boeing B737-700	CFM56-7B22	890649	891646
33786	Boeing B737-700	CFM56-7B22	890620	891616
33787	Boeing B737-700	CFM56-7B22	890658	891654
33791	Boeing B737-700	CFM56-7B22	890954	891938
33792	Boeing B737-700	CFM56-7B22	890976	890977
30662	Boeing B737-700	CFM56-7B24	890573	890577
30663	Boeing B737-700	CFM56-7B24	890584	890585
30677	Boeing B737-700	CFM56-7B22	890868	890869

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
30039	Boeing B737-800	CFM56-7B26	877654	889548
30675	Boeing B737-800	CFM56-7B26	888459	888586
30032	Boeing B737-800	CFM56-7B27	889643	889654
30689	Boeing B737-800	CFM56-7B27	889493	889494
30332	Boeing B737-800	CFM56-7B27	888214	889252
28237	Boeing B737-800	CFM56-7B26	888197	888201
28689	Boeing B777-200ER	GE90-94B	900359	900360
28692	Boeing B777-200ER	GE90-94B	900353	900354
28678	Boeing B777-200ER	GE90-90B	900323	900324
28679	Boeing B777-200ER	GE90-90B	900329	900330
625	Airbus A330-200	Rolls Royce TRENT 772B-60	41296	41297
632	Airbus A330-200	Rolls Royce TRENT 772B-60	41303	41304
30730	Boeing B737-800	CFM56-7B27/3	894901	895884

SCHEDULE II
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
PLEDGED STOCK

				Percentage of
	Par	Certificate	Number of	Outstanding
Stock Borrower	Value	No(s).	Shares	Shares
TOP AIRCRAFT, INC.	N/A	1	100	100%
STATES AIRCRAFT, INC.	N/A	1	100	100%
SHREWSBURY AIRCRAFT LEASING LIMITED	US $1 each	1	10	100%
PLEDGED BENEFICIAL INTERESTS

Percentage of
Borrower	Certificate No.	Beneficial Interest
N/A	N/A	N/A
PLEDGED MEMBERSHIP INTERESTS

Percentage of
Issuer	Certificate No.	Membership Interest
N/A	N/A	N/A

SCHEDULE III
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
TRADE NAMES
1.	Grantor: International Lease Finance Corporation Trade Name: ILFC

SCHEDULE IV
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Chief Executive Office, Chief Place of
Business or Registered Office
Name of Grantor	and Organizational ID (if applicable)
International Lease Finance	10250 Constellation Blvd. Suite 3400
Corporation	Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C1666861

Top Aircraft, Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3229725

Shrewsbury Aircraft Leasing Limited	30 North Wall Quay
Dublin 1
Ireland
Facsimile: +353 1 672 0270
Telephone: +353 1 802 8901

Company Registration Number: 475896
States Aircraft, Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3229724

ILFC Ireland Limited	30 North Wall Quay
Dublin 1
Ireland
Facsimile: +353 1 672 0270
Telephone: +353 1 802 8901

Company Registration Number: 209316
ILFC France S.a.r.l.	52 rue de la Victoire
Paris
France 75009
Facsimile: +33-1-450 363 77
Telephone: +33-1-450 360 36

2

Chief Executive Office, Chief Place of
Business or Registered Office
Name of Grantor	and Organizational ID (if applicable)
Organizational ID: 513229248

ILFC Labuan Ltd.	Unit #3 (l)
Main Office Tower
Financial Park Labuan
Jalan Merdeka
87000 Labuan
F.T. Labuan
Malaysia
Facsimile: +60 87 427 409
Telephone: +60 87 427 408

Company No.: LL03255

3

SCHEDULE V
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
INSURANCE
1.	Obligation to Insure

So long as this Agreement shall remain in effect, the Grantors will ensure that there is effected and maintained appropriate insurances in respect of each Pool Aircraft and the Security Trustees, the FRBNY and the Lender and its operation including insurance for:
(a)	loss or damage to each Pool Aircraft and each part thereof; and

(b)	any liability for injury to or death of persons and damage to or the destruction of public or private property arising out of or in connection with the operation, storage, maintenance or use of (in each case to the extent available) the Pool Aircraft and of any other part thereof not belonging to the Grantors but from time to time installed on the airframe.
2.	Specific Insurances

The Grantors will maintain or will cause to be maintained the following specific insurances with respect to each Pool Aircraft (subject to paragraph 3):
(a)	All Risks Hull Insurance — All risks hull insurance policy on the Pool Aircraft in an amount at least equal to 110% of the outstanding principal of the Loan allocable to such Pool Aircraft, calculated based on the most recent appraised value (the “Required Insured Value”) on an agreed value basis and naming the Senior Security Trustee (for and on behalf of itself and the Senior Secured Parties) as a loss payee for the Required Insured Value (provided, however, that, if the applicable Lessee’s insurance program uses AVN67B or a successor London market endorsement similar thereto, the Grantor shall use reasonable commercial efforts to procure that each of the Secured Parties is also named as a “Contract Party” and shall ensure that each of the Secured Parties is also named as a “Contract Party” in respect of any new Lease entered into);

(b)	Hull War Risk Insurance — Hull war risk and allied perils insurance, including hijacking, (excluding, however, confiscation by government of registry or country of domicile to the extent coverage of such risk is not generally available to the applicable Lessee in the relevant insurance market at a commercially reasonable cost or is not customarily obtained by operators in such jurisdiction at such time) on the Pool Aircraft where the custom in the industry is to carry war risk for aircraft operating on routes or kept in locations similar to the Pool Aircraft in an amount not less than the Required Insured Value on an agreed value basis and naming the Senior Security Trustee (for and on behalf of itself and the other Senior Secured Parties) as a loss payee for the Required Insured Value (provided, however, that, if the applicable

Lessee’s insurance program uses AVN67B or a successor London market endorsement similar thereto, the Grantors shall use reasonable commercial efforts to procure that each of the Secured Parties is also named as a “Contract Party” and shall ensure that each of the Secured Parties is also named as a “Contract Party” in respect of any new Lease entered into);

(c)	Legal Liability Insurance — Third party legal liability insurance (including war and allied perils) for a combined single limit (bodily injured and property damage) of not less than $500,000,000 for a Narrowbody Aircraft, and not less than $750,000,000 for Widebody Aircraft. The Security Trustees (on behalf of themselves and the Secured Parties) shall be named as additional insureds on such policies; provided, however, that the Grantors shall use reasonable commercial efforts to procure that each of the Secured Parties is also named as an additional insured and shall ensure that each of the Secured Parties is also named as an additional insured in respect of any new Lease. Notwithstanding the foregoing, the legal liability coverage amounts in respect of the Supplemental Pool Aircraft shall not be required to be maintained in amounts set forth above if the minimum amounts provided to be maintained under the Leases thereof on the Effective Date are less, but shall instead be required to be maintained at such lesser minimum amounts.

(d)	Aircraft Spares Insurance — Insurance for the engines and the parts while not installed on the airframe for their replacement cost or an agreed value basis.
3.	Variations on Specific Insurance Requirements

In certain circumstances, it is customary that not all of the insurances described in paragraph 2 be carried for the Pool Aircraft. For example, when a Pool Aircraft is not on lease to a passenger air carrier or is in storage or is being repaired or maintained, ferry or ground rather than passenger flight coverage for the Pool Aircraft are applicable. Similarly, indemnities may be provided by a Governmental Authority in lieu of particular insurances; provided, however, that the Grantors shall not, without the prior written consent of AIG Funding and the FRBNY, be entitled to accept any new such governmental indemnities other than when such indemnities are granted by a Governmental Authority of a country or jurisdiction that is not a Prohibited Country. The relevant Grantor will determine the necessary coverage for the Pool Aircraft in such situations consistent with Leasing Company Practice with respect to similar aircraft.

4.	Hull Insurances in Excess of Required Insurance Value

For the avoidance of doubt, any Grantor and/or any Lessee may carry hull risks and hull war and allied perils insurance on the Pool Aircraft in excess of the Required Insured Value which (subject in the case of the Grantors to no Event of Default having occurred and being continuing) will not be payable to the Security Trustees. Such excess insurances will be payable to (i) if payable to the Grantors, to the relevant Grantor, unless an Event of Default has occurred and is continuing in which case the excess shall be payable to the Senior Security Trustee or (ii) if payable to the Lessee to the Lessee in all circumstances.

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5.	Currency

All insurance and reinsurances effected pursuant to this Schedule V shall be payable in Dollars, save that in the case of the insurances referred to in paragraph 2(c) (if such denomination is (a) required by the law of the state of registration of the Pool Aircraft; or (b) the normal practice of airlines in the relevant country that operate aircraft leased from lessors located outside such country; or (c) otherwise agreed by the Senior Security Trustee) or paragraph 2(d).

6.	Specific Terms of Insurances

Insurance policies which are underwritten in the London and/or other non-US insurance market and which pertain to financed or leased aircraft equipment contain the coverage and endorsements described in AVN67B as it may be amended or revised or its equivalent. Each of the Grantors agrees that, so long as this Agreement shall remain in effect, the Pool Aircraft will be insured and the applicable insurance policies endorsed either (i) in a manner consistent with AVN67B, as it may be amended or revised or its equivalent or (ii) as may then be customary in the airline industry for aircraft of the same type as the Pool Aircraft utilised by operators in the same country and whose operational network for such Pool Aircraft and credit status is similar to the type of business as the Lessee (if any) and at the time commonly available in the insurance market. In all cases, the relevant Grantor will set the standards, review and manage the insurances on the Pool Aircraft consistent with Leasing Company Practice with respect to similar aircraft.

7.	Insurance Brokers and Insurers

In reviewing and accepting the insurance brokers (if any) and reinsurance brokers (if any) and insurers and reinsurers (if any) providing coverage with respect to the Pool Aircraft, the relevant Grantor will utilize standards consistent with Leasing Company Practice with respect to similar aircraft. It is recognized that airlines in certain countries are required to utilize brokers (and sometimes even no brokers) or carry insurance with local insurance brokers and insurers. If at any time any Pool Aircraft is not subject to a Lease, the relevant Grantor will cause its insurance brokers to provide each of the Security Trustees with evidence that the insurances described in this Schedule V are in full force and effect.

8.	Deductible Amounts, Self-Insurance and Reinsurance

With respect to the type of aircraft concerned, the nationality and creditworthiness of the airline operator, the airline operator’s use and operation thereof and to the scope of and the amount covered by the insurances carried by the Lessee, the relevant Grantor will apply standards consistent with Leasing Company Practice with respect to similar aircraft in reviewing and accepting the amount of any insurance deductibles, whether the Lessee may self-insure any of the risks covered by the insurances and the scope and terms of reinsurance, if any, including a cut-through and assignment clause.

9.	Renewals

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The Grantors will monitor the insurances on the Pool Aircraft and their expiration dates. The relevant Grantor shall, when requested by any Security Trustee, promptly inform such Security Trustee as to whether or not it has been advised that renewal instructions for any of the insurances have been given by the airline operator or its broker prior to or on the scheduled expiry date of the relevant insurance. The relevant Grantor shall promptly notify each of the Security Trustees in writing if it receives notice that any of the insurances have in fact expired without renewal. Promptly after receipt, the relevant Grantor will provide to each of the Security Trustees evidence of renewal of the insurances and reinsurance (if any).

10.	Information

Subject to applicable confidentiality restrictions, each of the Grantors shall provide the Security Trustees or shall ensure that the Security Trustees are provided with any information reasonably requested by them from time to time concerning the insurances maintained with respect to the Pool Aircraft or, if reasonably available to the Grantors, in connection with any claim being made or proposed to be made thereunder.

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EXHIBIT A-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF COLLATERAL SUPPLEMENT
Wells Fargo Bank Northwest, National Association,
as the First Lien Security Trustee,
the Second Lien Security Trustee,
the Third Lien Security and
the Fourth Lien Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
[Date]
Re: Aircraft Mortgage and Security Agreement, dated as of October 13, 2009
Ladies and Gentlemen:
          Reference is made to the Aircraft Mortgage and Security Agreement, dated as of October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), among INTERNATIONAL LEASE FINANCE CORPORATION, a Delaware corporation (“ILFC”), TOP AIRCRAFT, INC., a California corporation (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish SPC”), STATES AIRCRAFT, INC. a California corporation (the “California SPC”), ILFC IRELAND LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L., a société à responsabilité limitée organized under the laws of France (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”) and the ADDITIONAL GRANTORS who become grantors under the Aircraft Mortgage and Security Agreement from time to time (together with ILFC, Holdings, the Irish SPC, the California SPC, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, the “Grantors”) and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.
          The undersigned hereby delivers, as of the date first above written, the attached Annexes I and II pursuant to Section 2.15 of the Aircraft Mortgage and Security Agreement.

          The undersigned Grantor hereby confirms that the property included in the attached Annexes constitutes part of the Collateral and hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented by the attached Annexes).
          Attached are (i) where required with respect to any Assigned Document (other than an Assigned Lease) included in the foregoing Collateral, a Consent and Agreement in substantially the form of Exhibit B to the Aircraft Mortgage and Security Agreement from the counterparty thereto or, with respect to any Assigned Lease included in the foregoing Collateral, such consents, acknowledgements and/or notices as are called for under Section 2.06(a) of the Aircraft Mortgage and Security Agreement and (ii) duly completed copies of Annexes I and II hereto.
          This Collateral Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

Very truly yours,

[ ]

By:

Name:
Title:

Acknowledged and agreed to as of the date first above written:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee

By:

Name:
Title:

ANNEX I
COLLATERAL SUPPLEMENT
AIRCRAFT OBJECTS

Airframe MSN	Airframe Manufacturer and Model	Engine MSNs	Engine Manufacturer and Model

ANNEX II
COLLATERAL SUPPLEMENT
PLEDGED STOCK

Stock Borrower	Par Value	Certificate No(s).	Number of Shares	Percentage of Outstanding Shares

PLEDGED BENEFICIAL INTERESTS

Borrower	Certificate No.	Percentage of Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Issuer	Certificate No.	Percentage of Membership Interest

EXHIBIT A-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF GRANTOR SUPPLEMENT
Wells Fargo Bank Northwest, National Association,
as the First Lien Security Trustee,
the Second Lien Security Trustee,
the Third Lien Security and
the Fourth Lien Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
[Date]
Re: Aircraft Mortgage and Security Agreement, dated as of October 13, 2009
Ladies and Gentlemen:
Reference is made to the Aircraft Mortgage and Security Agreement, dated as of October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), among INTERNATIONAL LEASE FINANCE CORPORATION, a Delaware corporation (“ILFC”), TOP AIRCRAFT, INC., a California corporation (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish SPC”), STATES AIRCRAFT, INC. a California corporation (the “California SPC”), ILFC IRELAND LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L., a société à responsabilité limitée organized under the laws of France (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”) and the ADDITIONAL GRANTORS who become grantors under the Aircraft Mortgage and Security Agreement from time to time (together with ILFC, Holdings, the Irish SPC, the California SPC, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, the “Grantors”) and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.
          The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Aircraft Mortgage and Security Agreement as if it were an original party thereto and agrees that each reference in the Aircraft Mortgage and Security Agreement to “Grantor” shall also mean and be a reference to the undersigned.

          (A) Grant of Security Interest – First Lien. To secure the First Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the First Lien Security Trustee for its benefit and the benefit of the other First Lien Secured Parties and hereby grants to the First Lien Security Trustee for its benefit and the benefit of the other First Lien Secured Parties a first priority security interest in, all of its right, title and interest in and to the following (collectively, the “Supplementary Collateral”):
          (a) all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of an Airframe or Engine arising from the total or partial loss or destruction of such Airframe or its Engine or its total or partial confiscation, condemnation or requisition
          (b) all of such Grantor’s right, title and interest in and to all Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements among Grantors with respect to such Leases together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the “Assigned Leases”), including without limitation (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Lease with respect to any subleases of the Pool Aircraft subject to such Assigned Lease and (v) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);
          (c) all of the following (the “Security Collateral”):
          (i) the Pledged Stock identified on the attached Annex II and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Stock;
          (ii) all additional shares of the capital stock of any other Grantor other than ILFC or an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the capital stock of any other Grantor that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares; and

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          (d) all of the following (the “Beneficial Interest Collateral”):
          (i) the Pledged Beneficial Interest identified on the attached Annex II, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in such Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Beneficial Interest; and
          (ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the beneficial interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;
          (e) all of the following (the “Membership Interest Collateral”):
          (i) the Pledged Membership Interests identified on the attached Annex II, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in such Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Membership Interests; and
          (ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the membership interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;
          (f) (i) all right of such Grantor in and to each Blocked Account and all funds or other property at any time or from time to time credited to any Blocked Account and (ii) other than ILFC or an Initial Intermediate Lessee (provided, however, that any Initial Intermediate Lessee shall comply with Section 2.11(a) of the Credit Agreement), all right of such Grantor in and to each account at any time or from time to time established in its name and, in the case of clause (i) and (ii) above, all cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”);
          (g) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor other than ILFC or any Initial Intermediate Lessee (the “Investment Collateral”) including written notification of all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in

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exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Grantor to any other Grantor;
          (h) all of the following (the “Assigned Agreement Collateral”):
          (i) all of such Grantor’s right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor by any other Grantor, other than between ILFC and any Initial Intermediate Lessee, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”); and
          (ii) all of such Grantor’s right, title and interest in and to all deposit accounts, all funds or other property held in such deposit accounts, all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts and all other property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;
          (i) all of such Grantor’s right, title and interest in and to the Acquisition Agreements (the “Aircraft Purchase Collateral”);
          (j) all of such Grantor’s right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to any Security Trustee; and
          (k) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above);
provided that the Collateral shall not include any Excluded Property.
          (B) Grant of Security Interest — Second Lien. To secure the Second Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Second Lien Security Trustee, for its benefit and the benefit of the other Second Lien Secured Parties, and hereby grants to the Second Lien Security Trustee for its benefit and the benefit of the other Second Lien Secured Parties a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties), all of its right, title and interest in and to the Supplementary Collateral.
          (C) Grant of Security Interest — Third Lien. To secure the Third Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Third Lien Security Trustee, for its benefit and the benefit of the other Third Lien Secured Parties, and hereby grants to the Third Lien Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties and the Lien of the Second Lien Secured Parties), all of its right, title and interest in and to the Supplementary Collateral.
          (D) Grant of Security Interest — Fourth Lien. To secure the Fourth Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Fourth Lien

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Security Trustee, for its benefit and the benefit of the other Fourth Lien Secured Parties, and hereby grants to the Fourth Lien Security Trustee for its benefit and the benefit of the other Fourth Lien Secured Parties a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties, the Lien of the Second Lien Secured Parties and the Lien of the Third Lien Secured Parties), all of its right, title and interest in and to the Supplementary Collateral.
          The undersigned Grantor hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented by the attached Annexes) and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Aircraft Mortgage and Security Agreement. Each reference in the Aircraft Mortgage and Security Agreement to the Pledged Stock, the Pledged Beneficial Interest, the Pledged Membership Interests, the Security Collateral, the Beneficial Interest Collateral, the Membership Interest Collateral, the Account Collateral, the Investment Collateral, the Assigned Agreements, the Assigned Agreement Collateral, the Acquisition Agreements, the Aircraft Purchase Collateral, the Assigned Leases, the Lease Collateral, the Assigned Documents and the Assigned Agreement Collateral shall be construed to include a reference to the corresponding Collateral hereunder.
          The undersigned hereby agrees, together with the other Grantors, jointly and severally to indemnify each Security Trustee and its officers, directors, employees and agents in the manner set forth in Section 8.01 of the Aircraft Mortgage and Security Agreement.
          Attached are (i) where required with respect to any Assigned Document (other than an Assigned Lease) included in the foregoing Supplementary Collateral, a Consent and Agreement in substantially the form of Exhibit B to the Aircraft Mortgage and Security Agreement from the counterparty thereto or, with respect to any Assigned Lease included in the foregoing Supplementary Collateral, such consents, acknowledgements and/or notices as are called for under Section 2.06(a) of the Aircraft Mortgage and Security Agreement and (ii) duly completed copies of Annexes I, II, III and IV hereto.
[Signature Page Follows]

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     This Grantor Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

Very truly yours,

[NAME OF GRANTOR]

By:

Name:
Title:

Acknowledged and agreed to as of the date first above written:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee

By:

Name:
Title:

6

ANNEX I
GRANTOR SUPPLEMENT
AIRCRAFT OBJECTS

Airframe MSN	Airframe Manufacturer and Model	Engine MSNs	Engine Manufacturer and Model

ANNEX II
GRANTOR SUPPLEMENT
PLEDGED STOCK

Stock Borrower	Par Value	Certificate No(s).	Number of Shares	Percentage of Outstanding Shares

PLEDGED BENEFICIAL INTERESTS

Borrower	Certificate No.	Percentage of Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Issuer	Certificate No.	Percentage of Membership Interest

ANNEX III
GRANTOR SUPPLEMENT
TRADE NAMES

ANNEX IV
GRANTOR SUPPLEMENT

Name of Grantor	Chief Executive Office, Chief Place of Business and Registered Office and Organizational ID (if applicable)

EXHIBIT B
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF CONSENT AND AGREEMENT
[DATE]
[Name of the Grantor]
Ladies and Gentlemen:
          Reference is made to the agreement between you and the Grantor dated [          ] (the “Assigned Document”).
          Pursuant to the Aircraft Mortgage and Security Agreement, dated October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), between the Grantor, certain other Grantors and Wells Fargo Bank Northwest, National Association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, the Grantor has granted to each of the Security Trustees a security interest in certain property of the Grantor, including, among other things, the following (the “Collateral”): all of such Grantor’s right, title and interest in and to the Assigned Document, including without limitation all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Document, all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Document, claims of such Grantor for damages arising out of or for breach or default under the Assigned Document and the right of such Grantor to terminate the Assigned Document, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, whether arising under the Assigned Document or by statute or at law or in equity. Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.
          By signing this Consent and Agreement, you acknowledge notice of, and consent to the terms and provisions of, the Aircraft Mortgage and Security Agreement and confirm to each of the Security Trustees that you have received no notice of any other pledge or assignment of the Assigned Document. Further, you hereby agree with each of the Security Trustees that:
          (a) You will make all payments to be made by you under or in connection with the Assigned Document directly to the applicable Collection Account set forth on Schedule I hereto or otherwise in accordance with the instructions of the Senior Security Trustee.
          (b) The Security Trustees shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Document in accordance with the terms of the Aircraft Mortgage and Security Agreement, and you will comply in all respects with such exercise.

          (c) You will not, without the prior written consent of each of the Security Trustees, (i) cancel or terminate the Assigned Document or consent to or accept any cancellation or termination thereof or (ii) amend or otherwise modify the Assigned Document.
          This Consent and Agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Security Trustees, the Secured Parties and their successors, transferees and assigns.
          This Consent and Agreement shall in all respects, be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

Very truly yours,

[NAME OF GRANTOR]

By:

Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee

By:

Name:
Title:

Acknowledged and agreed to as of the date first above written:

[NAME OF OBLIGOR]

By:

Name:
Title:

2

SCHEDULE I
CONSENT AND AGREEMENT
COLLECTION ACCOUNT INFORMATION

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EXHIBIT C-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE – FIRST LIEN
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN (MSN [          ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN (MSN [          ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the First Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
   1. SECURITY INTEREST.

     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a first priority security interest to the Security Trustee, subject to no prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

2

3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[          ]
[ADDRESS]
Attention: [          ]
Fax: [          ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053

3

     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – First Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]
By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee
By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT– FIRST LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third

6

party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “First Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “First Lien Secured Parties” in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage Agreement.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [          ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                      ] Model [                     ] aircraft bearing manufacturer’s serial no. [          ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.

8

EXHIBIT C-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE – SECOND LIEN
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN (MSN [          ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN (MSN [          ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Second Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”) and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, Holdings, AIG Funding, Inc., as lender (the “Lender”) and the Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made the Loan to the Borrowers; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Credit Agreement, among other things; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

   1. SECURITY INTEREST.
     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects only to the Lien of the Senior Secured Parties, if any, and subject to no other prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

2

3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[          ]
[ADDRESS]
Attention: [          ]
Fax: [          ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053

3

     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Second Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]
By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee
By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third

6

party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Second Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “Second Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” has the meaning given to the term “First Lien Secured Parties” in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [          ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [          ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.

8

EXHIBIT C-3
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE – THIRD LIEN
FAA MORTGAGE AND SECURITY AGREEMENT –THIRD LIEN (MSN [          ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT –THIRD LIEN (MSN [          ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Third Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Third Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
1 SECURITY INTEREST.

     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

2

3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[          ]
[ADDRESS]
Attention: [          ]
Fax: [          ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053

3

     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Third Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]
By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee
By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT –THIRD LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third

6

party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Third Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “Third Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties” and the “Second Lien Secured Parties”, each as defined in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT –THIRD LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [          ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [          ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.

8

EXHIBIT C-4
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE – FOURTH LIEN
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN (MSN [          ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN (MSN [          ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Fourth Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”), the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee, and the Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC and AIG Funding, Inc. (“AIG Funding”) have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC; and
     WHEREAS, the Demand Note Agreements have been amended and restated as of October 13, 2009 pursuant to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, AIG Funding and the Security Trustee.
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Amended and Restated Credit Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Party a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Party to enter into the

Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
1 SECURITY INTEREST.
     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on the Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF

2

THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[          ]
[ADDRESS]
Attention: [          ]
Fax: [          ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111

3

Attention: Corporate Lease Group
Fax: (801) 246-5053
     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Fourth Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]
By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee
By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the fourth recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Airframe” has the meaning assigned to such term in Schedule I attached hereto.
          “Engines” has the meaning assigned to such term in Schedule I attached hereto.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.

6

          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Fourth Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Party” has the meaning given to the term “Fourth Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties”, the “Second Lien Secured Parties” and the “Third Lien Secured Parties”, each as defined in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     2. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.

8

EXHIBIT D-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN
[LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN (MSN [___])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN (MSN [___]) (this “Agreement”) dated as of October 13, 2009, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the First Lien Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the First Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

     1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a first priority security interest to the Security Trustee, subject to no prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and

2

interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
3.	MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
          If to the Grantor:

3

[_____]
[ADDRESS]
Attention: [_____]
Fax: [_____]
          If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
     3.6 Security Trustee.
          The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – First Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[_____]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Assigned Lease” has the meaning specified in the third recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “First Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “First Lien Secured Parties”

6

in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                      ] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].

8

EXHIBIT D-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT – SECOND
LIEN [LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN (MSN [___])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN (MSN [___]) (this “Agreement”) dated as of October 13, 2009, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Second Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”) and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, Holdings, AIG Funding Inc., as the lender (the “Lender”) and the Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made certain Loan to the Borrowers; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Credit Agreement, among other things; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the

Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
     1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed any the Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

2

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.

3

2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
3.	MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
          If to the Grantor:
[_____]
[ADDRESS]
Attention: [_____]
Fax: [_____]
          If to the Security Trustee:

4

Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
     3.6 Security Trustee.
          The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

5

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Second Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[_____]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

6

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning assigned to such term in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Assigned Lease” has the meaning specified in the third recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Second Lien Secured Obligations” in the Aircraft Mortgage.

7

          “Secured Parties” has the meaning given to the term “Second Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” has the meaning given to the term “First Lien Secured Parties” in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

8

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].

9

EXHIBIT D-3
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT – THIRD LIEN
[LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT – THIRD LIEN (MSN [___])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – THIRD LIEN (MSN [___]) (this “Agreement”) dated as of October 13, 2009, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Third Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Third Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

     1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on an Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance

2

satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.

3

2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
3.	MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
          If to the Grantor:
[_____]
[ADDRESS]
Attention: [_____]
Fax: [_____]
          If to the Security Trustee:

4

Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
     3.6 Security Trustee.
          The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

5

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Third Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[_____]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

6

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – THIRD LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Assigned Lease” has the meaning specified in the third recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Third Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “Third Lien Secured Parties”

7

in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties” and the “Second Lien Secured Parties”, each as defined in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

8

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – THIRD LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].

9

EXHIBIT D-4
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT – FOURTH
LIEN [LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN (MSN [___])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN (MSN [___]) (this “Agreement”) dated as of October 13, 2009, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Fourth Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”), and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC and AIG Funding, Inc. (“AIG Funding”) have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC; and
     WHEREAS, the Demand Note Agreements have been amended and restated as of October 13, 2009 pursuant to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, AIG Funding and the Security Trustee; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Amended and Restated Credit Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Party a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Party to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
     1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on an Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand,

2

collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
     2. INCORPORATION BY REFERENCE. The security interest in the Mortgage Collateral created under this Agreement is granted in accordance with the Aircraft Mortgage and all of the terms and conditions thereof, including but not limited to provisions relating to the exercise of remedies, shall be incorporated herein by reference.
     3. MISCELLANEOUS
     3.1 Successors and Assigns.
     All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability.
     Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances.
     At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or

3

intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices.
     All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
          If to the Grantor:
[_____]
[ADDRESS]
Attention: [_____]
Fax: [_____]
          If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
          3.6 Security Trustee.
          The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
          3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Fourth Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[_____]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the fourth recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Amended and Restated Credit Agreement” has the meaning specified in the second recital of this Agreement.
          “Assigned Lease” has the meaning specified in the fourth recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

6

          “Secured Obligations” has the meaning given to the term “Fourth Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Party” has the meaning given to the term “Fourth Lien Secured Party” in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties”, the “Second Lien Secured Parties” and the “Third Lien Secured Parties”, each as defined in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].

8

EXHIBIT E-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN
FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN (MSN [___])
     THIS FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN (MSN [___]) (this “Assignment”), dated as of October 13, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the First Lien Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the First Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the First Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and
     NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other First Lien Secured Parties:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the other First Lien Secured Parties, and grants to the Security Trustee for its benefit and the benefit of the other First Lien Secured Parties, a first priority security interest in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[_____]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment (MSN [                    ])
Description of Lease Agreements

4

EXHIBIT E-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT — SECOND LIEN
FAA LEASE SECURITY ASSIGNMENT — FIRST LIEN (MSN [                    ])
     THIS FAA LEASE SECURITY ASSIGNMENT — FIRST LIEN (MSN [                    ]) (this “Assignment”), dated as of October 13, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Second Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”) and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
     WHEREAS, ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, French Initial Intermediate Lessee, Labuam Initial Intermediate Lessee, Holdings, AIG Funding, Inc., as the lender (the “Lender”), and the Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made the Loan to the Borrowers; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Credit Agreement, among other things; and
     WHEREAS, the Grantor has agreed to secure the Second Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and
     NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Second Lien Secured Parties:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the other Second Lien Secured Parties, and grants to the Security

Trustee for its benefit and the benefit of the other Second Lien Secured Parties, a subordinated security interest (subject and subordinate in all respects to the Lien of the Senior Secured Parties) in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment — First Lien (MSN [                    ])
Description of Lease Agreements

4

EXHIBIT E-3
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT — THIRD LIEN
FAA LEASE SECURITY ASSIGNMENT — THIRD LIEN (MSN [                    ])
     THIS FAA LEASE SECURITY ASSIGNMENT — THIRD LIEN (MSN [                    ]) (this “Assignment”), dated as of October 13, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Third Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Third Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Third Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and
     NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the other Third Lien Secured Parties, and grants to the Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties, a subordinated security interest (subject and subordinate in all respects to the Lien of the Senior Secured Parties) in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment — Third Lien (MSN [                    ])
Description of Lease Agreements

4

EXHIBIT E-4
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT — FOURTH LIEN
FAA LEASE SECURITY ASSIGNMENT — FOURTH LIEN (MSN [                    ])
     THIS FAA LEASE SECURITY ASSIGNMENT — FOURTH LIEN (MSN [                    ]) (this “Assignment”), dated as of October 13, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Fourth Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”), and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
     WHEREAS, ILFC and AIG Funding, Inc. (“AIG Funding”) have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC; and
     WHEREAS, the Demand Note Agreements have been amended and restated as of October 13, 2009 pursuant to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, AIG Funding and the Security Trustee; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Amended and Restated Credit Agreement; and
     WHEREAS, the Grantor has agreed to secure the Fourth Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and

     NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Fourth Lien Secured Party:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the Fourth Lien Secured Party, and grants to the Security Trustee for its benefit and the benefit of the Fourth Lien Secured Party, a subordinated security interest (subject and subordinate in all respects to the Lien of the Senior Secured Parties) in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment — Fourth Lien (MSN [                    ])
Description of Lease Agreements

4

EXHIBIT F-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF NOTICE OF ASSIGNMENT

From:	[ ] (the “Lessor”)

To:	[ ] (the “Lessee”)
[DATE]
Ladies and Gentlemen:
We refer to the [Aircraft Lease Agreement] dated as of [                                        ] (as amended and supplemented, the “Lease”) entered into between Lessee and Lessor pertaining to one (1) [MANUFACTURER/MODEL] aircraft bearing manufacturer’s serial number [MSN] and registration number [REG] and [MANUFACTURER/MODEL] engines bearing manufacturer’s serial numbers [ESN] and [ESN], each of which is a jet propulsion engine bearing at least 1750 pounds of thrust or the equivalent thereof.
Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Lease, unless specifically defined herein.
The Lessor hereby gives you notice that by that certain Aircraft Mortgage and Security Agreement dated as of [                                        ], 2009, and made between the parties named therein including Lessor and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee (the “Senior Security Trustee”), the Second Lien Security Trustee (the “Second Lien Security Trustee”), the Third Lien Security Trustee (the “Third Lien Security Trustee”) and the Fourth Lien Security Trustee (the “Fourth Lien Security Trustee”) (together with the Senior Security Trustee, the Second Lien Security Trustee and the Third Lien Security Trustee, collectively, the “Security Trustees”), the Lessor has assigned to the Security Trustees by way of security all its right, title and interest in and to the Lease and the proceeds thereof, including certain insurance proceeds (the “Security Assignment”). The Lessor also notifies you that each of the Security Trustees is a [Security Trustee] as defined under the Lease.
Notwithstanding any contrary provision in the Lease, (a) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Senior Security Trustee, shall be the loss payee, a contract party and an additional insured on all hull and war risk policies of insurance; and
(b) from the date hereof, all amounts payable by you under the Lease shall be paid to Account No. [ ___] in the name of the Lessor at JP Morgan Chase Bank, NA, New York, [additional details], until and unless the Security Trustee otherwise directs you in writing.

You are hereby authorized and required to comply with the directions of the Security Trustees in this letter and in your acknowledgment letter.
This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Security Trustees on the enclosed Acknowledgment it being provided hereby that your signature on such Acknowledgment shall confirm your acknowledgment of and agreement for the benefit of the Security Trustees that the Security Trustees shall not be bound by, nor have any liability to you for the performance of, any of the obligations of the Lessor under the Lease save and to the extent otherwise expressly agreed in writing by the Security Trustees with you. You are hereby irrevocably authorized to assume the obligations expressed to be assumed by you under the enclosed Acknowledgment to the effect that, so far as the same would otherwise be incompatible with the Lease, your obligations to us under the Lease shall be modified accordingly.
This notice shall be governed by and construed in accordance with [New York]/[English] law.
Very truly yours,
[                                        ]

By:
Name:
Title:

2

EXHIBIT F-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF ACKNOWLEDGMENT

From:	[LESSEE] (the “Lessee”)

To:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as First Lien Security Trustee, Second Lien Security Trustee, Third Lien Security Trustee and Fourth Lien Security Trustee

[ ] (the “Lessor”)
[DATE]
Ladies and Gentlemen:
We acknowledge receipt of a Notice of Assignment dated [                                        ] (the “Assignment Notice”), relating to the assignment by the Lessor to the Security Trustees of the Lease referred to below pursuant to the Security Assignment. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Assignment Notice, unless specifically defined herein.
We acknowledge that Lessor has advised us that the intent and effect of the Security Assignment is to assigned by way of security to the Security Trustees all rights, title and interest of the Lessor under the Aircraft Lease Agreement dated as of [                                        ] (as amended and supplemented, the “Lease”) entered into between Lessee and Lessor pertaining to one (1) [MANUFACTURER/MODEL] aircraft bearing manufacturer’s serial number [MSN] and registration number [REG] and [MANUFACTURER/MODEL] engines bearing manufacturer’s serial numbers [ESN] and [ESN], each of the engines which is a jet propulsion bearing at least 1750 pounds of thrust of the equivalent thereof. In consideration of payment to us of US$1 [and the issue to us of a quiet enjoyment letter], receipt of which we hereby acknowledge, we hereby agree as follows:
Subject to (2) below, to comply with the provisions of the Assignment Notice.
1.	If any Security Trustee issues to us a notice (a “Relevant Notice”) that its rights as assignee under the Security Assignment have become exercisable we agree that we shall thereafter (a) perform, observe and comply with all our other undertakings and obligations under the Lease in favor and for the benefit of such Security Trustee as if such Security Trustee were named as lessor therein instead of the Lessor; and (b) if such Security Trustee so requests and has succeeded to the interests of the Lessor under the Lease, enter into a lease with such Security Trustee or its nominee, on the same terms (mutatis mutandis) as the Lease, provided that (i) no such new lease shall have the effect of releasing the Lessor from any of its obligations to us under the Lease, (ii) Lessee shall not be responsible for any additional costs, expenses or charges, including but not limited to increased withholding tax liability, which result from entering into such lease and (iii) from and after the date of the Assignment Notice we shall make all payments under the Lease as provided in the Assignment Notice or as such Security Trustee shall direct.
2.	If the Lessor is in breach of any of its obligations, express or implied, under the Lease, or if any event occurs which would permit us to terminate, cancel or surrender the Lease we will, without waiving any such breach or right after the 14-day period referenced below if such breach has not been performed or a new lease has not been entered into, (a) promptly upon becoming aware of it, give each of the Security Trustees notice of such breach or event, (b) accept as adequate remedy for any such breach performance by any Security Trustee of such obligations within 14 days of our written notice to the Security Trustees; and/or (c) if any Security Trustee so requests and has succeeded to the interests of the Lessor under the Lease, enter into a lease with such Security Trustee on terms identical to the Lease, mutatis mutandis; provided, however, that Lessee shall not be responsible for any additional costs, expenses or charges, including but not limited to increased withholding tax liability, which result on the date hereof from entering into such lease.

3.	We agree that after issue by any Security Trustee of any Relevant Notice, we shall not recognize the exercise by the Lessor of any of its rights and powers under the Lease unless and until requested to do so by such Security Trustee.

4.	We agree that after receipt of a Relevant Notice the Security Trustees shall have the benefits, rights and privileges of the net lease provisions of the Lease and agree that we are bound by provisions as though the same were set out herein in full mutatis mutandis.

5.	No notice of assignment (other than the Assignment Notice) has been received by the Lessee or, if the Lessee has received any notice of assignment, such notice has been terminated.

6.	This acknowledgment shall be governed by and construed in accordance with [New York]/[English] law.
Very truly yours,
[LESSEE]

By:
Name:
Title:

2

EXHIBIT C
FORM OF ASSIGNMENT AND ASSUMPTION
     This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
     For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.

[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower: International Lease Finance Corporation

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Credit Agreement, dated as of March 17, 2010, among International Lease Finance Corporation, as Borrower, ILFC Ireland Limited and ILFC (Bermuda) III, Ltd., as Intermediate Lessees, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as Collateral Agent, and Goldman Sachs Lending Partners LLC, as Syndication Agent

6.	Assigned Interest[s]:

		Aggregate Amount of Commitment/Loans	Amount of Commitment/Loans	Percentage Assigned of Commitment/	CUSIP
Assignor[s][5]	Assignee[s][6]	for all Lenders[7]	Assigned	Loans[8]	Number
		$	$	%

		$	$	%

		$	$	%

[7.    Trade Date:                     ]9
Effective Date:                     , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

[5]	List each Assignor, as appropriate.

[6]	List each Assignee, as appropriate.

[7]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

ASSIGNOR [NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE [NAME OF ASSIGNEE]
By:
Title:

[Consented to and][10] Accepted: BANK OF AMERICA, N.A., as Administrative Agent
By:
Title:

[Consented to and][11] Accepted:

INTERNATIONAL LEASE FINANCE CORPORATION, as Borrower
By:
Title:

[10]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

[11]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
          1. Representations and Warranties.
          1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
          1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.05 of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05 of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.09 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee, and (viii) without limitation to Section 9.05 of the Credit Agreement, if as a result of circumstances existing at the Effective Date, the Borrower would be obliged to make a payment to [the][such] Assignee under Section 2.08 or 2.09 of the Credit Agreement, then the rights of [the][such] Assignee to receive payment under such Sections by reference to the circumstances existing as at the Effective Date

(or a continuation of such circumstances) shall be limited to the extent of the entitlement of [the][the relevant] Assignor had the assignment of [the][the relevant] Assigned Interest not occurred; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
          2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
          3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the laws of the State of New York.

EXHIBIT D
FORM OF BORROWER PARTY REQUEST AND ASSUMPTION AGREEMENT
Date:                     , _________
To:
Bank of America, N.A., as Administrative Agent and Collateral Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Attn: Robert Rittelmeyer
Ladies and Gentlemen:
     This Borrower Party Request and Assumption Agreement (this “Agreement”) is made and delivered pursuant to Section 2.10[(c)][(e)] of that certain Credit Agreement, dated as of March 17, 2010, among International Lease Finance Corporation, California corporation, as Borrower (the“Company”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland, as Intermediate Lessee, ILFC (Bermuda) III, Ltd., a Bermuda company, as Intermediate Lessee, the Lenders identified therein, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as Collateral Agent, and Goldman Sachs Lending Partners LLC, as Syndication Agent (the “Credit Agreement”).
     Each of                                          [(the “Intermediate Lessee”)][(the “Owner Trust”)] and the Company hereby confirms, represents and warrants to the Lender Parties that the [Intermediate Lessee][Owner Trust] is a Subsidiary of the Company.
     The documents required to be delivered to the Administrative Agent and the Collateral Agent under Section 2.10[(c)][(e)] of the Credit Agreement have been furnished to the Collateral Agent and/or the Collateral Agent in accordance with the requirements of the Credit Agreement.
     The name of the jurisdiction of organization of the [Intermediate Lessee][Owner Trust] and (if applicable) the true and correct unique identification number that has been issued to it by such jurisdiction are set forth below:

Jurisdiction of Organization	Identification Number

     The parties hereto hereby confirm that with effect from the date hereof, the [Intermediate Lessee][Owner Trust] shall have obligations, duties and liabilities toward each of the other parties to the Loan Documents identical to those which the [Intermediate Lessee][Owner Trust] would have had if the [Intermediate Lessee][Owner Trust] had been named as an original party to the Loan Documents on the Effective Date. The [Intermediate Lessee][Owner Trust] confirms its acceptance of, and consents to, all representations and warranties, covenants and other terms and provisions of the Loan Documents applicable to such [Intermediate Lessee][Owner Trust] as if it had been named as an original party to the Loan Documents on the Effective Date.
     This Agreement shall constitute a Loan Document.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[NAME OF INTERMEDIATE LESSEE/OWNER TRUST]
By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

Accepted and agreed: BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent
By:
Name:
Title:

EXHIBIT E-1A
FORM OF OPINION OF CLIFFORD CHANCE US LLP
                    , 2010
To the Addressees Listed on Schedule 1
Ladies and Gentlemen:
We have acted as New York counsel to International Lease Finance Corporation (the “Company”) and the other Obligors as defined below in connection with the Credit Agreement (the “Credit Agreement”) dated as of                     , 2010 among the Company, ILFC Ireland Limited (“ILFC Ireland”), ILFC (Brmuda) III, Ltd. (“ILFC Bermuda”), the Lenders party thereto, Goldman Sachs Lending Partners LLC, as Syndication Agent, Bank of America, N.A., as Administrative Agent, and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”).
Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement. This opinion is delivered pursuant to Section 4.01(c) of the Credit Agreement.
In rendering the opinions expressed below, we have examined executed copies of the following documents:
(a)	Credit Agreement;

(b)	Aircraft Mortgage and Security Agreement (the “Security Agreement”) dated as of , 2010 among the Company, ILFC Ireland, ILFC Bermuda, the additional grantors party thereto and the Collateral Agent.
The Company is referred to herein as a “US Obligor”. Each of ILFC Ireland, ILFC Bermuda and the US Obligor is referred to herein as an “Obligor”. Each of the Credit Agreement and the Security Agreement is referred to herein as a “Transaction Document”.
We have also examined and relied upon such records and statements and certificates of public officials and representatives and officers of the Obligors and other persons as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the foregoing and the representations and warranties made in or pursuant to the Transaction Documents. We have not reviewed the dockets or other records of any court, arbitrator or governmental or regulatory body or agency or conducted any other investigation or inquiry or otherwise established or verified any factual matter.
In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies.
We have assumed that (i) the information contained in the priority search certificates (collectively, the “Priority Search Certificates”) identifying the Airframe and Engines as listed in, and attached as,

Exhibit I to this opinion letter is accurate in all respects, (ii) the information in the International Registry has not been altered since the date of such Priority Search Certificates, (iii) each Priority Search Certificate contains all registered information and data on the International Registry in connection with the aircraft object to which it relates and (iv) the term “Obligations” (as used in the definition of “Secured Obligations” (as defined in the Security Agreement)) is able to be determined such that the Secured Obligations are able to be determined, but without the need to state a sum or maximum sum secured.
Except as expressly opined on by us below, we have assumed, without investigation: (i) the due organization, valid existence and, to the extent applicable, good standing of each party to the Transaction Documents; (ii) that each party to the Transaction Documents has requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; (iii) that each Transaction Document has been duly authorized, executed and delivered by each party thereto; (iv) that each Transaction Document constitutes a valid, binding and enforceable obligation of each party thereto; (v) that the execution, delivery and performance by each party of the Transaction Documents to which it is a party do not contravene such party’s constitutional documents, violate any law, rule or regulation applicable to such party or result in any conflict with or breach of any agreement or instrument to which such party is a party or by which such party is bound; (vi) that each party to the Transaction Documents has obtained or made all consents, approvals, authorizations, filings, registrations, qualifications or recordations with each Governmental Authority required in connection with the execution, delivery and performance of the Transaction Documents; (vii) for purpose of the Uniform Commercial Code of the State of New York (the “NYUCC”), ILFC Ireland and ILFC Bermuda are deemed located in Washington D.C.; (viii) all applicable filings, registrations, recordations or other actions necessary to perfect as to ownership or security interest (except as set forth herein) including under the Cape Town Convention have been made; and (ix) the accuracy and completeness as of the date hereof of the certificates and other information and statements delivered or made to us by representatives and officers of each Obligor.
We have made no investigation or review of any matters relating to the Obligors or any other person or entity other than as expressly described herein. Further, we have made no special investigation of the business operations of the Obligors or any other person or entity for the purpose of identifying laws or regulations to which the Obligors or any other person or entity are subject. With reference particularly to our opinion in paragraph 3 below, we note that our representation of the Obligors is limited to this and similar transactions and that we are not generally familiar with their respective affairs or operations.
We have also assumed that:
(i)	all applicable chattel paper (as such term is defined in Article 9 of the NYUCC) constitutes “tangible chattel paper” within the meaning of Section 9-102 of the NYUCC and is located only in the State of California and is in the possession of the Collateral Agent;
(ii)	the Collateral subject to the Lien of the Security Agreement exists, and each applicable Obligor has rights in the applicable Collateral and has the power to transfer its respective rights in the applicable Collateral;
(iii)	the descriptions of the Collateral contained in, or attached as schedules to, the Security Agreement sufficiently describe the Collateral intended to be covered by the Security Agreement;
(iv)	the Collateral does not include any “cooperative interest” or “commercial tort claim” (as such terms are defined in Article 9 of the NYUCC);
(v)	except for the Cape Town Convention and the FAA Act, for purposes of Article 9 of the NY UCC, no statute, regulation or treaty of the United States is applicable to any of the Collateral; and

(vi)	for purposes of the Cape Town Convention, the Company is deemed located in the United States, ILFC Ireland is deemed located in Ireland, and that each of the United States and Ireland is a Contracting State.
Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:
     1. Each Transaction Document is a valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms.
     2. The execution and delivery by each Obligor of the Transaction Documents to which it is a party does not, and the performance by each Obligor of its obligations thereunder will not, cause such Obligor to violate any Generally Applicable Law (defined below).
     3. No consent, approval or authorization of, and no filing, registration, qualification or recordation with, United States federal or State of New York governmental authorities pursuant to any Generally Applicable Law is required in connection with the execution, delivery and performance by any Obligor of the Transaction Documents to which it is a party, other than (a) those that are specified in the Transaction Documents, (b) filings necessary to create, record, perfect or maintain the security interests created by the Security Agreement, (c) those that have been duly obtained, taken or made and (d) in the case of Collateral constituting securities, as may be required in connection with any disposition of such Collateral.
     4. The Security Agreement is effective to create in favor of the Collateral Agent a valid security interest in all right, title and interest of each Obligor in the Collateral (as defined therein) to secure the Secured Obligations, in each case to the extent a security interest therein may be created under Article 9 of the NYUCC.
     5. Each Uniform Commercial Code financing statement a copy of which is attached hereto (“Financing Statement”) is in the form required by the Uniform Commercial Code of the jurisdiction named therein.
     6. Upon the filing of each Financing Statement in the filing office named therein, the registration on the International Registry of all applicable International Interests with respect to the Collateral described therein, and the filing for recordation of the FAA Aircraft Mortgage and Security Agreements with respect to all Aircraft registered with the FAA, the Collateral Agent will have a perfected security interest in the Collateral, to the extent the perfection of a security interest may be effected under the NYUCC, the Uniform Commercial Code of the State of California (the “CALUCC”) and the Uniform Commercial Code of the District of Columbia (the “DCUCC”) by the filing of a financing statement; provided, however, that under statutes, regulations and treaties of the United States the recordation of the FAA Aircraft Mortgage and Security Agreements with the FAA, and the registration on the International Registry of the applicable International Interests, are required to perfect a security interest in Aircraft, Engines and Parts as provided in the FAA Act and Aircraft Objects as provided in the Cape Town Convention.
     7. The Security Agreement is effective to constitute, under the Cape Town Convention, an international interest with respect to the Airframe and Engines identified in the Priority Search Certificates assuming that the Grantors (as defined therein) have the “power to dispose” of the Airframe and applicable Engines under the Security Agreement within the meaning of the Cape Town Convention.
As used herein, “Generally Applicable Law” means any law otherwise included within the scope of this opinion that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being currently applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, excluding securities laws and any law that is applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, solely because of the specific assets or business of any party to any of the Transaction Documents or any of its affiliates. In particular, but without limitation, we express no opinion upon the application or effect of (i) any customs, international trade or other laws relating to the possession, import, export, use, operation, maintenance, repair or replacement of or the nature of any equipment, or any interest therein; (ii) federal or state antitrust and unfair competition, environmental, intellectual property, pension and employee benefit, or securities (including “blue sky”) laws; (iii) federal or state laws relating to aviation, banking, communications, customs, insurance, international trade, public utilities or taxation; (iv) federal and state laws and policies relating to (A) national and local emergencies and (B) deference to acts of sovereign states, including court orders; (v) federal or state criminal and civil forfeiture laws; (vi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (vii) the laws of any counties, cities, towns, municipalities and special political subdivisions or agencies thereof; and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.
Our opinions set forth above are subject to the following qualifications and limitations:
     (a) Our opinion set forth in paragraph 1 above is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (b) We express no opinion on the effect of the Cape Town Convention on any issue covered in this opinion letter except as expressly provided in paragraph 6 and paragraph 7 above. We have reviewed and considered such research materials as are available with respect thereto, but call to your attention the absence of any applicable case law concerning the Cape Town Convention. As well, we point out that our views regarding the Cape Town Convention expressed herein relate thereto only to the extent concerning the laws of the State of New York and the Federal laws of the United States, and not as concerning the laws of Ireland or other jurisdictions.
     (c) We express no opinion as to any provision of a Transaction Document that provides the terms thereof may not be waived or modified except in writing, which may be limited under certain circumstances.
     (d) We express no opinion as to any provision in a Transaction Document asserting that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof.
     (e) We express no opinion with respect to any indemnification or reimbursement obligation or limitation on liability contained in a Transaction Document, insofar as such provision provides exculpation or exemption from, or requires indemnification or reimbursement of a party for, its own action or inaction, where such action or inaction involves such party’s gross negligence, recklessness or wilful or unlawful misconduct or to the extent any such provision is contrary to public policy.
     (f) Certain of the remedial provisions of the Security Agreement may be further limited or rendered unenforceable by applicable law, but, subject to the other qualifications set forth herein, in our opinion such law does not make the remedies afforded by the Security

Agreement inadequate for the practical realization of the principal benefits intended to be provided thereby.
     (g) United States federal court jurisdiction is limited by Section 28 U.S.C. § 1332 where diversity of citizenship is lacking and, even where diversity exists, federal courts retain the power to transfer an action from one federal court to another under 28 U.S.C. § 1404(a) or to dismiss by reason of the doctrine of forum non conveniens.
     (h) We express no opinion as to title to any property or whether a United States federal court or state court outside of the State of New York would give effect to the choice of New York law provided for in a Transaction Document. Our opinion as to the legality, validity, binding effect and enforceability of the governing law provisions of each Transaction Document is based solely on Section 5-1401 of the New York General Obligations Law. Our opinion as to the legality, validity, binding effect and enforceability of the provisions of each Transaction Document in respect of the submission to the jurisdiction of the courts of the State of New York is based solely on Section 5-1402 of the New York General Obligations Law.
     (i) We express no opinion, except as expressly set forth herein, as to the creation, perfection or priority of any lien, pledge or security interest.
     (j) We express no opinion as to Section 8.07 of the Security Agreement insofar as such Sections relate to indemnities against loss in converting from amounts denominated or paid in one currency into a second currency. We note that, generally, all judgments and decrees rendered by a federal or state court sitting in the State of New York are denominated in U.S. Dollars; under the laws of the State of New York, however, where a cause of action is based on an obligation denominated in another currency, any judgments or decrees must be rendered or entered in such currency and be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.
     (k) We express no opinion as to any provision of a Transaction Document that purports to (i) grant rights of set-off to any person not a party thereto or (ii) permit set-off to be made without notice.
     (l) We express no opinion as to any provision of any Transaction Documents that purports to waive or exclude the rights of any person to commence any bankruptcy, reorganization, insolvency or similar proceeding or purports to waive notice of acceleration.
     (m) We express no opinion as to the effect of (i) the compliance or non-compliance of any Obligor, the Collateral Agent or any other person or entity with any state or federal laws or regulations applicable to such party because of its legal or regulatory status or the nature of its business or (ii) the failure of any person or entity to be duly authorized to conduct business in any jurisdiction.
     (n) We also express no opinion as to the applicability to, or effect on, the obligations of any Opinion Party under any Transaction Document of Section 547 or 548 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (as amended from time to time, the “Bankruptcy Code”) or Article 10 of the New York Debtor and Creditor Law or any other New York or Federal law relating to preferences or fraudulent transfers and obligations.
     (o) We call to your attention that a security interest of the Collateral Agent in any Collateral constituting “payment intangibles”, “general intangibles” or “accounts” (as such terms are defined in Article 9 of the NYUCC) may be subject to the rights, claims and defenses of account debtors and the terms of agreements with account debtors. In the case of any Collateral which is itself secured by other property, we express no opinion with respect to the Collateral Agent’s rights in and to such underlying property.
     (p) Our opinion set forth in paragraph 4 above is subject to the further qualification that: (i) in the case of proceeds, the Collateral Agent’s security interest is limited as provided in Sections 9-315 and 9-322 of the NYUCC; and (ii) Section 552 of the Bankruptcy Code limits (subject to the exceptions set forth therein) the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
     (q) In rendering our opinion set forth in paragraph 4 above, we have assumed that value has been given to each Obligor party to the Security Agreement.
     (r) In rendering our opinion set forth in paragraph 6 above, we have assumed that the place of business or chief executive office, as applicable, for ILFC Ireland and ILFC Bermuda, is not located in a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the collateral.
     (s) In the case of Collateral in which the security interest of the Collateral Agent has been perfected by the filing of a Financing Statement, Article 9 of the Uniform Commercial Code requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of such filings.
     (t) The perfection of the Collateral Agent’s security interest will be terminated as to any Collateral acquired by a US Obligor more than four months after such US Obligor so changes its name as to make the Financing Statement filed in respect of such US Obligor seriously misleading, unless an amendment to such Financing Statement indicating the new name of the relevant entity is properly filed before the expiration of such four months.
     (u) If any US Obligor changes its jurisdiction of organization to a new jurisdiction, the Collateral Agent’s security interest in certain of the Collateral will terminate four months after such change (or, if earlier, when perfection would have ceased under the law of the former jurisdiction), unless such security interest is perfected in such new jurisdiction before termination.
The opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and, insofar as may be relevant to our opinions expressed herein in paragraphs 5 and 6, the CALUCC and the DCUCC. We are members of the bar of the State of New York and our opinions relating to the CALUCC or the DCUCC are based solely on our review of statutory compilations of such laws appearing in recognized reporting services.
The opinions set forth herein are rendered as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereafter be brought to our attention.

This opinion is rendered solely for your benefit in connection with the Credit Agreement and may not be relied upon for any other purpose, or relied upon by any other person or entity without our prior written consent in each instance.
Very truly yours,
Clifford Chance US LLP

UCC FINANCING STATEMENTS

SCHEDULE 1
Bank of America, N.A. as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger

EXHIBIT I
PRIORITY SEARCH CERTIFICATES

EXHIBIT E-1B
FORM OF OPINION OF IN-HOUSE COUNSEL TO THE BORROWER
[ILFC Letterhead]

March 17, 2010

To the addressees listed on Schedule I attached hereto
Ladies and Gentlemen:
This opinion is being delivered to you by the undersigned as Corporate Counsel of International Lease Finance Corporation, a California corporation (the “Borrower”), in connection with that certain Credit Agreement, dated as of March 17, 2010 (the “Credit Agreement”), among the Borrower, ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland with registration number 20936 (“ILFC Ireland”), ILFC (Bermuda) III, Ltd., a company incorporated in Bermuda having its registered office at American International Building, 29 Richmond Road, Pembroke HM 08, Bermuda with registration number 17575, (“ILFC Bermuda” and together with ILFC Ireland, the “Initial Intermediate Lessees”), certain intermediate lessees from time to time party to the Credit Agreement (collectively, the “Intermediate Lessees”), the lenders from time to time party to the Credit Agreement (collectively, the “Lenders”), Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), Bank of America, as collateral agent (in such capacity, the “Collateral Agent”) and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as syndication agent (in such capacity, the “Syndication Agent”).
This opinion is being furnished pursuant to Section 4.01(c) of the Credit Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:
          (a) an executed copy of the Credit Agreement;
          (b) [an executed copy of that certain Promissory Note, dated as of March 17, 2010 (the “Note”), made payable by the Borrower to the order of the [Lender] in the original principal amount of                      Dollars ($___)];

          (c) an executed copy of that certain Aircraft Mortgage and Security Agreement, dated as of March 17, 2010 (the “Mortgage”), among the Borrower, the Initial Intermediate Lessee, the additional grantors from time to time party thereto and the Collateral Agent;
          (d) a true and complete copy of the Restated Articles of Incorporation of the Borrower, as certified by the Secretary of the Borrower on March ___, 2010 (“Borrower’s Articles of Incorporation”);
          (e) a true and complete copy of the Amended and Restated Bylaws of the Borrower, as certified by the Secretary of the Borrower on March ___, 2010 (“Borrower’s Bylaws”);
          (f) a true and complete copy of the resolutions of the Board of Directors of the Borrower, adopted on March 11, 2010 (“Borrower’s Resolutions”) by unanimous written consent; and
          (g) a true and complete copy of the certificates, each dated March ___, 2010, from the Secretary of State of the State of California and the Franchise Tax Board of the State of California, as to the Borrower’s existence and good standing in the State of California;
The Credit Agreement, the Note(s) and the Mortgage are referred to herein, individually, as a “Loan Document” and, collectively, as the “Loan Documents”.
I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Borrower and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Borrower and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of other officers and other representatives of the Borrower and others and of public officials.
The opinions set forth below are subject to the following further qualifications, further assumptions and limitations:
          (a) the opinion set forth in paragraph 1 below with respect to the due incorporation, valid existence and good standing status of the Borrower under the laws of the State of California is based solely upon the certificates issued by the Secretary of State of the State of California and the Franchise Tax Board of the State of California;
          (b) for purposes of the opinions set forth below, (i) “Applicable Laws” means those laws, rules and regulations of the State of California and those federal laws, rules and regulations of the United States of America, in each case that, in my experience, are normally or customarily applicable to transactions of the type contemplated by the Loan Documents, but without having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Applicable Contracts” means those agreements or instruments identified on Schedule II attached hereto which are all of the agreements or instruments that are material to the business or financial condition of the Borrower; (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws where the failure to obtain such consent, approval, license, authorization, validation, filing, qualification or registration will result in a Material Adverse Effect, and other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Borrower) in the transactions contemplated by the Loan Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties or required to be obtained after the date hereof; and (iv) “Governmental Authority” means any court, regulatory body, administrative agency or governmental body of the State of California or the United States of America having jurisdiction over the Borrower under Applicable Laws;
          (c) I do not express any opinion as to the validity, binding effect or enforceability of the Loan Documents; and
          (d) I do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Loan Documents (other than the Borrower to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Borrower to the extent necessary to render the opinions set forth herein).
I am admitted to the bar of the State of California, and I do not express any opinion as to any laws other than the laws of the State of California and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:
1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
2. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Borrower.
3. The execution and delivery of each of the Loan Documents to which it is a party, does not, and the performance by the Borrower of its obligations thereunder, each in accordance with its terms, do not (a) conflict with the Borrower’s Articles of Incorporation or the Borrower’s Bylaws, (b) contravene any provision of any Applicable Law, (c) constitute a violation of or a default under any Applicable Contract or (d) result in or cause the creation of any security interest or lien upon any of the property of the Borrower pursuant to any Applicable Contract.
4. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of each of the Loan Documents, each in accordance with its terms, by the Borrower.
5. In any proceedings duly taken in the courts of the State of California or a United States federal court sitting in the State of California to enforce the Credit Agreement, the Note and the Mortgage, the choice of New York law as the substantive law governing such Loan Documents should be recognized and such law should be applied except as may otherwise be provided under the Loan Documents and the California Uniform Commercial Code, including the California Uniform Commercial Code Sections 9-301 to 9-307. The foregoing assumes that the transactions contemplated by such Loan Documents bear a reasonable relationship to the State of New York and that the application of New York law would not result in a violation of a fundamental public policy of the State of California.
          The opinions set forth herein are solely for the benefit of the addressees (and their successors and assigns) identified at the beginning of this opinion letter (the “Addressees”) in connection with the execution and delivery of the Loan Documents by the Borrower, and may not be relied upon in any manner or for any purpose by, nor may copies of this opinion letter be delivered or distributed to, any other person or entity without my prior written consent. The opinions set forth herein are limited to the matters stated herein and expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being provided to the Addressees as of the date hereof, and the Borrower and I do not assume any obligation to update this opinion letter for events occurring after the date of this opinion letter or to provide the Addressees with any additional information that may come to our attention after the date hereof. Each Addressee’s recourse, if any, on account of any opinion herein proving inaccurate, shall be against the Borrower. I am rendering these opinions and this opinion letter in my capacity as Corporate Counsel of the Borrower and not individually.

Very truly yours, Czar Vigil Corporate Counsel

Schedule I
Bank of America, N.A., as Administrative Agent and Collateral Agent
1455 Market Street, 5th Floor
San Francisco, CA 94103
Attention: Robert Rittelmeyer
Facsimile No.: (415) 503-5099
Goldman Sachs Lending Partners LLC, as Syndication Agent and Joint Lead Arranger
200 West Street
New York, NY 10282
Attention: Elizabeth Fischer
Facsimile No.: (646) 769-7984
Banc of America Securities LLC, as Joint Lead Arranger
One Bryant Park
New York, New York 10036

Schedule II
Applicable Contracts
1. Restated Articles of Incorporation of the Borrower.
2. Amended and Restated By-Laws of the Borrower.
3. Indenture dated as of November 1, 1991, between the Borrower and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee.
4. First supplemental indenture, dated as of November 1, 2000, to the Indenture between the Borrower and U.S. Bank Trust National Association.
5. Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture between the Borrower and U.S. Bank Trust National Association.
6. Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture between the Borrower and U.S. Bank Trust National Association.
7. Indenture dated as of November 1, 2000, between the Borrower and the Bank of New York, as Trustee.
8. First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Borrower and the Bank of New York.
9. Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Borrower and U.S. Bank National Association.
10. Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Borrower and U.S. Bank National Association.
11. Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Borrower and U.S. Bank National Association.
12. Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Borrower and U.S. Bank National Association.
13. Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Borrower and U.S. Bank National Association.
14. Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Borrower and U.S. Bank National Association.

15. Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Borrower and U.S. Bank National Association.
16. Agency Agreement (Amended and Restated), dated September 15, 2006, by and among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
17. Supplemental Agency Agreement, dated September 7, 2007, among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
18. Supplemental Agency Agreement, dated September 5, 2008, among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
19. Supplemental Agency Agreement, dated Septemeber 4, 2009, among the Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
20. Indenture, dated as of August 1, 2006, between the Borrower and Deutsche Bank Trust Company Americas, as Trustee.
21. Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor and the Bank of Scotland and the other banks listed therein.
22. Extension Letter, dated May 30, 2006, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
23. Extension Letter, dated May 30, 2007, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
24. Extension Letter, dated May 29, 2008, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
25. Extension Letter, dated May 11, 2009, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Borrower, as guarantor, and the Bank of Scotland and other banks listed therein.
26. $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among the Borrower, CitiCorp USA, Inc as Administrative Agent, and the other financial institutions listed therein.
27. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among the Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.

28. $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006, among the Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
29. $2,000,000,000 Credit Agreement, dated as of October 13, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
30. $1,700,000,000 Amended and Restated Credit Agreement, dated as of October 13, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
31. First Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among the Borrower, certain subsidiaries of the Borrower named therein for the benefit of the Federal Reserve Bank of New York.
32. Third Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009, among the Borrower, certain subsidiaries of the Borrower named therein for the benefit of the Federal Reserve Bank of New York.
33. Amendment Agreement, dated as of November 23, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
34. Temporary Waiver and Amendment, dated as of December 1, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association.
35. Temporary Waiver and Amendment No. 2, dated as of December 4, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, and Wells Fargo Bank Northwest, National Association, as security trustee.
36. Amendment to Credit Agreements and First Lien Borrower Party Guarantee Agreement, dated as of December 4, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, and the Federal Reserve Bank of New York.
37. Amendment to Schedules of Certain Loan Documents, dated as of December 15, 2009, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.
38. Amendment No. 2 to Schedules of Certain Loan Documents, dated as of January 29, 2010, among the Borrower, certain subsidiaries of the Borrower named therein, AIG Funding, Inc., as lender, the Federal Reserve Bank of New York and Wells Fargo Bank Northwest, National Association, as security trustee.

EXHIBIT E-1C
FORM OF OPINION OF A&L GOODBODY

The addressees outlined in Schedule 1 hereto (the Addressees)
Dear Sirs,
We have acted on behalf of International Lease Finance Corporation (ILFC) which has requested us to give you this opinion in connection with a credit agreement dated as of 17 March, 2010 (the Credit Agreement) between ILFC as borrower, ILFC Ireland Limited (the Company) and ILFC Bermuda III, Ltd. as intermediate lessees, the lenders identified therein as lenders, Bank of America, N.A. (the Collateral Agent) as administrative agent and collateral agent and Goldman Sachs Lending Partners LLC as syndication agent (the Credit Agreement) (the Transaction).
1.	We have examined copies of
1.1.	the agreements listed in Schedule 2 hereto (the Agreements);

1.2.	a contracting state search certificate (the Contracting State Certificate) issued on 17 March 2010 in respect of Ireland describing the declarations made by Ireland which is attached to this opinion as Exhibit I;

1.3.	priority search certificates (the Priority Search Certificates) issued on 10 March 2010 covering registrations describing the airframe and engines of each of the Pool Aircraft which includes the registration of international interests in the airframe and engines of each of the Pool Aircraft on the International Registry and attached to this opinion as Exhibit II;

1.4.	a corporate certificate of the Company dated 17 March 2010 (the Certificate) attaching:
1.4.1.	copies of the certificate of incorporation and memorandum and articles of association of the Company;

1.4.2.	list of directors and secretary of the Company;

1.4.3.	a copy of the resolutions passed at the meeting of the board of directors of the Company dated 17 March 2010;

1.4.4.	a copy of the power of attorney of the Company dated 17 March 2010; and

1.4.5.	a copy of the specimen signatures;
and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

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Terms defined in the Credit Agreement have the same meaning in this opinion letter. The Security Agreement, insofar as it relates to the Pool Aircraft, is referred to herein as the Cape Town Agreement.

For the purpose of this opinion, the following terms shall have the following definitions. The Convention means the Convention on International Interests in Mobile Equipment signed in Cape Town on 16 November 2001 and the Protocol to the Convention on Matters Specific to Aircraft Equipment (Aviation Protocol) adopted by the Secretariats of International Civil Aviation Organisation (ICAO) and the International Institute for the Unification of Private Law (UNIDROIT), and adopted pursuant to Resolution No. 1 of the Final Act of the Diplomatic Conference to adopt the Convention and the Aviation Protocol under the auspices of ICAO and UNIDROIT at Cape Town from 29 October to 16 November 2001. The Convention and the Aviation Protocol are read and interpreted together as a single document as required by Article 6(1) of the Convention and reference to the Convention in this opinion includes the Aviation Protocol. In this opinion, references are made to the Articles of the Consolidated Text which is a combination of the Convention and the Aviation Protocol authorised and created pursuant to Resolution No. 1 of the Diplomatic Conference to Adopt a Mobile Equipment Convention and an Aircraft Protocol. References to “Irish law” include the Convention as enacted into Irish law by the International Interests in Mobile Equipment (Cape Town Convention) Act, 2005.

Terms used in this opinion in respect of the Convention (whether or not capitalised) and not otherwise defined in this opinion shall have the meanings given to such terms in the Consolidated Text or the Regulations issued by the Supervisory Authority for the International Registry pursuant to Article 27 of the Consolidated Text (the Regulations).

2.	For the purpose of giving this opinion we have assumed:
2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;

2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of the Company attached to the Certificate are correct and up to date;

2.5.	the accuracy and completeness as to factual matters of the representations, warranties and certificates of the Company contained in the Certificate and the accuracy of all certificates provided to us by the Company;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Agreements;

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2.7.	without having made any investigation that the terms of the Agreements are lawful and fully enforceable under the laws of the State of New York and any other applicable laws other than the laws of Ireland and that the Security Agreement (as defined in Schedule 2 hereto) creates valid and enforceable security interests in accordance with its terms under the laws of the State of New York;

2.8.	the accuracy and completeness of all information appearing on public records;

2.9.	that the Company has entered into the Transaction in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transactions; and

2.10.	in relation to the Cape Town Agreement:
2.10.1.	that the minimum technical requirements stipulated in the definition of “airframes” and/or “aircraft engines” in the Convention and the Regulations have been fulfilled;

2.10.2.	that the airframe and engines of the Pool Aircraft are correctly identified and described by the manufacturer’s serial number, name of manufacturer and the manufacturer’s model designation;

2.10.3.	that as a matter of the laws of the State of New York, the Cape Town Agreement is a “security agreement” and constitutes an international interest in respect of the Pool Aircraft within the meaning of the Convention;

2.10.4.	that, at the time of execution of the Cape Town Agreement, the Company was “situated” in Ireland within the meaning of the Convention. In this regard we note that the Company is incorporated in Ireland;

2.10.5.	no other agreements have been entered into including, without limitation, a subordination agreement, which would constitute international interests or determine the priority of interest of any of the parties; and

2.10.6.	that the Contracting State Certificate description of declarations made by Ireland and the date on which each such declaration is recorded is accurate in all respects.
3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:
3.1.	the Company is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on 16 March 2010, the Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

3.2.	the Company has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the

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obligations undertaken by it under the Agreements, and the implementation by the Company of the foregoing will not cause:
3.2.1.	any limit on it or on its directors (whether imposed by the documents constituting the Company or by statute or regulation) to be exceeded; or

3.2.2.	any law or order to be contravened;
3.3.	each of the Agreements has been duly executed on behalf of the Company;

3.4.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the Agreements are required to be obtained in Ireland;

3.5.	under the laws of Ireland in force at the date hereof, the claims of the Collateral Agent against the Company under the Agreements will rank at least pari passu with the claims of all other unsecured creditors, except claims which rank at law as preferential claims in a winding up, examinership or receivership;

3.6.	it is not necessary or advisable under the laws of Ireland in order to ensure the legality, validity, enforceability or priority of the obligations or rights of any party to the Agreements, or the perfection or priority of any security interest created under any Agreements, that any of the Agreements be filed, registered, recorded, or notarised in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded other than:
3.6.1.	the requirement to file particulars of the charges created pursuant to the Security Agreement with the Irish Registrar of Companies within 21 days of their execution; and

3.6.2.	in order to ensure the priority given to a registered interest pursuant to Article 42 of the Consolidated Text, it is necessary that the international interests constituted by the Cape Town Agreement be registered with the International Registry in the order agreed by the relevant parties;
3.7.	the Company is not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.8.	in any proceedings taken in Ireland for the enforcement of the Agreements, the choice of the law of the State of New York as the governing law of the contractual rights and obligations of the parties under the Agreements would be upheld by the Irish Courts;

3.9.	in any proceedings taken in Ireland for the enforcement of a judgment obtained against the Company in the courts of New York (a Foreign Judgment) the Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:
3.9.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

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3.9.2.	that the Foreign Judgment was not obtained by fraud;

3.9.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.9.4.	that the Foreign Judgment is final and conclusive;

3.9.5.	that the Foreign Judgment is for a definite sum of money; and

3.9.6.	that the procedural rules of the court giving the Foreign Judgment have been observed.
Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by the Company but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of the Company, amounts claimed by against the Company in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;

3.10.	it is not necessary under the laws of Ireland (a) in order to enable the Collateral Agent to enforce its rights under the Agreements or (b) by reason of the execution of the Agreements, that the Collateral Agent should be licensed, qualified or otherwise entitled to carry on business in Ireland;

3.11.	the Agreements will not be liable to any ad valorem tax or duty, registration tax, stamp duty or any similar tax or duty imposed by a competent authority of or within Ireland;

3.12.	by reason only of the execution, delivery and performance of the Agreements by the Collateral Agent, it shall not be deemed to be resident, domiciled or carrying on a trade or business in Ireland;

3.13.	there is no applicable usury or interest limitation law in Ireland which would restrict the recovery of payments in accordance with the Agreements;

3.14.	the Irish Courts will generally recognise the security interests created by the Company pursuant to the Security Agreement in accordance with its terms, provided that such interests or their enforcement are not illegal or contrary to public policy as a matter of Irish law, that all Irish law formalities with regard to security interests and their enforcement have been complied with and that the party creating the security has absolute title, free from encumbrances and other third party rights, to such assets;

3.15.	the International Interests in Mobile Equipment (Cape Town Convention) Act 2005 gave the force of law in Ireland to the Convention and Aviation Protocol;

3.16.	in order to ensure the priority given to a registered interest pursuant to Article 42 of the Consolidated Text, it is necessary that the international interests constituted by

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the Cape Town Agreement should be registered in the order agreed by the relevant parties with the International Registry;

3.17.	according to the Contracting State Certificate, Ireland is a Contracting State and as a Contracting State has made the declarations under the Convention listed in the Contracting State Certificate;

3.18.	based upon the Priority Search Certificates, the international interests in respect of the airframe and engines of each of the Pool Aircraft created by the Cape Town Agreement (collectively, the Cape Town Interests) have been duly registered on the International Registry and, accordingly, are effective against third parties in Ireland as a matter of Irish law subject in each case to the rights and interests described in paragraph 4.19 below;

3.19.	each of the Cape Town Interests is entitled to the priorities, protections and benefits of the Convention subject to the assumptions and qualifications set forth herein; and

3.20.	no further registration in the International Registry of any of the Cape Town Interests is required under the Convention in order to maintain the effectiveness and priority thereof.
4.	The opinions set forth in this opinion letter are given subject to the following qualifications:
4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Agreements might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of any Agreement might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the relevant Agreement but could restrict the amount recoverable by way of interest under such Agreement;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	pursuant to section 1001 of the Taxes Consolidation Act, 1997, the Collateral Agent may become liable to make certain payments to the Irish Revenue Commissioners (the Revenue) by reason of having been granted a fixed charge on book debts of the Company pursuant to any of the Security Agreement. Such liability would be

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computed by reference to (i) amounts of income tax deducted by the Company from the wages of its employees and (ii) amounts of value added tax in each case owing but not paid by the Company to the Revenue (Relevant Amounts). However, the liability to pay to the Revenue amounts received by it from the Company will be limited to amounts received after the Company shall have been notified in writing by the Revenue that such Relevant Amounts are due (the Revenue Notice). Further, if the Revenue have received, within 21 days of execution, prescribed details of the charge created thereby by the Security Agreement the liability of the Collateral Agent to discharge the Relevant Amounts will be limited to the Relevant Amounts accruing after the date of the Revenue Notice;

4.8.	under Section 1002 of the Taxes Consolidation Act, 1997, any debt to a person (including any deposit with a financial institution) may be attached by the Revenue Commissioners in order to discharge any liabilities of that person in respect of outstanding tax whether the liabilities are due on its own account or as an agent or trustee. This right of the Revenue Commissioners (on which there is no case law) may override the rights of the holders of security (whether fixed or floating) in relation to the debt in question. Section 1002 could be relevant to the security created by the Security Agreement;

4.9.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with Council Regulation 2001/44/EC on Jurisdiction and the Enforcement of Judgments;

4.10.	there is some possibility that depending on the actual course of dealing between the parties to the Security Agreement, the fixed charges contained in the Security Agreement may not be construed as fixed charges but as floating charges and so become subject to prior claims of certain statutory preferential creditors;

4.11.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.12.	a waiver of all defences to any proceedings may not be enforceable;

4.13.	provisions in any of the Agreements providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

4.14.	any undertakings contained in any of the Agreements by the Company in respect of stamp duty may not be held to be binding on the Company;

4.15.	an Irish court may refuse to give effect to undertakings contained in any of the Agreements that the Company will pay legal expenses and costs in respect of any action before the Irish courts;

4.16.	we express no opinion as to the priority of any of the security created by the Security Agreement or whether the property or assets comprised in such security is owned by a Grantor, or whether such property or assets is or are now or may become subject to any equities or subject to any rights or interests of any other person ranking in priority to or free of such security or whether they could be transferred to any other person free of any such security;

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4.17.	we express no opinion on any taxation matters other than as expressly set out in paragraph 3.11 or on the contractual terms of the relevant documents other than by reference to the legal character thereof;

4.18.	the Convention and Aviation Protocol came into force on 1 March 2006. As such, practice and procedure with respect to legal opinions on the interpretation or applicability of the Convention and Aviation Protocol, and the registrations and searches made pursuant thereto, are still developing. The opinions set forth herein are based on our interpretation of the Convention and Aviation Protocol as at the date hereof, without the benefit of any precedent or established custom and practice;

4.19.	the Convention provides that the rights and interests of the parties arising from international interests will only be subject to:
4.19.1.	the rights and interests of persons evidenced on a Priority Search Certificate as having a registration in relation to each “aircraft object” that exists prior to the international interests constituted under the Cape Town Agreement;

4.19.2.	the rights and interests of the Company in each “aircraft object” the subject of the Cape Town Agreement pursuant to the Convention and the quiet enjoyment provisions set out in any of the Leases;

4.19.3.	a pre-existing right or interest which enjoyed, under the applicable law before the effective date of the Convention, a priority greater than that international interest;

4.19.4.	non-consensual rights or interests included in those categories covered by the declarations made by Ireland under the Convention, that under Irish law have priority over an interest registered against an aircraft object; and

4.19.5.	the right of Ireland, or any State entity, intergovernmental organisation or other private provider of public services described in the declarations made by Ireland under the Convention, or of any Contracting State which may move such a declaration in the future, to arrest or detain an aircraft object under the laws of that Contracting State for payment of amounts owed to such entity, organisation or provider directly relating to those services in respect of that object or another aircraft object. Please note paragraph 4.20 in this regard;
4.20.	Ireland has made a declaration under Article 39 of the Convention wherein Ireland declared that a non-consensual right or interest has priority over a registered international interest and providing that nothing in the Convention and Aviation Protocol affects the laws of Ireland in relation to the detention and sale of an aircraft to discharge payments in respect of a public service provided by Irish governmental and other service providers in relation to all aircraft (by way of example, landing fees charged by an Irish airport); and

4.21.	Ireland has not made a declaration under Article XI of the Aviation Protocol on remedies on insolvency and, as a result, Irish national law will apply to the rights of the Collateral Agent under the Cape Town Agreement on the insolvency of the Company.

8

B
This opinion is addressed only to the Addressees and may be relied upon only by each such Addressee for its sole benefit in connection with the Transaction and may not be relied on by any

9

B
assignees of any such persons or any other person.
Yours faithfully,

10

B
SCHEDULE 1
The Addressees
Bank of America, N.A. in its capacity as Collateral Agent and Administrative Agent
1455 Market Street, 5th Floor
CA5-701-05-19
San Francisco, CA 94103
Goldman Sachs Lending Partners LLC in its capacity as Syndication Agent and Joint Lead Arranger
200 West Street
New York
NY 10282
Banc of America Securities LLC, as Joint Lead Arranger
One Bryant Park
New York
NY 10036

11

B
SCHEDULE 2
The Agreements
All documents are dated as of 17 March 2010 unless otherwise stated
1.	The Credit Agreement.

2.	Aircraft Mortgage and Security Agreement among ILFC, the Company, ILFC Bermuda III, Ltd. and the additional grantors referred to therein as grantors and the Collateral Agent as collateral agent (the Security Agreement).

12

B
Exhibit I
Contracting State Certificate

13

B
Exhibit II
Priority Search Certificates

14

EXHIBIT E-2
FORM OF OPINION OF DAUGHERTY, FOWLER, PEREGRIN, HAUGHT & JENSON
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
________ __, 2010
To the Parties Named on
     Schedule 1 attached hereto
RE:	One (1) _________ model _________ (shown on the IR as _________model _________) aircraft bearing manufacturer’s serial number ______ and U.S. Registration No. N_________ (the “Airframe”) and two (2) ____________ model _________ (shown on the IR as _________ model ___) aircraft engines bearing manufacturer’s serial numbers _________ and _________ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the “FAA”) under the requirements of Title 49 of the United States Code (the “Transportation Code”).

          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          On ______ ___, 2010, at ______ ___.m., C.S.T., we examined and filed with the FAA that certain FAA Aircraft Mortgage and Lease Security Agreement (MSN _________) dated as of _________, 2010 (the “Security Agreement”) by and between International Lease Finance Corporation (“ILFC”), as grantor, and Bank of America, N.A., as collateral agent (the “Collateral Agent”), granting a security interest in the Airframe, the Engines and the Lease.
          The interest created by the Lease is referred to herein as the “CTT Lease Interest”. The interest created by the Security Agreement is referred to herein as the “CTT Security Interest”. The security assignment of the Lease created by the Security Agreement is referred to herein as the “CTT Security Assignment Interest”. The CTT Lease Interest, the CTT Security Interest and the CTT Security Assignment Interest are referred to herein collectively as the “CTT Interests”.
          Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects based upon the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA;

2.	the Security Agreement is in due form for recordation by, and has been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

3.	the Airframe is duly registered in the name of ILFC pursuant to and in accordance with the Transportation Code;

4.	the owner of the Airframe for registration purposes at the FAA is ILFC and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by:
(a)	the Lease, which has been assigned for security purposes to the Collateral Agent by the Security Agreement; and,

(b)	the Security Agreement;

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

5.	the Security Agreement creates a duly perfected first priority security interest, subject to the rights of the parties under the Lease, in favor of the Collateral Agent, pursuant to the Transportation Code, in the Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the United States;

6.	the rights of ILFC, as lessor, and ____________, as lessee, under the Lease, with respect to the Airframe and the Engines, are perfected at the FAA;

7.	the Security Agreement creates a duly perfected assignment for security purposes in favor of the Collateral Agent of all of the right, title and interest of ILFC in, to and under the Lease (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such assignment under local law or as to the recognition of the perfection of such assignment as against third parties in any legal proceeding outside the United States;

8.	based upon the Priority Search Certificates dated __________ __, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:
(a)	the Airframe and the Engines are subject only to:
(i)	the CTT Lease Interest, which has been assigned to the Collateral Agent by the CTT Security Assignment Interest; and,

(ii)	the CTT Security Interest;
(b)	the CTT Lease Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

(c)	the CTT Security Interest has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines; and,

(d)	the CTT Security Assignment Interest has been duly registered on the IR as an Assignment of the CTT Lease Interest;
9.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto;

10.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)	maintain the registration of the Airframe in the name of ILFC; and,

(b)	maintain the lien and priority of:
(i)	the Lease, with respect to the Airframe and the Engines;

(ii)	the Security Agreement, with respect to the Airframe, the Engines and the Lease; and,

11.	no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease and the Security Agreement, except for such filings as are referred to above and the prior filing of the Lease with the FAA.
          In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours, Robert M. Peregrin For the Firm

SCHEDULE 1
International Lease Finance Corporation
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Bank of America Securities LLC, as joint lead arranger

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Lease

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
1. the records maintained by the FAA are accurate in all respects;
2. the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;
3. the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;
4. at the time each of the Lease and the Security Agreement was concluded, the Debtor was situated, pursuant to the CTT, in the United States;
5. the necessary parties under each of the Lease and the Security Agreement have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;
6. each of the CTT Interests is effective under applicable local law to constitute an Interest or an Assignment subject to the CTT and registration on the IR;
7. all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;
8. all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;
9. in rendering this opinion, we have assumed that:
(a)	ILFC qualifies as a “citizen of the United States” as defined in the Transportation Code;
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(b)	the instruments described above are valid and enforceable under applicable local law; and,

(c)	there are no documents with respect to the Airframe and the Engines which have been filed for recordation with the FAA under the FAA’s recording system but which have not yet been listed in the available records of such system as having been so filed;
     (ii) there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;
     (iii) the Airframe is not registered under the civil aircraft registry of any other country;
     (iv) the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;
     (v) the Airframe and the Engines have been accurately described by manufacturer’s name, model and serial number by the parties in each of the Lease and the Security Agreement; and,
     (vi) the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by UNIDROIT as the Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.
In addition, our opinion is subject to the following limitations:
1.	the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

2.	because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

A-1

3.	in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing, indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

4.	no opinion is expressed herein as to laws other than the CTT and the Transportation Code;

5.	this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United States Registration; and,

6.	since our examination was limited to records maintained by the FAA and the IR, our opinion:
(a)	in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. §44108(a);

(b)	in respect of rights derived from FAA filings or registrations with the IR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, liens arising under 49 U.S.C. §46304 and certain artisan’s liens;

(c)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(d)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

A-2

(EXISTING IR REGISTRATION)
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
                     ___, 2010
To the Parties Named on
     Schedule 1 attached hereto

RE:	One (1) ___ model ___ aircraft bearing manufacturer’s serial number ___ (the “Airframe”) and two (2) ___ model ___ aircraft engines bearing manufacturer’s serial numbers ___ and ___ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel, this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects;

2.	based upon the Priority Search Certificates dated ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:
(a)	the Airframe and the Engines are subject only to:

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

(i)	the Lease International Interest, which has been assigned by the Security Assignment Interest; and,

(ii)	the Security Agreement International Interest;
(b)	the Lease International Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	the Security Agreement International Interest has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines; and,

(d)	the Security Assignment Interest has been duly registered on the IR as an assignment of the Lease International Interest;
3.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof.
     In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by applicable law.

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

     This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,
Robert M. Peregrin
For the Firm

SCHEDULE 1
International Lease Finance Corporation
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Lease International Interest
          International Interest registered with the International Registry ___ between ___, as Debtor, and International Lease Finance Corporation, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Security Agreement International Interest
          International Interest registered with the International Registry ___, 2010 between International Lease Finance Corporation, as Debtor, and Bank of America, N.A., as Collateral Agent, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Security Assignment Interest
          Assignment of an International Interest registered with the International Registry ___ ___, 2010 between International Lease Finance Corporation, as Assignor, and Bank of America, N.A., as Collateral Agent, as Assignee, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of CTT Interests
          The Lease International Interest, the Security Agreement International Interest and the Security Assignment Interest are referred to collectively as the “CTT Interests”.

å3-1

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
1.	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

2.	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

3.	the CTT Interests are effective to constitute an International Interest or an Assignment of an International Interest subject to the CTT and registration on the IR;

4.	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

5.	all registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

6.	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.
In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(a)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

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(b)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(c)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

A-1

(MULTIPLE EXISTING IR REGISTRATIONS)
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
___, 2010
To the Parties Named on
     Schedule 1 attached hereto

RE:	One (1) ___ model ___ aircraft bearing manufacturer’s serial number ___ (the “Airframe”) and two (2) ___ model ___ aircraft engines bearing manufacturer’s serial numbers ___ and ___ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects;

2.	based upon the Priority Search Certificates dated _________ ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

(a)	the Airframe and the Engines are subject only to:
(i)	the Head Lease International Interest, which has been assigned by the Head Lease Security Assignment Interest;

(ii)	the Sublease International Interest, which has been assigned by the Sublease Security Assignment Interest; and,

(iii)	the Security Agreement International Interest;
(b)	the Head Lease International Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	the Sublease International Interest has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(d)	the Security Agreement International Interest has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(e)	the Head Lease Security Assignment Interest has been duly registered on the IR as an assignment of the Head Lease International Interest; and,

(f)	the Sublease Security Assignment Interest has been duly registered on the IR as an assignment of the Sublease International Interest;
3.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof.
          In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by applicable law.

To the Parties Named on
     Schedule 1 attached hereto
_________ ___, 2010

          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours,
Robert M. Peregrin
For the Firm

SCHEDULE 1
International Lease Finance Corporation
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Head Lease International Interest
          International Interest registered with the International Registry                      ___, 20___ between ILFC Ireland Limited, as Debtor, and International Lease Finance Corporation, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sublease International Interest
          International Interest registered with the International Registry                      ___, 20___ between                                         , as Debtor, and ILFC Ireland Limited, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Security Agreement International Interest
          International Interest registered with the International Registry                      ___, 20___ between International Lease Finance Corporation, as Debtor, and Bank of America, N.A., as Collateral Agent, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Head Lease Security Assignment Interest
          Assignment of an International Interest registered with the International Registry                      ___, 2010 between International Lease Finance Corporation, as Assignor, and Bank of America, N.A., as Collateral Agent, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sublease Security Assignment Interest
          Assignment of an International Interest registered with the International Registry                      ___, 2010 between ILFC Ireland Limited, as Assignor, and Bank of America, N.A., as Collateral Agent, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.

å3-1

Description of CTT Interests
          The Head Lease International Interest, the Sublease International Interest, the Security Agreement International Interest, the Head Lease Security Assignment Interest and the Sublease Security Assignment Interest are referred to collectively as the “CTT Interests”.

å3-2

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
1.	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

2.	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

3.	the CTT Interests are effective to constitute an International Interest or an Assignment of an International Interest subject to the CTT and registration on the IR;

4.	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

5.	any registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

6.	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.
In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(a)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

(b)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(c)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

(NO EXISTING IR REGISTRATIONS)
(For the Letterhead of Daugherty, Fowler, Peregrin, Haught & Jenson)
                     ___, 2010
To the Parties Named on
     Schedule 1 attached hereto

RE:	One (1) ___ model ___ aircraft bearing manufacturer’s serial number ___ (the “Airframe”) and two (2) model ___ aircraft engines bearing manufacturer’s serial numbers ___ and ___ (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel, this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects;

2.	based upon the Priority Search Certificates dated ___, 2010 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

To the Parties Named on
     Schedule 1 attached hereto
                     ___, 2010

(a)	the Airframe and the Engines are subject only to the Security Agreement International Interest;

(b)	the Security Agreement International Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;
3.	the Security Agreement International Interest is entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the Security Agreement International Interest is required under the CTT in order to maintain the effectiveness and priority thereof.
          In the event the Security Agreement International Interest is not subject to the CTT, then the interest created thereby is governed by applicable law.
          This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

Very truly yours, Robert M. Peregrin For the Firm

SCHEDULE 1
International Lease Finance Corporation
Bank of America, N.A., as administrative agent and collateral agent
Goldman Sachs Lending Partners LLC, as syndication agent and joint lead arranger
Banc of America Securities LLC, as joint lead arranger

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Security Agreement International Interest
     International Interest registered with the International Registry                      ___, 2010 between International Lease Finance Corporation, as Debtor, and Bank of America, National Association, as Collateral Agent, as Creditor, as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
1.	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

2.	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

3.	the Security Agreement International Interest is effective to constitute an International Interest subject to the CTT and registration on the IR;

4.	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

5.	all registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

6.	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.
In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(a)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

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(b)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,
(c)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

EXHIBIT F
FORM OF NOTE

     FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of March 17, 2010 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, ILFC Ireland Limited and ILFC (Bermuda) III, Ltd., as Intermediate Lessees, the Lenders indentified therein, Bank of America, N.A., as Administrative Agent, Bank of America, N.A., as Collateral Agent, and Goldman Sachs Lending Partners LLC, as Syndication Agent.
     The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

INTERNATIONAL LEASE FINANCE CORPORATION
By:

Name:

Title:

LOANS AND PAYMENTS WITH RESPECT THERETO

			Amount of Principal	Outstanding
		End of Interest	or Interest Paid	Principal Balance
Date	Amount of Loan Made	Period	This Date	This Date	Notation Made By

EXHIBIT G
FORM OF ADMINISTRATIVE QUESTIONNAIRE
ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

FAX ALONG WITH COMMITMENT LETTER TO: Carla Ruiz-Ney

FAX # 704.264.2472

I. Borrower Name: International Lease Finance Company

$750,000,000                               Type of Credit Facility: Term Loan
II. Legal Name of Lender of Record for Signature Page:
•	Signing Credit Agreement YES NO

•	Coming in via Assignment YES NO

III. Type of Lender:
(Bank, Asset Manager, Broker/Dealer, CLO/CDO, Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other – please specify)

IV. Domestic Address:	V. Eurodollar Address:

VI. Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.

		Primary	Secondary
	Credit Contact	Operations Contact	Operations Contact

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

IntraLinks E Mail Address:

Does Secondary Operations Contact need copy of notices?                     YES                     NO

ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL

	Letter of Credit	Draft Documentation
	Contact	Contact	Legal Counsel

Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

VII. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):
Pay to:

(Bank Name)

(ABA #)

(Account #)

(Attention)
VIII. Lender’s Fed Wire Payment Instructions:
Pay to:

(Bank Name)

(ABA#)	(City/State)

(Account #)	(Account Name)

(Attention)
IX. Organizational Structure and Tax Status

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ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):
Tax Withholding Form Delivered to Bank of America*:
                     W-9
                     W-8BEN
                     W-8ECI
                     W-8EXP
                     W-8IMY

Tax Contact
Name:

Title:

Address:

Telephone:

Facsimile:

E Mail Address:

NON–U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities

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ADMINISTRATIVE DETAILS REPLY FORM — US DOLLAR ONLY
CONFIDENTIAL
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under the Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found on Annex 1 to this form.
X. Bank of America Payment Instructions:

Pay to:	Bank of America, N.A. ABA # 026009593 New York, NY Acct. # 001292000883 Attn: Large Corporate Loans, Credit Services Ref: International Lease Finance Company

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EXHIBIT H
FORM OF INTERCREDITOR AGREEMENT
     INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 17, 2010, among INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (the “Company”), BANK OF AMERICA, N.A. (“Bank of America”), as the Senior Collateral Agent, and the Junior Lien Representatives from time to time party hereto in accordance with the terms hereof.
     WHEREAS, the Company, ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland, and ILFC (Bermuda) III, Ltd., a Bermuda company (collectively, the “Initial Intermediate Lessees”), certain intermediate lessees party thereto pursuant to Section 2.10(c) thereof, the lenders from time to time party to thereto, Bank of America as administrative agent, Bank of America as the collateral agent and Goldman Sachs Lending Partners LLC, as syndication agent are parties to that certain Credit Agreement, dated as of March 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”);
     WHEREAS, the Company, the Initial Intermediate Lessees, the other grantors from time to time party to thereto, Bank of America as the collateral agent are parties to that certain Aircraft Mortgage and Security Agreement, dated as of March 17, 2010 (as amended, supplemented or otherwise modified from time to time, the “Senior Security Agreement” and, together with the Senior Loan Agreement and the other Loan Documents as defined in the Senior Loan Agreement, the “Senior Loan Documents”);
     WHEREAS, the Company may, from time to time, incur Junior Lien Debt (as defined below) in accordance with the terms and conditions of the Senior Loan Documents and this Agreement;
     WHEREAS, the Company, the Senior Collateral Agent and each Junior Lien Representative (by accession hereto pursuant to the terms hereof) are entering into this Agreement to set forth certain arrangements with respect to the Collateral, including certain intercreditor arrangements with respect to the enforcement of rights under this Agreement, the Senior Loan Documents and the Junior Lien Documents (as defined below), the allocation of proceeds from any enforcement action in respect of the Collateral and the subordination of the Junior Secured Obligations to the Senior Secured Obligations (each as defined below);
     NOW THEREFORE, for good and valuable consideration, receipt whereof has been duly received, the parties hereto agree as follows:
     Section 1. Definitions. The following terms shall have the following meanings:
     “Agreement” shall have the meaning assigned to such term in the preamble.
     “Assigned Document” shall have the meaning assigned to such term in the Senior Security Agreement.

     “Case” shall have the meaning assigned to such term in Section 5(a).
     “Collateral” shall mean the collateral security granted under Section 2.01 of the Senior Security Agreement (including, without limitation, the collateral security granted under any Grantor Supplement (as defined in the Senior Security Agreement)).
     “Company” shall have the meaning assigned to such term in the preamble.
     “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Default” shall have the meaning assigned to such term in Senior Loan Agreement.
     “Event of Default” shall have the meaning assigned to such term in the Senior Loan Agreement.
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its consolidated subsidiaries delivered to the Senior Lenders.
     “Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Grantor” shall have the meaning assigned to such term in the Senior Security Agreement.
     “Insolvency Event” shall mean any event or occurrence described in clauses (g), (h) or (i) of Article 6 of the Senior Loan Agreement.
     “Intercreditor Confirmation” means, as to any Series of Junior Lien Debt, the written agreement of the Junior Lenders, as set forth in the Junior Lien Documents governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:
     (a) that all Junior Lien Obligations will be and are secured equally and ratably with other Junior Lien Obligations by the Collateral and subordinated to the Senior Secured Obligations, and will and do constitute obligations of the Company at least pari passu with the senior unsecured indebtedness of the Company; and

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     (b) that the holders of Junior Lien Obligations in respect of such Series of Junior Lien Debt are bound by and consent to the provisions of this Agreement, including the provisions of Section 2(b) setting forth the priority of payments and the provisions hereof setting forth the subordination of the Junior Secured Obligations to the Senior Secured Obligations.
     “Junior Event of Default” shall mean an “Event of Default” or similar term under and as defined in any Junior Loan Documents.
     “Junior Lenders” means the lenders and/or noteholders under the Junior Lien Documents.
     “Junior Lien” means a Lien granted by the Company or any Subsidiary thereof, at any time, upon any property of the Borrower or such Subsidiary that includes all or any portion of the Collateral, to secure Junior Lien Obligations.
     “Junior Lien Debt” means any indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured on a junior basis to the Senior Secured Obligations by any Junior Lien that was permitted to be incurred and so secured under each applicable Senior Loan Document; provided that on or before the date on which such indebtedness is incurred by the Company:
     (a) such indebtedness is designated by the Company, in a Junior Lien Designation delivered to each Junior Lien Representative, the Lenders and each Senior Agent, as “Junior Lien Debt” for the purposes of the Senior Loan Documents and this Agreement, which Junior Lien Designation shall confirm that the requirements in this definition of “Junior Lien Debt” have been satisfied; provided that the none of the Senior Obligations may be designated as Junior Lien Debt;
     (b) such indebtedness is (i) governed by an indenture, credit agreement or other agreement that includes an Intercreditor Confirmation, (ii) does not include any covenants of the Company that are more restrictive than the covenants of the Company set forth in the Senior Loan Documents and (iii) does not provide for a Junior Event of Default in the event of a default under any other indebtedness of the Company unless such default shall have resulted in an aggregate principal amount of such other indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 30 days after there has been given a written notice to the Company by the relevant Junior Lien Representative or to the Company and such Junior Lien Representative by a specified percentage of the relevant Junior Lenders, specifying such default with respect to the other indebtedness and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a notice of a Junior Event of Default under such Junior Lien Debt;
     (c) the Junior Lien Representative for such indebtedness has executed and delivered to the Senior Collateral Agent a Junior Lien Supplement acceding to this Agreement;

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     (d) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Junior Lien to secure such indebtedness or Junior Lien Obligations in respect thereof are satisfied; and
     (e) the maturity date of such indebtedness is later than the Senior Loan Maturity Date and the weighted average maturity of all Junior Lien Debt is later than the Senior Loan Maturity Date.
     “Junior Lien Designation” means an officer’s certificate in substantially the form of Exhibit A.
     “Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.
     “Junior Lien Obligations” means Junior Lien Debt and all other obligations in respect thereof or related thereto.
     “Junior Lien Representative” means the trustee, agent or representative of any Junior Lender who maintains the transfer register for such Series of Junior Lien Debt and/or is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity.
     “Junior Lien Supplement” means an accession agreement to this Agreement in substantially the form of Exhibit B.
     “Junior Secured Obligations” means Junior Lien Obligations that are secured by the Collateral pursuant to the Junior Lien Documents.
     “Junior Secured Parties” means the Junior Lenders, the Junior Lien Representatives and any other Person designated as a “Secured Party” or similar term pursuant to the Junior Lien Documents, in each case which has agreed to the terms of this Intercreditor Agreement.
     “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lenders” means the Senior Lenders and the Junior Lenders.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the

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foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “Pool Aircraft” shall have the meaning assigned to such term in the Senior Loan Agreement.
     “Secured Debt” means the Senior Loans and the Junior Lien Debt.
     “Secured Debt Representatives” means the Senior Collateral Agent and each Junior Lien Representative.
     “Senior Administrative Agent” shall have the meaning assigned to the term “Administrative Agent” in the Senior Loan Agreement.
     “Senior Agent” shall have the meaning assigned to the term “Agent” in the Senior Loan Agreement.
     “Senior Collateral Agent” shall have the meaning assigned to the term “Collateral Agent” in the Senior Security Agreement.
     “Senior Documents” shall have the meaning assigned to the term “Operative Documents” in the Senior Security Agreement.
     “Senior Obligations” shall have the meaning assigned to the term “Obligations” in the Senior Loan Agreement.
     “Senior Lenders” shall have the meaning assigned to the term “Lenders” in the Senior Loan Agreement.
     “Senior Loan Agreement” shall have the meaning assigned to such term in the recitals.
     “Senior Loan Documents” shall have the meaning assigned to such term in the recitals.
     “Senior Loan Maturity Date” shall have the meaning assigned to the term “Maturity Date” in the Senior Loan Agreement.
     “Senior Loans” shall have the meaning assigned to the term “Loans” in the Senior Loan Agreement.
     “Senior Secured Obligations” shall have the meaning assigned to the term “Secured Obligations” in the Senior Security Agreement.
     “Senior Secured Parties” shall have the meaning assigned to the term “Secured Parties” in the Senior Security Agreement.

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“Senior Security Agreement” shall have the meaning assigned to such term in the recitals.
     “Series of Junior Lien Debt” means, severally, each issue or series of Junior Lien Debt for which a single transfer register is maintained and any other indebtedness under any other indenture or credit facility that constitutes Junior Lien Obligations.
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.
     “Subsidiary” means any direct or indirect subsidiary of the Company.
     “Transferee” shall have the meaning assigned to such term in Section 7(a).
     “UCC” means the Uniform Commercial Code in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
Capitalized terms not otherwise defined herein shall have the meanings assigned thereto in the Senior Security Agreement.
     Section 2. (a) Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection (if any) of any Liens securing the Senior Obligations or Junior Lien Obligations granted on the Collateral and notwithstanding any provision of the UCC, or any other applicable Law or the Senior Loan Documents or the Junior Lien Documents, or whether any Senior Secured Party or Junior Secured Party holds possession of all or any part of the Collateral, or any defect or deficiencies in, or failure to perfect, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the Senior Obligations or the Junior Lien Obligations or any other circumstance whatsoever, each Junior Secured Party agrees that (a) any Lien on the Collateral securing any Senior Obligations now or hereafter held by or on behalf of any Senior Secured Party or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Junior Lien Obligations, (b) any Lien on the Collateral securing any Junior Lien Obligations now or hereafter held by any Junior Lender or Junior Lien Representative (or any other agent or trustee therefore) regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be (x) junior and subordinate in all respects to the rights and interests of the

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Senior Secured Parties and all Liens on the Collateral securing any Senior Obligations, in each case as provided in this Agreement and (y) equal and ratable in all respects with the rights and interests of all other Junior Secured Parties.
          (b) Priority of Payments. The Senior Collateral Agent, the Company and each Junior Lien Representative agree that all cash proceeds received by the Senior Collateral Agent in respect of any Collateral pursuant to Section 3.01 of the Senior Security Agreement, any payments by any Grantor to the Senior Collateral Agent following an Event of Default and all cash proceeds received by any Junior Secured Party in receipt of any Collateral shall be paid by the Senior Collateral Agent (or, in the case of cash proceeds received by any Junior Secured Party, paid over to the Senior Collateral Agent) in the order of priority set forth below:
          (i) first, to the Senior Collateral Agent for the benefit of the Senior Secured Parties, until payment in full in cash of the Senior Secured Obligations then outstanding;
          (ii) second, to the Junior Lien Representatives pro rata for the benefit of the Junior Secured Parties, until payment in full in cash of the Junior Secured Obligations then outstanding; and
          (iii) third, all remaining amounts to the relevant Grantors or whomsoever may be lawfully entitled to receive such amounts.
          (c) Prohibition on Contesting Liens. Each Junior Secured Party agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency Event), the creation, attachment, perfection, priority, validity or enforceability of any Lien incurred pursuant to the Senior Loan Documents or otherwise held by or on behalf of the Senior Secured Parties in the Collateral, or the validity or enforceability of any provision of this Agreement. Notwithstanding any failure of the Senior Secured Parties or the Junior Secured Parties to perfect its security interests in the Collateral, or any other defect in the security interest or obligations owing to such party, or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the Senior Secured Parties or the Junior Secured Parties, the priority and rights as between the Senior Secured Parties and the Junior Secured Parties shall be as set forth herein.Agreement of Company. The Company agrees that it shall not grant any Lien on the Collateral to any Person except (a) the Senior Secured Parties pursuant to the Senior Loan Documents, (b) in respect of indebtedness qualifying as Junior Lien Debt satisfying all of the requirements set forth in the definition of Junior Lien Debt or (c) except as otherwise permitted under the Senior Loan Documents. The Company further agrees not to consent to any action of any Junior Secured Party contrary to the terms of this Agreement.Fillings and Registrations. Each Junior Secured Party agrees that,until payment in full in cash of the Senior Secured Obligations then outstanding:
           (a) that UCC-1 financing statements and any other filings or recordings (including without limitation those made in any applicable foreign jurisdiction) filed or recorded by or on behalf of any Junior Party shall include satisfactory to the Senior Collateral Agent referencing set forth in this Agreement; and

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          (b) not to allow any registration on the International Registry (as defined in the Senior Security Agreement) of any interest of any Junior Secured Party senior in ranking to any such registration by or for the benefit of the Senior Secured Parties.
     Section 4. Restriction on Remedies, Subordinated Mortgage, Etc. (a) So long as any Senior Obligations shall be secured by all or any portion of the Collateral and prior to the full and final payment in cash of the Senior Obligations, no Junior Secured Party shall (1) take any action or enforce any of its rights in respect of the Collateral, including, without limitation, any action of foreclosure or proceeding against the Company or any lessee of any Pool Aircraft; (2) contest, protest or object to any foreclosure proceeding or action brought by the Senior Collateral Agent or any other Senior Secured Party or any other exercise by the Senior Collateral Agent or any other Senior Secured Party of any rights or remedies under any Senior Loan Document; or (3) amend, modify or supplement those provisions of the Junior Lien Documents in any way which would affect, impact or alter the priority of payments and other rights of the Senior Secured Parties or obligations of the Junior Secured Parties hereunder.
          (b) In exercising rights and remedies with respect to the Collateral, the Senior Collateral Agent and the other Senior Secured Parties may enforce the provisions of the Senior Security Agreement and exercise remedies thereunder and under any other Senior Loan Documents, all in such order and in such manner as they may determine in the exercise of their sole judgment. Such exercise and enforcement shall include the rights to sell or otherwise dispose of Collateral, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the UCC of any applicable jurisdiction. Subject to the terms of this Agreement, the Senior Collateral Agent and the other Senior Secured Parties shall have the sole right to consent to any proposed sale or other disposition of the Collateral, whether by any lessee of any Pool Aircraft, the Company or any other Grantor, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or non judicial proceedings, and upon any such sale or other disposition, any Lien created for the benefit of any Junior Secured Party by any Junior Lien Document shall be automatically extinguished and discharged.
          (c) Each Junior Secured Party agrees that it shall not interfere with, seek to enjoin, or invoke or utilize any provision of any document, law or equitable principle, which might prevent, delay or impede the enforcement (in the sole and exclusive discretion of the Senior Collateral Agent and the other Senior Secured Parties) of the rights of the Senior Collateral Agent and the other Senior Secured Parties under the Senior Loan Documents (including under the Senior Security Agreement with respect to Collateral), including to pursue foreclosure or to seek to lift the automatic stay or its equivalent in any insolvency proceeding involving any lessee of any Pool Aircraft, the Company or any other Grantor. The Junior Secured Parties agree that none of the Junior Secured Parties will commence, or join with any creditor other than the Senior Collateral Agent and the Senior Secured Parties in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to the Collateral or proceeds of Collateral. Upon request by the Senior Collateral Agent, the Junior Secured Parties will, at the expense of the relevant Grantors, join in enforcement, collection, execution, levy or foreclosure proceedings and otherwise cooperate fully in the maintenance of such proceedings by the Senior Collateral Agent, including by executing and delivering all such consents, pleadings, releases and other documents and instruments as the Senior Collateral Agent

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may reasonably request in connection therewith, it being understood that the conduct of such proceedings shall at all times be under the exclusive control of the Senior Collateral Agent.
          (d) Nothing in this Agreement shall impose any duty, responsibility or obligation upon the Senior Collateral Agent or the other Senior Secured Parties with respect to the Collateral, any lessee of any Pool Aircraft, the Company, any other Grantor or with respect to amounts owed to any Junior Lender or other Junior Lien Secured Party. All rights and interests of, the Senior Collateral Agent and the other Senior Secured Parties, and all agreements and obligations of the Junior Lenders and other Junior Lien Secured Parties, under this Agreement shall remain in full force and effect irrespective of any circumstance, which might constitute a defense available to, or a discharge of, the Junior Lenders and other Junior Lien Secured Parties, any lessee of any Pool Aircraft, the Company or any Grantor in respect of any of the Senior Obligations or in respect of this Agreement.
          (e) This Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any lien or security interest asserted by the Senior Collateral Agent or any other Senior Secured Party is avoided or payment on or in respect of any of the Senior Obligations shall be rescinded or must otherwise be returned or disgorged by the Senior Collateral Agent or the other Senior Secured Parties upon the insolvency, bankruptcy, reorganization of any lessee of any Pool Aircraft, the Company or any other Grantor or otherwise, all as though such payment had not been made and any payments received in respect of the Junior Lien Obligations or from the Collateral or proceeds of the Collateral will remain subject to the requirements of this Agreement that they be paid over to the Senior Secured Parties to the extent of the payments so returned or disgorged and any remedial action taken in respect of the Junior Lien Obligations or from the Collateral or proceeds of the Collateral shall be discontinued and, to the extent possible, shall be rescinded until the Senior Obligations shall again have been paid in full in cash.
          (f) Prior to the full and final payment in cash of the Senior Obligations, each Junior Secured Party agrees to provide such further assurances as may be reasonably requested by the Senior Collateral Agent or any other Senior Secured Party to carry out effectively the terms hereof.
          (g) Each Junior Lien Representative agrees that upon the occurrence of a Junior Event of Default, the applicable Junior Lien Representative shall promptly provide written notice thereof to the Senior Collateral Agent and the Senior Administrative Agent.
          (h) The rights of the Senior Collateral Agent and the other Senior Secured Parties with respect to the Collateral include the right to release any or all of the Collateral from the Lien of any Senior Loan Document or Junior Lien Document for any reason, including in connection with the sale or other disposition of such Collateral, notwithstanding that the net proceeds of any such sale may not be used to permanently prepay any Senior Obligations or Junior Lien Obligations. If the Senior Collateral Agent or the other Senior Secured Parties shall determine that the release of any Lien created for the benefit of any Junior Secured Parties by any Junior Lien Document on such Collateral is necessary or advisable in connection with the payment of the Senior Obligations, the applicable Junior Secured Parties shall execute such other release documents and instruments and shall take such further actions as the Senior Collateral

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Agent or the other Senior Secured Parties shall request. Each Junior Secured Party hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution and for so long as any Senior Obligations remain outstanding, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and instead of the Junior Lien Representative and in the name of the Junior Lien Representative or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of this paragraph, to take any and all appropriate action and to execute any and all documents and instruments, which may be necessary or desirable to accomplish the purposes of this paragraph and for application of proceeds pursuant to the priority of payments, including any financing statements, endorsements, assignments or other instruments of transfer or release. Each Junior Secured Party hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this paragraph. In furtherance of the foregoing, each Junior Lien Representative agrees, contemporaneously with its accession to this Agreement, to appoint the Senior Collateral Agent as its permitted user entity in respect of the Pool Aircraft and other pertinent Collateral.
          (i) Prior to the full and final payment in cash of the Senior Obligations, if a Junior Event of Default occurs, no Junior Secured Party shall exercise or consent to, direct or cause the exercise of any right, remedy or power in respect thereof under the applicable Junior Lien Documents or applicable law (including, without limitation, the acceleration of any Junior Debt), regardless of whether any such right, remedy or power affects the Collateral, until the end the passage of a period of 180 days (the “Standstill Period”) from the date of delivery of a notice in writing to the Senior Collateral Agent by such Junior Secured Party of its intention to exercise or consent to, direct or cause the exercise of such rights, remedies or powers, which notice may only be delivered following the occurrence of and during the continuation of a Junior Event of Default and must specify such Junior Event of Default; provided, however, that notwithstanding the foregoing, in no event shall any Junior Secured Party exercise or consent to, direct or cause the exercise of (or continue to exercise or consent to, direct or cause the exercise of) any such rights, remedies or powers if, notwithstanding the expiration of the Standstill Period, (a) any Senior Secured Party shall have commenced and be diligently pursuing the exercise of any of its rights and remedies resulting from the occurrence of such Junior Event of Default (prompt notice of such exercise to be given to the Junior Lien Representatives) or (b) an Insolvency Event shall have occurred and be continuing; provided further that nothing in this clause (i) shall affect any obligations of the Junior Secured Parties pursuant to any other provision of this Agreement (including, without limitation, their undertaking to not foreclose on or take any other action to exercise remedies with respect to the Collateral prior to the full and final payment in cash of the Senior Obligations).
     Section 5. Terms of Subordination. The Junior Lien Obligations shall be subordinate and junior in right of payment to the Senior Obligations to the extent and in the manner hereinafter set forth:
          (a) Each Junior Secured Party hereby authorizes and empowers the Senior Collateral Agent acting on behalf of the Senior Secured Parties and, subject to the terms and conditions hereof, to demand, sue for, collect and receive every payment or distribution made on or in respect of the Junior Lien Obligations or other sum owing to the holders thereof under the

10

Junior Lien Documents, and to file claims and take such other proceedings, in the name of the holders of the Junior Lien Obligations or otherwise, as the Senior Secured Parties or the Senior Collateral Agent acting on their behalf may deem necessary or advisable for the enforcement of the provisions hereof. Each Junior Secured Party further agrees duly and promptly to take such action as may be requested by the Senior Secured Parties or the Senior Collateral Agent acting on their behalf to collect the indebtedness evidenced by any note issued under the Junior Lien Documents or otherwise owing to it under the Junior Lien Documents and/or to file appropriate proofs of claim in respect to such indebtedness, and to execute and deliver to the Senior Secured Parties or the Senior Collateral Agent acting on their behalf on demand such powers of attorney, proofs of claim, assignments of claim or proofs of claim (but in any such case without any recourse, representation or warranty), or other instruments as may be requested by the Senior Secured Parties or the Senior Collateral Agent acting on their behalf to enforce any and all claims upon or with respect to or otherwise owing to it under the Junior Lien Documents.
          (b) In any case, the Senior Secured Parties or the Senior Collateral Agent acting on their behalf may, at any time and from time to time, without the consent of or notice to any Junior Secured Parties, without incurring responsibility to such holders and without impairing or releasing any of the rights of the Senior Secured Parties, or any of the obligations of Junior Secured Parties hereunder:
          (i) subject to the terms hereof, sell, exchange, release or otherwise deal with all or any part of any property by whomsoever mortgaged or pledged to secure, or howsoever securing, the Senior Obligations for application as provided in Section 2(b) hereof;
          (ii) except as otherwise expressly provided in this Agreement, exercise or refrain from exercising any rights against the Company, any other Grantor or any other Person; and
          (iii) apply any sums, by whomsoever paid or however realized, as provided in Section 2(b) hereof.
          (c) All payments or distributions upon or with respect to the Collateral or proceeds of Collateral that are received by any Junior Secured Party contrary to the provisions of this Agreement shall be received for the benefit of the Senior Secured Parties, shall be segregated from other funds and property held by the Junior Secured Parties in trust for the Senior Secured Parties and shall be forthwith paid over to the Senior Collateral Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Secured Obligations owed to the Senior Secured Parties in accordance with the terms hereof.
          (d) Each Junior Secured Party agrees that it may not commence any action or proceeding against the Company, any other Grantor or any other Person obligated in respect of any Junior Lien Documents in respect of the Collateral to recover all or any part of any sum owing to it under any Junior Lien Document or join with any creditor, unless the Senior Secured Parties or the Senior Collateral Agent shall also join in bringing any such action or proceeding or the Senior Secured Parties otherwise consent.

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          (e) No payment or distribution of assets to which any holder of the Junior Lien Obligations would have been entitled except for the provisions of this Section 5 or Section 2 hereof, as applicable, and which shall have been received by the Senior Secured Parties shall, as between the Company or other obligor thereon, its creditors, and the holder of the Junior Lien Obligations, be deemed to be a payment by the Company or such other obligor to the holders of the Junior Lien Obligations for or on account of the Junior Lien Obligations, and from and after the payment in full of all Senior Obligations and all other amounts owing to the holders thereof under the Senior Loan Documents, the holders of the Junior Lien Obligations shall be subrogated to the then or thereafter existing rights of the Senior Secured Parties to receive payments or distributions of assets of the Company or such other obligor made on or in respect of the Senior Obligations or such other amounts until the principal of, and interest on, the Junior Lien Obligations and all other amounts owing to the holders thereof under the Junior Lien Documents shall be paid in full in cash. The Junior Secured Parties agree that no payment or distributions to the Senior Secured Parties pursuant to the provisions of this Agreement shall entitle any Junior Secured Party to exercise any rights of subrogation in respect thereof until no Senior Loans are outstanding and all Senior Secured Obligations owed to the Senior Secured Parties shall have been paid in full.
          (f) The provisions of this Section 5 and Sections 2 and 4 are solely for the purpose of defining the relative rights of the Senior Secured Parties on the one hand, and the holders of the Junior Lien Obligations on the other hand, and nothing herein shall impair the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Junior Lien Obligations all amounts payable hereunder and under the other Junior Lien Documents in accordance with the terms and the provisions thereof.
          (g) The Senior Collateral Agent is hereby authorized to demand specific performance of this Agreement at any time when any of the Junior Secured Parties shall have failed to comply with any of the provisions of this Agreement applicable to them. The Junior Secured Parties hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
     Section 6. Amendments. This Agreement may be amended only upon execution and delivery of an amendment or supplement hereto executed by the Senior Collateral Agent, each Junior Lien Representative then a party hereto and the Company.
     Section 7. Negative Covenants of Junior Secured Parties. So long as any Senior Obligations shall be secured by the Aircraft and prior to the full and final payment in cash of the Senior Obligations, no Junior Secured Party shall, without the prior written consent of the Senior Collateral Agent:
          (a) sell, assign or otherwise transfer, in whole or in part, the Junior Lien Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Junior Lien Obligations in favor of any Transferee unless (i) such action is made expressly subject to this Agreement and (ii) the Transferee expressly acknowledges in writing the subordination provided for herein and agrees to be bound by all the terms hereof;

12

          (b) permit the Junior Lien Documents to be amended, modified or otherwise supplemented in any respect, in each case, without the express prior written consent of the Senior Collateral Agent, if the effect of any such amendment, modification or supplement is to (i) accelerate the scheduled dates upon which payments of principal or interest on the Junior Obligations are due to a date that is earlier than the Maturity Date (as defined in the Senior Loan Agreement) or such that the weighted average maturity dates of all Junior Lien Obligations is earlier than the Maturity Date; (ii) purport to grant a security interest in the Collateral that is pari passu with or senior to the Lien on such Collateral granted under the Senior Loan Documents, or senior to the Lien on such Collateral granted under any other Junior Lien Documents; (iii) contradict any rights of the Senior Secured Parties or obligations of the Junior Secured Parties hereunder; or (iv) sell, assign, pledge, encumber or otherwise dispose of any of their rights in the Collateral as such or in proceeds of Collateral as such, without the prior written consent of the Senior Collateral Agent (without limiting the right of any Junior Secured Party to transfer any Secured Obligation owed to it); and
          (c) commence, or join with any creditors other than the Senior Secured Parties and the Senior Collateral Agent in commencing, any Insolvency Event, or prosecute in the case of any Insolvency Event any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Lien Documents.
     Section 8. Miscellaneous.
     (a) Submission to Jurisdiction; Venue. (i) To the extent permitted by applicable law, each party hereto and each Junior Secured Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto and each Junior Secured Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Person may otherwise have to bring any action or proceeding relating to this Agreement, the Senior Loan Documents or the Junior Lien Documents against the Company or any other Grantor or any of their properties in the courts of any jurisdiction.
          (ii) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (iii) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8(d). Nothing in this Agreement will affect

13

the right of any party to this Agreement to serve process in any other manner permitted by law.
     (b) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     (c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     (d) Notices and Communications. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party pursuant hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, or by facsimile, or by prepaid courier service, and shall be effective upon receipt.
Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 8(d), notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers) as set forth below or (in the case of any Senior Secured Party) to the Senior Collateral Agent or (in the case of any Junior Secured Party) to the applicable Junior Lien Representative at the address set forth in the Junior Lien Designation.
If to the Company, to:
International Lease Finance Corporation
10250 Constellation Blvd., Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Facsimile No. (310) 788-1990
If to the Senior Collateral Agent, to:
Bank of America, N.A.
1455 Market Street, 5th Floor
CA5-701-05-19

14

San Francisco, CA 94103
Attention: Robert Rittelmeyer;
Facsimile No. (415) 503-5099
     (e) Waiver of Marshalling and Similar Rights; Waiver Under UCC. (i) Each of the Junior Secured Parties waives, to the fullest extent permitted by applicable law, any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right with respect to the Collateral that may otherwise be available under applicable law or any other similar rights a junior creditor or junior secured creditor may have under applicable law, as against any Senior Secured Party (in their capacity as priority lienholders).
     (ii) The Junior Secured Parties hereby waive, to the fullest extent permitted by law, any right under Section 9-615 of the UCC to application of the proceeds of disposition (other than as contemplated by this Agreement), any right to notice and objection under Section 9-620 of the UCC and promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Secured Obligations, the Junior Secured Obligations and this Agreement and any requirement that the Senior Collateral Agent protect, secure, perfect or insure any security interest or lien hereunder or otherwise or any Collateral or any other property subject thereto or exhaust any right or take any action against the Grantors or any other person or entity or any Collateral or any other collateral
     (f) Enforcement. Each of the Junior Secured Parties agrees that this Agreement shall be enforceable against it and the other Junior Secured Parties under all circumstances, including in any proceeding relating to an Insolvency Event.
     (g) Obligations Not Affected. All rights and interests of the Senior Collateral Agent and the other Senior Secured Parties hereunder and under any other Senior Loan Document, and all agreements and obligations of the Junior Secured Parties under this Agreement and any Junior Lien Document to any Senior Secured Party, shall remain in full force and effect irrespective of:
     (i) any lack of validity or enforceability of any Senior Loan Document, Junior Lien Document, Assigned Document or any other agreement or instrument relating thereto;
     (ii) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Senior Secured Obligations and Junior Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Senior Loan Document, Junior Lien Document, Assigned Document or any other agreement or instrument relating thereto;
     (iii) any taking, exchange, release or non-perfection of the Collateral or any other collateral, or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Secured Obligations and Junior Secured Obligations;

15

     (iv) any manner of application of Collateral, or proceeds thereof, to all or any of the Senior Secured Obligations and Junior Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Senior Secured Obligations and Junior Secured Obligations or any other assets of the Grantors;
     (v) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
     (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Junior Secured Parties, a subordinated creditor or a secured subordinated creditor or a Person deemed to be a surety.
This Agreement shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Secured Obligations owed to any Senior Secured Party is rescinded or must otherwise be returned by any Senior Secured Party upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, all as though such payment had not been made.
     (h) Benefit of Agreement. This Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and thereto and their respective successors, permitted assigns and transferees.
     (i) Complete Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral communications or agreements with respect thereto.
     (j) Further Assurances. Each of the Junior Secured Parties shall, at the expense of the relevant Grantors, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Senior Collateral Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Collateral Agent to exercise and enforce its rights and remedies hereunder.
     (k) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Senior Loan Documents and the Junior Lien Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
     (l) Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Senior

16

Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     (m) Senior Collateral Agent. The Senior Collateral Agent’s actions pursuant hereto are solely in its capacity as Collateral Agent under the Senior Loan Documents, and are subject to the provisions of Article V and VII of the Senior Security Agreement and Article 8 and Section 9.16 of the Senior Loan Agreement. The Senior Collateral Agent shall have no obligations with respect to any Junior Secured Party or Junior Lien, other than to distribute funds in accordance with Section 2(b). In no event will the Senior Collateral Agent or any Senior Secured Party be liable whatsoever for any act or omission on the part of the Company or any Junior Secured Party hereunder.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Senior Collateral Agent
By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

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Exhibit A
FORM OF JUNIOR LIEN DESIGNATION
     Reference is made to the Intercreditor Agreement, dated as of March 17, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among International Lease Finance Corporation (“ILFC”), Bank of America, N.A., as the Senior Collateral Agent, and the Junior Lien Representatives from time to time party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Junior Lien Designation is being executed and delivered in order to designate additional secured debt as Junior Lien Debt entitled to the benefit of a mortgage on the Collateral.
     The undersigned, the duly appointed [specify title] of ILFC hereby certifies on behalf of the ILFC that:
          (a) ILFC intends to incur additional indebtedness (“Additional Secured Debt”) which has designated as Junior Lien Debt for purposes of the Loan Documents;
          (b) the requirements in the definition of “Junior Lien Debt” in the Intercreditor Agreement have been satisfied;
          (c) the name and address of the Junior Lien Representative for the Additional Secured Debt is:
Address: [                    ]
Attention: [                    ]
Telephone: [                    ]
Facsimile: [                    ]
     Such Person is the Junior Lien Representative as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] for all [“Secured Parties”] as defined in such Junior Lien Documents. We will notify you prior to any other Person acting at any time or from time to time as Junior Lien Representative for all or any portion of the Junior Lien Debt issued pursuant to such Junior Lien Documents.
          (d) ILFC confirms the grants of security interests in the Senior Security Agreement and other obligations under and subject to the terms of the Senior Loan Documents and the Junior Lien Documents and agrees that, notwithstanding the designation of the Additional Secured Debt as Junior Lien Debt, such security interests and other obligations are not impaired or adversely affected in any manner whatsoever and shall continue to be in full force and effect, and

          (e) ILFC has caused a copy of this Junior Lien Designation and the related Junior Lien Supplement to be delivered to each existing Junior Lien Representative.
[Signature Page Follows]

2

          IN WITNESS WHEREOF, ILFC has caused this Junior Lien Designation to be duly executed by the undersigned officer as of                     , 20                    .

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

Acknowledged: BANK OF AMERICA, N.A., as Senior Collateral Agent
By:
Name:
Title:

3

Exhibit B
FORM OF JUNIOR LIEN SUPPLEMENT
     Reference is made to the Intercreditor Agreement, dated as of March 17, 2010 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), among International Lease Finance Corporation (“ILFC”), Bank of America, N.A., as the Senior Collateral Agent, and the Junior Lien Representatives from time to time a party thereto. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Junior Lien Supplement is being executed and delivered pursuant to the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of any mortgage or other security interest in the Collateral.
     1. Joinder. The undersigned,                     , a                     , (the “New Representative”) as [trustee, administrative agent] under that certain [describe applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Junior Lien Representative under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
     2. Lien Sharing and Priority Confirmation.
     The undersigned New Representative, on behalf of itself and each holder of Junior Lien Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative hereby agrees, for the enforceable benefit of all holders of each existing and future Senior Loans and Series of Junior Lien Debt, each existing and future Senior Collateral Agent, each other Senior Secured Party, each other existing and future Junior Lien Representative and each existing and future holder of Permitted Liens and as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of any mortgage or other security interest in the Collateral:
          (a) all Junior Lien Obligations will be and are secured equally and ratably by the Collateral as with respect to each other, and junior to the Senior Obligations; and
          (b) the New Representative on its own behalf and on behalf of each holder of Junior Lien Obligations in respect of the Series of Junior Lien Debt for which the undersigned is acting as Junior Lien Representative are bound by and consent to the provisions of the Intercreditor Agreement including, without limitation, Section 2(b) thereof setting forth the priority of payments and the provisions setting forth the subordination of the Junior Secured Obligations to the Senior Secured Obligations.
     3. Representation and Warranty. The undersigned New Representative represents and warrants, for the benefit of each of the Senior Secured Parties, that the New Representative has the power and authority, including, without limitation, from the Junior Secured Parties which it represents, to execute, deliver and perform its obligations under this Junior Lien Supplement and the Intercreditor Agreement on its own behalf and on behalf of each of the Junior Secured Parties which it represents, and to make the agreements and provide the consents and waivers that it provides herein and in the Intercreditor Agreement on behalf of the Junior Secured Parties which it represents. Each Junior Lender, by holding the Junior Lien Obligations pursuant to the Junior Lien Documents, has agreed to the provisions of this Intercreditor Agreement.
     4. Governing Law and Miscellaneous Provisions. The provisions of Section 8 of the Intercreditor Agreement will apply to this Junior Lien Supplement as if set forth herein.
[Signature Page Follows]

2

     IN WITNESS WHEREOF, the parties hereto have caused this Junior Lien Supplement to be executed by their respective officers or representatives as of                     , 20                     .

[Insert name of New Representative]
By:
Name:
Title:

Acknowledged and Agreed: BANK OF AMERICA, N.A., as Senior Collateral Agent
By:
Name:
Title:

3

EXHIBIT I
FORM OF LTV CERTIFICATE
INTERNATIONAL LEASE FINANCE CORPORATION
LTV CERTIFICATE
                                         , 20
     This LTV Certificate is delivered pursuant to Section 5.09(a)(vii) of that certain Credit Agreement dated as of March 17, 2010 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”), among International Lease Finance Corporation, a California corporation (the “Borrower”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland with registration number 209316, ILFC (Bermuda) III, Ltd., a Bermuda company with registration number 17575 (collectively, the “Intermediate Lessees”), the Lenders party thereto from time to time, Bank of America, N.A., a national banking association, as Administrative Agent and as Collateral Agent and Goldman Sachs Lending Partners LLC, as Syndication Agent. Capitalized terms used and not defined herein have the meanings given to such terms in the Credit Agreement.
     The undersigned hereby certifies in his/her capacity as [chief financial officer][principal accounting officer][treasurer][controller] of the Borrower and not in his/her individual capacity, that
(i)	The LTV Determination Date is , 20 ;

(ii)	The aggregate outstanding principal amount of the Loans as of such LTV Determination Date is $[ ]. For the avoidance of doubt, any payment or prepayment of the Loans on or before such LTV Determination Date has been taken into account;

(iii)	The aggregate Appraised Value of all Pool Aircraft included in the Designated Pool as of such LTV Determination Date is $[ ];

(iv)	The ratio of (ii) to (iii) is (the “Loan-to-Value Ratio”);

(v)	The Loan-to-Value Ratio [does] [does not] exceed 63%;

(vi)	[The Borrower will, within three Business Days following the delivery of this LTV Certificate, prepay [all of the Loans][a portion of the Loans in the amount of $[ ];]

(vii)	[The Borrower [has added][will, within [45][120] days following the delivery of this LTV Certificate, add] the following Non-Pool Aircraft to the Designated Pool: ;] and

(viii)	Set forth on Annex I attached hereto is a complete list of all Pool Aircraft comprising the Designated Pool as of such LTV Determination Date (which list shall replace Schedule 3.17(a) hereto upon delivery of this LTV Certificate), together with three Appraisals, each conducted by a Qualified Appraiser, of any Aircraft added (or being proposed to be added pursuant to an LTV Cure) to the Designated Pool since the immediately preceding LTV Determination Date.
     IN WITNESS WHEREOF, the undersigned Financial Officer of the Borrower has signed this LTV Certificate as of the date first written above.

By:
Name:
Title:

2

ANNEX I
POOL AIRCRAFT

3

ANNEX 1
PROHIBITED COUNTRIES
Burma/Myanmar
Cuba
Iran
North Korea
Syria